Exhibit 10.1

AMENDMENT NO. 6

AMENDMENT NO. 6, dated as of August 20, 2026 (this “Amendment”), to the Term Loan Credit Agreement, dated as of May 6, 2019 (as amended by that certain Amendment No. 1, dated as of April 8, 2021, that certain Amendment Agreement, dated as of March 13, 2023, that certain Amendment No. 2, dated as of April 24, 2023, that certain Amendment No. 3, dated as of January 31, 2024, that certain Amendment No. 4, dated as of December 12, 2024, that certain Amendment No. 5, dated as of January 15, 2026, and as further amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”), among ADIENT US LLC, a Michigan limited liability company (the “Lead Borrower”), ADIENT GLOBAL HOLDINGS S.À R.L., a private limited liability company (société à re-sponsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (together with the Lead Borrower, collectively, the “Borrowers” and each, a “Borrower”), each Lender from time to time party thereto, the other parties party thereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), by and among the Borrowers, Adient plc (“Parent”), the other Loan Parties party hereto, the Agent, the 2026 Incremental Term B-2 Lender (as defined in Schedule I hereto) party hereto and the other entities party hereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement (as defined herein).
WHEREAS, Section 2.21 of the Credit Agreement permits amendments of the Credit Agreement to incur Incremental Term Loans in an amount not to exceed the Incremental Amount with the consent of the Borrowers and the Lenders providing such Incremental Term Loans;
WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrowers de-sire to incur Incremental Term Loans in the form of additional Term B-2 Loans (the “2026 Incre-mental Term B-2 Loans”) under the Amended Credit Agreement in an aggregate principal amount equal to $500,000,000 and otherwise having identical terms with, and having the same rights and obligations under the Loan Documents as, the Term B-2 Loans, as set forth in the Credit Agreement and the Loan Documents. For the avoidance of doubt, after the Amendment No. 6 Effective Date, such 2026 Incremental Term B-2 Loans shall thereafter constitute Term B-2 Loans;
WHEREAS, each person that executes a signature page to this Amendment as a 2026 Incremental Term B-2 Lender will make 2026 Incremental Term B-2 Loans to the Borrow-ers on the Amendment No. 6 Effective Date in the amount of its 2026 Incremental Term B-2 Commitment set forth under the heading “2026 Incremental Term B-2 Commitment” on Sched-ule I hereto, and such Lender shall thereafter become a Term B-2 Lender and such 2026 Incre-mental Term B-2 Loans shall thereafter constitute Term B-2 Loans;

WHEREAS, the proceeds of the 2026 Incremental Term B-2 Loans shall be ap-plied in the manner set forth in Section 3.12 of the Amended Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Amendments to the Credit Agreement.
Effective as of the Amendment No. 6 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the follow-ing example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the Credit Agreement as amended hereby, the “Amended Credit Agreement”).
Section 2.    Incremental Term Loans
Pursuant to Section 2.21 of the Amended Credit Agreement, the Borrowers hereby request $500,000,000 of Incremental Term Loans in the form of 2026 Incremental Term B-2 Loans. Subject to the conditions set forth herein, the 2026 Incremental Term B-2 Lender agrees to make such 2026 Incremental Term B-2 Loans on the Amendment No. 6 Effective Date in the amount set forth under the heading “2026 Incremental Term B-2 Commitment” on Sched-ule I hereto. The 2026 Incremental Term B-2 Loans shall be an increase to the Term B-2 Loans and not a separate tranche of Indebtedness under the Amended Credit Agreement, will be deemed to be “Term B-2 Loans” for all purposes under the Amended Credit Agreement and will have identical terms as the Term B-2 Loans (including with respect to maturity date, Applicable Margin, mandatory prepayments and voluntary prepayments), and shall otherwise be subject to the provisions, including any provisions restricting the rights or regarding the obligations of the Loan Parties or any provisions regarding the rights of the Term B-2 Lenders, of the Amended Credit Agreement and the other Loan Documents. The 2026 Incremental Term B-2 Lender agrees that the initial Interest Period with respect to the 2026 Incremental Term B-2 Loans shall end on August 31, 2026.
Section 3.    Representations and Warranties.
Each Loan Party represents and warrants to the Agent and the Lenders that, as of the Amendment No. 6 Effective Date:
(a)    this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such Loan Party in accordance with its terms, subject to (i) applicable pre-insolvency, bankruptcy, insolvency, concurso mercantil, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and (iii) implied covenants of good faith and fair dealing;

(b)    immediately before and immediately after giving effect to this Amendment, the applicable representations and warranties of each Loan Party which are contained in (i) Article III of the Credit Agreement or (ii) any other Loan Document in effect on the Amendment No. 6 Effective Date, in each case, are true and correct in all material respects; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties were true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects; and
(c)    immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result from the Amendment and related Credit Event or from the application of the proceeds therefrom.
Section 4.    Conditions to Effectiveness.
This Amendment shall become effective on the date (such date, the “Amendment No. 6 Effective Date”) each of the following conditions shall have been satisfied (or waived):
(a)    The Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies unless otherwise specified:
(1)    counterparts of this Amendment executed by each Borrower, each other Loan Party, the Agent and the 2026 Incremental Term B-2 Lender; and
(2)    a Note executed by a Responsible Officer of each of the Borrowers in favor of each Lender requesting a Note at least three (3) Business Days prior to the Amendment No. 6 Effective Date, if any.
(b)    The Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies unless otherwise specified:
(1)    favorable written opinions of (i) Sullivan & Cromwell LLP, as spe-cial New York counsel for Parent, the Borrowers and the Guarantors and (ii) Bliss Law PLC, as special Michigan counsel for the Loan Parties (including the Lead Borrower) organized under the laws of Michigan, in each case (A) dated the Amendment No. 6 Effective Date, (B) addressed to the Agent and the Lenders on the Amendment No. 6 Effective Date and (C) in form and substance reasonably satisfactory to the Agent covering customary matters relating to the Amendment and the other Loan Documents executed as of the Amendment No. 6 Effective Date;
(2)    a certificate (or certificates) of the Secretary or Assistant Secretary, statutory director, management board members or similar or other authorized of-ficer of each Loan Party (other than the English Loan Parties, the Jersey Loan

Parties, the Swedish Loan Parties, the Belgian Loan Parties, the Irish Loan Par-ties, the Polish Loan Parties, the Spanish Loan Parties and the Mexican Loan Par-ties), dated the Amendment No. 6 Effective Date and certifying, to the extent ap-plicable:
(i)    that attached thereto is a true and complete copy of the cer-tificate or articles of incorporation, any certificates of incorporation on change of name, certificates of incorporation on re-registration as a public limited company, certificate of limited partnership, certificate of formation or other equivalent constituent or constitutional and governing documents, including all amendments thereto, of such Loan Party certified as of a re-cent date by the applicable Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or incorpo-ration or by the Secretary or Assistant Secretary, statutory director, man-agement board members or similar or other authorized officer of such Loan Party or by a notary public or other person duly authorized by the constituent or constitutional documents of such Loan Party. In relation to each Luxembourg Loan Party, the above shall include (i) an excerpt issued by the RCS dated no earlier than 1 Business Day prior to the Amendment No. 6 Effective Date and (ii) a certificate issued by the RCS dated no ear-lier than 1 Business Day prior to the Amendment No. 6 Effective Date stating that no judicial decision or administrative decision pursuant to which it would be subject to one of the judicial or administrative proceed-ings including, but not limited to, bankruptcy (faillite), reprieve from pay-ment (sursis de paiement), judicial reorganization proceedings (procédure de réorganisation judiciaire) or debt write-off (effacement de dettes), has been registered with the RCS by application of article 13, items 4 to 12, 16 and 17 of the Luxembourg law of 19 December 2002 on the Register of Commerce and Companies and on the accounting and annual accounts of undertakings, as amended;
(ii)    that in the case of the Lead Borrower and any Guarantor that is a U.S. Subsidiary, attached thereto is a true and complete copy of a certificate as to the good standing (or similar certification) of the Lead Borrower or such Guarantor, as applicable (to the extent that such concept exists in such jurisdiction), as of a recent date from the applicable Secre-tary of State (or other similar official or Governmental Authority);
(iii)    that attached thereto is a true and complete copy of the by-laws (or articles of association, articles of incorporation, partnership agreement, limited liability company agreement or other equivalent con-stituent or constitutional and governing documents, if any) of such Loan Party as in effect on the Amendment No. 6 Effective Date and at all times since a date prior to the date of the resolutions described in the following clause (iv);
(iv)    that attached thereto is a true and complete copy of resolu-tions or meeting minutes (or certificates thereof) duly adopted by the shareholders, members, general partner or Board of Directors (or equiva-lent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and perfor-mance of each of the Loan Documents to which such person is a party on the Amendment No. 6 Effective Date and that such resolutions or meeting minutes have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 6 Effective Date;

(v)    to the extent not covered in (i), (iii) or (iv) above, that at-tached thereto is a true and complete copy of any powers-of-attorney granted by such Loan Party to the individuals executing each of the Loan Documents to which such person is a party on the Amendment No. 6 Ef-fective Date and that such powers-of-attorney have not been limited, re-voked or amended and are in full force and effect on the Amendment No. 6 Effective Date;
(vi)    as to the incumbency and specimen signature of each of-ficer or authorized signatory executing this Amendment or any other Loan Document delivered in connection herewith on the Amendment No. 6 Ef-fective Date on behalf of such Loan Party; and
(vii)    in the case of each Luxembourg Loan Party, confirming that (a) borrowing or guaranteeing or securing, as appropriate, the entry into the Loan Documents and the performance of its obligations thereun-der would not cause any borrowing, guarantee, security or similar limit binding on any Loan Party to be exceeded, and (b) each copy document relating to it specified in this Section 4 (Conditions to Effectiveness) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and in relation to each Luxembourg Loan Party, confirming that (a) it rents the premises of its registered office located at 35F, avenue John F. Kennedy, L-1855 Luxembourg and (b) it is not sub-ject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), amicable (out-of-court) reorganisa-tion proceedings (including any request to appoint a conciliator), judicial reorganisation proceedings (including by way of mutual or collective agreement or transfer of assets or activities by court order, reprieve from payment (sursis de paiement), or similar proceedings; the relevant com-pany has not been subject to conservatory measures such as attachment order (saisie conservatoire) or garnishment (saisie attribution or saisie arrêt), has not requested a moratorium on payments and/or periods of grace and no application, petition, order or resolution has been made, or taken by the relevant company or to its knowledge by any other person for the appointment of a commissaire, curateur, liquidateur, conciliateur or similar officer for its administration, winding-up or similar proceedings.
(c)    All fees and expenses due to the Agent, the Amendment No. 6 Arrangers and the Lenders (including, without limitation, pursuant to Section 6 hereof and any fees required to be paid to them by the Borrowers as mutually agreed prior to the Amendment No. 6 Effective Date) required to be paid on the Amendment No. 6 Effective Date shall have been paid, in each case in respect of expenses, to the extent invoiced in reasonable detail prior to the date that is three (3) Business Days (or such lesser period as may be reasonably acceptable to the Lead Borrower) prior to the date hereof.
(d)    Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the Amendment and related Credit Event or from the application of the proceeds therefrom.
(e)    Immediately before and immediately after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in (i) Article III of the Credit Agreement or (ii) any other Loan Document in effect on the Amendment No. 6 Effective Date, in each case, shall be true and correct in all material respects on and as of the Amendment No. 6 Effective Date; provided, that to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(f)    The Agent shall have received a certificate of a Responsible Officer of the Parent certifying compliance with the conditions in clauses (d) and (e) above.
(g)    The Agent and the Lenders (as requested through the Agent) shall have received at least three (3) Business Days prior to the Amendment No. 6 Effective Date (i) all documentation and other information required with respect to the Borrowers by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and (ii) a Beneficial Ownership Certification in relation to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case, to the extent requested in writing at least ten (10) Business Days prior to the Amendment No. 6 Effective Date.
(h)    The Agent shall have received a Borrowing Request in respect of the 2026 Incremental Term B-2 Loans not later than 12:00 noon, New York City time, at least three (3)

Business Days prior to the date of the proposed Credit Event (or such later time on such date as may be agreed by the Agent).
(i)    The Agent shall have received a solvency certificate dated as of the Amendment No. 6 Effective Date in substantially the form of Exhibit C to the Credit Agreement from a Financial Officer of the Parent certifying as to the matters set forth therein.
(j)    With respect to each improved Mortgaged Property in the United States, a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and, if the area in which any improvements located on any Mortgaged Property is designated a “special flood hazard area” by the Federal Emergency Management Agency (or any successor agency), evidence of flood insurance satisfying the requirements of Section 5.02 of the Credit Agreement.
Other than the conditions set forth in this Section 4, there are no other conditions (express or implied) to the Amendment No. 6 Effective Date. For purposes of determining compliance with the conditions specified in this Section 4, to the extent any Lender has signed this Amendment, it shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Lenders under this Amendment unless the Agent shall have received notice from such Lender prior to the Amendment No. 6 Effective Date specifying its objection thereto.
The Agent shall notify the Lead Borrower and the Lenders of the Amendment No. 6 Effective Date and such notice shall be conclusive and binding.
Section 5.    Post-Closing.
The Borrowers covenant and agree with each Lender that from and after the Amendment No. 6 Effective Date until the Termination Date, Parent and the Borrowers will, and will cause each of the Subsidiaries to, take all necessary actions to satisfy the items described on Schedule II hereto within the applicable period of time specified in such Schedule (or such longer period as the Agent may agree in its sole discretion).
Section 6.    Expenses.
The Borrowers agree to reimburse the Agent and each Amendment No. 6 Ar-ranger for its reasonable and documented out-of-pocket expenses in connection with this Amend-ment and any Loan Documents executed in connection with this Amendment, including the rea-sonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, coun-sel for the Agent (and one local counsel for the Agent in any other relevant jurisdiction (includ-ing, without limitation, each Specified Jurisdiction)), in each case, to the extent required by Sec-tion 9.05 of the Credit Agreement.

Section 7.    Counterparts.
This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instru-ment. Delivery of an executed counterpart of a signature page or Consent to this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually exe-cuted counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this amendment and the transactions contemplated hereby shall be deemed to include Elec-tronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed sig-nature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or ac-cept such contract or record.
Section 8.    Governing Law and Waiver of Right to Trial by Jury.
THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE

CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, PROVIDED THAT SECTIONS 10 (D) AND (E) HEREOF, TO THE EXTENT THAT THEY MAY RELATE TO ANY LUXEMBOURG LAW SECURITY DOCU-MENTS, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, LUXEMBOURG LAW AND ANY DISPUTE ARISING OUT OF OR IN CONNEC-TION WITH SUCH SECTIONS 10 (D) AND (E) HEREOF, TO THE EXTENT THAT THEY MAY RELATE TO ANY LUXEMBOURG LAW SECURITY DOCUMENTS, INCLUDING A DISPUTE REGARDING ANY LUXEMBOURG LAW SECURITY DOCUMENTS’ EXIST-ENCE, VALIDITY, INTERPRETATION, PERFORMANCE OR TERMINATION, SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE DISTRICT COURT OF THE CITY OF LUXEMBOURG (TRIBUNAL D'ARRONDISSEMENT DE ET À LUXEMBOURG).
The jurisdiction and waiver of right to trial by jury provisions in Sections 9.11 and 9.15 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
Section 9.    Headings.
The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10.    Reaffirmation.
Each Loan Party hereby expressly consents to and acknowledges the terms of this Amendment and acknowledges that the 2026 Incremental Term B-2 Loans constitute Obligations under the Credit Agreement and the other Loan Documents, and confirms and reaffirms, subject to any limitation language applicable as provided in the Credit Agreement and the other Loan Documents, as of the date hereof, (a) the covenants and agreements contained in each Loan Doc-ument to which it is a party, as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (b) that all Obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended or otherwise modified hereby, (c) its guaranty of the Obligations as amended or oth-erwise modified hereby, (d) its prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Security Documents to which it is a party and
(e) that such Guarantees, prior pledges and grants of security interests (including any Security Documents) and Liens on the Collateral to secure the Obligations, as applicable, are and shall continue to be in full force and effect as amended or otherwise modified hereby and do, and shall continue to, inure to the benefit of the Agent, the Lenders and the other Secured Parties. Neither this Amendment nor the amendments and restatements made pursuant to this Amendment shall constitute a novation of the Credit Agreement or any other Loan Document.
Section 11.    Confirmation of security in respect of Swedish Law Security
Documents.
Each Loan Party having granted Liens under or pursuant to a Swedish Law Secu-
rity Document confirms that, subject to any applicable limitation language as provided in the Credit Agreement or Loan Documents, such security granted by it, with effect from the Amend-ment No. 6 Effective Date, shall continue to be in full force and effect, and shall extend to secure the Obligations (as amended or otherwise modified hereby) and shall continue to, inure to the benefit of the Agent, the Lenders and the other Secured Parties. This Section 11 is governed by Swedish law.
Section 12.    Release of Polish Collateral
Each of the Borrowers, the Agent and the 2026 Incremental Term B-2 Lender hereby irrevocably agree that the Equity Interests in, and assets held by, the Polish Loan Parties (collectively, the “Polish Collateral”) constitute assets of the type that the costs or other adverse consequences (including, without limitations, Tax consequences) of pledging such Equity Interests, or obtaining such security interest in such assets or perfection thereof, are excessive in relation to the value of the security being afforded thereby, in each case, for so long as such Polish Collateral does not secure (or is concurrently released from an existing security interest that secures) the obligations of any borrower or guarantor under the ABL Credit Agreement, First Lien Notes and 2028 First Lien Notes. In furtherance of the foregoing, each 2026 Incremental Term B-2 Lender hereby irrevocably agrees that, concurrently with or following the release of Liens on such Polish Collateral securing the obligations of any borrower or guarantor under the ABL Credit Agreement, the First Lien Notes and the 2028 First Lien Notes, the Liens on such Polish Collateral pursuant to the Loan Documents shall be automatically and irrevocably released, and the Agent is hereby authorized and directed without any further action to execute, file, record and/or deliver any documents or instruments to release or evidence the release of such Liens, to terminate the applicable Security Documents, as applicable, to deliver to the Loan Parties any possessory Collateral in connection with the foregoing and to take such additional actions as the Loan Parties may reasonably request in connection with the release of Liens contemplated by this Section 12.
Section 13.    Effect of Amendment; References to the Credit Agreement; Miscellaneous.
Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend, waive or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect as amended by this Amendment (as applicable). This Amendment shall constitute a Loan Document for all purposes and all references to the Credit Agreement in any Loan Document or other document, instrument, agreement, or writing shall from and after the Amendment No. 6 Effective Date be deemed to refer to the Credit Agreement as amended or otherwise modified hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 6 Effective Date , the Credit Agreement as amended or otherwise modified hereby.
Section 14.    Tax Fungibility of Term B-2 Loans.
For U.S. federal and applicable state and local income tax purposes, all of the Term B-2 Loans (including the 2026 Incremental Term B-2 Loans) shall be treated as one fungi-ble tranche of indebtedness.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.
ADIENT US LLC

By:        /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Person

ADIENT GLOBAL HOLDINGS S.À R.L.

Société à responsabilité limitée

Registered office: 35F, Avenue John F Kennedy, L
- 1855 Luxembourg

R.C.S. Luxembourg B 214.737

By:        /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Person

[Signature Page to Adient TLB Amendment No. 6]

ADIENT ELDON INC.
ADIENT SYSTEMS ENGINEERING LLC ADIENT CLANTON INC.
ADIENT INC.
ADIENT HOLDING MEXICO LLC ADIENT HOLDING SPAIN LLC ADIENT HOLDING TURKEY LLC
ADIENT HOLDING SOUTH AFRICA LLC FUTURIS GLOBAL HOLDINGS, LLC
FUTURIS AUTOMOTIVE (NA) HOLDINGS INC. FUTURIS AUTOMOTIVE (NA) INTERMEDIATE HOLDINGS INC.
FUTURIS AUTOMOTIVE (US) INC. CNI ENTERPRISES, INC.
CNI-DULUTH, LLC NICA, INC.
UNIVERSAL TRIM, INC.

By: /s/ Justin Fischer
Name: Justin Fischer
Title:     Authorized Person

ADIENT US ENTERPRISES LIMITED PARTNERSHIP

By: /s/ Justin Fischer
Name: Justin Fischer
Title:     Authorized Person

[Signature Page to Adient TLB Amendment No. 6]

Adient Luxembourg Poland Holding S.à r.l., a Luxembourg company governed under the laws of the Grand Duchy of Luxembourg as a société à responsabilité limitée, with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B 204.878

By:        /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Signatory

Adient Luxembourg Asia Holding S.à r.l., a Luxembourg company governed under the laws of the Grand Duchy of Luxembourg as a société à responsabilité limitée, with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B 208.006

By:        /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Signatory

Adient Global Holdings Luxembourg S.à r.l., a Luxembourg company governed under the laws of the Grand Duchy of Luxembourg as a société à responsabilité limitée, with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B 214.747

By:        /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Signatory

[Signature Page to Adient TLB Amendment No. 6]

Adient plc

By:     /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Signatory

[Signature Page to Adient TLB Amendment No. 6]

Adient Global Holdings Ltd

By: /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Representative

Adient International Ltd

By: /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Representative

[Signature Page to Adient TLB Amendment No. 6]

Adient Industries México S. de R.L. de C.V. Adient Leasing México S. de R.L. de C.V. Adient México S. de R.L. de C.V.
Adient México Automotriz S. de R.L. de C.V. Adient México Holding S. de R.L. de C.V. Adient Foam México, S. de R.L. de C.V.
Adient Shared Services México S. de R.L. de C.V. Adient Subholding Leasing S. de R.L. de C.V. Brena Mex S. de R.L. de C.V.
Ensamble de Interiores Automotrices México S. de R.L. de C.V.
Ensamble de Interiores Automotrices, S. de R.L. de C.V.

By: /s/ Justin Fischer

Name: Justin Paul Fischer
Title:    Attorney-in-Fact

[Signature Page to Adient TLB Amendment No. 6]

ADIENT BELGIUM BV, a private limited liability company (besloten vennootschap/société à responsabilité limitée) organised and existing under Belgian law, having its registered office a Paul Christiaenstraat 1, 9960 Assenede, Belgium and registered under company number 0437.456.835 RLP Ghent, division Ghent

By:    /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Signatory

[Signature Page to Adient TLB Amendment No. 6]

ADIENT SWEDEN AB

By:        /s/ Justin Fischer
Name: Justin Fischer
Title: Authorized Officer

[Signature Page to Adient TLB Amendment No. 6]

ADIENT SEATING HOLDING SPAIN, S.L.U.
ADIENT SEATING SPAIN, S.L.U.
ADIENT AUTOMOTIVE, S.L.U.
ADIENT REAL ESTATE HOLDING SPAIN, S.L.U.
By: /s/ Phillip Allan Rotman II
Name: Phillip Allan Rotman II
Title: Joint and Several Director

[Signature Page to Adient TLB Amendment No. 6]

Adient Seating UK Ltd

By:        /s/ Phillip A. Rotman II
Name: Phillip A. Rotman II
Title: Director

Adient Properties UK Ltd

By:        /s/ Phillip A. Rotman II
Name: Phillip A. Rotman II
Title: Director

Adient Holding Germany Ltd

By:        /s/ Phillip A. Rotman II
Name: Phillip A. Rotman II
Title: Director

Adient Holding UK Ltd

By:        /s/ Phillip A. Rotman II
Name: Phillip A. Rotman II
Title: Director

Adient UK Financing Ltd

By:        /s/ Phillip A. Rotman II
Name: Phillip A. Rotman II
Title: Director

Adient Financing International Ltd

By:        /s/ Phillip A. Rotman II
Name: Phillip A. Rotman II
Title: Director

[Signature Page to Adient TLB Amendment No. 6]

ADIENT SEATING POLAND SPÓŁKA Z OGRANI-
CZONĄ ODPOWIEDZIALNOŚCIĄ, a Polish company with its registered office in Siemianowice Śląskie, at 93 Krupanka Street 41-100 Siemianowice Śląskie, entered into the register of entrepreneurs of the National Court Register, maintained by the District Court Katowice-Wschód in Ka-towice, VIII Commercial Division of the National Register Court, under the number KRS 0000236927, having the fol-lowing numbers NIP: 5862148358 and REGON: 220066313 and a share capital of PLN 229,741,500.00.

By: /s/ Phillip A. Rotman II
Name: Phillip A. Rotman II
Title: Attorney By: /s/ Greg Smith Name: Greg Smith Title: Attorney
ADIENT FOAM POLAND SPÓŁKA Z OGRANI-
CZONĄ ODPOWIEDZIALNOŚCIĄ, a Polish company with its registered office in Żory, 6 Wygoda Street, 44-240 Żory, entered into the register of entrepreneurs of the Na-tional Court Register maintained by the District Court in Gliwice, X Commercial Division of the National Register Court, under the KRS number: 0000251430, having the fol-lowing numbers NIP: 7010029670 and REGON: 140581505 and a share capital of PLN 15,529,000.00.

By: /s/ Phillip A. Rotman II
Name: Phillip A. Rotman II
Title: Attorney
ADIENT POLAND SPÓŁKA Z OGRANICZONĄ OD-
POWIEDZIALNOŚCIĄ, a Polish company with its regis-tered office in Świebodzin, at Zachodnia 78, 66-200 Świe-bodzin, entered into the register of entrepreneurs of the Na-tional Court Register, maintained by the District Court in Zielona Góra, VIII Commercial Division of the National Reg-ister Court, under the number KRS: 0000013213, having the following numbers NIP: 9271756246 and REGON: 971291505 and a share capital of PLN 3,465,000.00.

By: /s/ Phillip A. Rotman II
Name: Phillip A. Rotman II
Title: Attorney
[Signature Page to Adient TLB Amendment No. 6]

BANK OF AMERICA, N.A., as
Administrative Agent and Collateral Agent

By:        /s/ Gerund Diamond
Name: Gerund Diamond
Title: Vice President

[Signature Page to Adient TLB Amendment No. 6]

To approve the Amendment and to make 2026 Incremental Term B-2 Loans on the Amendment No. 6 Effective Date in the amount set forth below:

BANK OF AMERICA, N.A., as a
2026 Incremental Term B-2 Lender

By:        /s/ Michael Freije
Name: Michael Freije
Title: Vice President

[Signature Page to Adient TLB Amendment No. 6]

SCHEDULE I

2026 Incremental Term B-2 Commitment

2026 Incremental Term B-2 Lender	2026 Incremental Term B-2 Com-mitment
Bank of America, N.A.	$500,000,000
Total:	$500,000,000

SCHEDULE II

Post-Closing Items

1.    Within 150 days of the Amendment No. 6 Effective Date (or such later period as agreed by the Agent in its sole discretion), the Borrowers shall deliver or cause to be delivered, the following documents with respect to each Mortgaged Property, in each case in form and substance satisfac-tory to the Agent:
(i)    counterparts to an amendment to the existing Mortgage (the “Mort-gage Amendment”) to reflect the matters set forth in this Amendment, duly executed by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded;
(ii)    a date down endorsement to the existing Mortgage Policy (or, to the extent a date down endorsement is not available in the applicable jurisdiction, such other comparable title product as is reasonably satisfactory to the Agent and which is available at commercially reasonable rates in the applicable jurisdiction);
(iii)    a customary legal opinion or opinions, addressed to the Agent for itself and the benefit of each of the Secured Parties covering the due authorization, execu-tion, delivery and enforceability of the applicable Mortgage, as amended by the Mortgage Amendment; and
(iv)    such affidavits, certificates, information and instruments of indem-nification as shall be reasonably required to induce the title insurance company to issue the date down endorsement to the title policy (or other title product) contemplated in this Schedule II and evidence of payment by the Borrowers of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment and issuance of the endorsements to the title policy referred to above.

2.    Within 90 days of the Amendment No. 6 Effective Date (or such later period as agreed by the Agent in its sole discretion), the Borrowers shall deliver or cause to be delivered, the following documents, in each case substantially in the form of the applicable Security Documents, opinions and other certificates entered into or delivered by the applicable Loan Parties prior to the Amend-ment No. 6 Effective Date and with such other changes as may be reasonably agreed between the Agent and the Lead Borrower:

(i)    favorable written opinions of (a) A&L Goodbody, as special Irish counsel for the Irish Loan Parties, with respect to certain matters of Irish law, (b) Mourant Ozannes (Jersey) LLP, Jersey counsel for the Jersey Loan Parties, with respect to certain matters of Jersey law, (c) Arendt, as Luxembourg counsel for the Luxembourg Loan Parties, with respect to certain matters of Luxembourg law, (d) Baker McKenzie Madrid S.L.P., as Span-ish counsel for the Spanish Loan Parties, with respect to certain matters of Spanish law, (e)

SCHEDULE II

Wiewiórski Legal, as Polish counsel for the Polish Loan Parties, with respect to certain matters of Polish law, (f) Baker McKenzie BV/SRL, as Belgian counsel for the Belgian Loan Parties, with respect to certain matters of Belgian law, and (g) Advokatfirman Vinge KB, as Swedish counsel for the Swedish Loan Parties, with respect to certain matters of Swedish law, in each case, (A) addressed to the Agent and the Lenders and (B) covering customary matters consistent with the opinions delivered by such counsel to the Agent and the Lenders prior to the Amendment No. 6 Effective Date;
(ii)    a certificate (or certificates) of the Secretary or Assistant Secretary, statu-tory director, management board member or similar or other authorized officer of each English Loan Party, Jersey Loan Party, Swedish Loan Party, Belgian Loan Party, Irish Loan Party, Polish Loan Party, Mexican Loan Party and Spanish Loan Party certifying, to the extent applicable:

(A)    that attached thereto is a true and complete copy of the certificate or articles of incorporation, any certificates of incorporation on change of name, cer-tificates of incorporation on re-registration as a public limited company, certificate of limited partnership, certificate of formation or other equivalent constituent or constitutional and governing documents, including all amendments thereto, of such Loan Party certified as of a recent date by the applicable Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or incorporation or by the Secretary or Assistant Secretary, statutory director, man-agement board members or similar officer of such Loan Party or other person duly authorized by the constituent or constitutional documents or resolutions of such Loan Party. In relation to each Spanish Loan Party, the above shall include a (i) certificate from the Commercial Registry (certificación del Registro Mercantil) dated not earlier than twenty (20) Business Days prior to the date of the certificate regarding due incorporation and existence (existencia y vigencia), no causes of winding up or dissolution (ausencia de causas de disolución o liquidación), man-agement body (órgano de administración), no insolvency (no insolvencia) –to the extent provided by the relevant Registrar-, and including up to date and consoli-dated by-laws (estatutos actualizados y consolidados) or, alternatively, a certificate issued by the Commercial Registry containing all entries in respect of the relevant Spanish Loan Party (certificación literal del Registro Mercantil) dated not earlier than twenty (20) Business Days prior to the date of the certificate (ii) an online excerpt issued by the Commercial Registry on the date of the certificate and (iii) copies of any documents which are pending registration with the relevant Commer-cial Registry as of the date of the certificate; In relation to each Polish Loan Party, the above shall include an electronic information equivalent to a current extract from the National Court Register (Krajowy Rejestr Sądowy) relating to each Polish Loan Party, issued on or about the date of the certificate, confirming that no order or resolution for any bankruptcy or restructuring proceedings or liquidation has been registered in relation to the Polish Loan Party, nor has any receiver, trustee, administrator or liquidator been appointed in respect of the Polish Loan Party;

SCHEDULE II

(B)    that attached thereto is a true and complete copy of the by-laws (or articles of association, articles of incorporation, partnership agreement, limited lia-bility company agreement or other equivalent constituent or constitutional and gov-erning documents, if any) of such Loan Party as in effect on the date of the certifi-cate and at all times since a date prior to the date of the resolutions described in the following clause (C);
(C)    that attached thereto is a true and complete copy of the resolutions or meeting minutes (or certificates thereof) duly adopted by the partners or the Board of Directors (or equivalent governing body) of each Loan Party (or its man-aging general partner or managing member) (duly notarized in the case of a Spanish Loan Party and Mexican Loan Party in case powers of attorney are granted therein) approving the terms of, and the transaction contemplated by this Amendment and authorizing the execution, delivery and performance of this Amendment and any other Loan Documents to be entered into by such Loan Party in connection with this Amendment and that such resolutions or meeting minutes have not been mod-ified, rescinded or amended and are in full force and effect on the date of the cer-tificate;
(D)    to the extent applicable, that attached thereto is a true and complete copy of any powers-of-attorney granted by a Loan Party to the individuals execut-ing the Amendment and any other Loan Documents to which such person is a party in connection with the Amendment (which copy shall be formalized and certified by a Notary Public in Mexico in the case of the Mexican Loan Parties) and that such powers-of-attorney have not been limited, revoked or amended and are in full force and effect on the date of the certificate;
(E)    that attached thereto is a true and complete copy of the resolutions or meeting minutes (or certificates thereof) duly adopted by all the holders of the issued shares in each Loan Party or, as applicable, its general partner or its general partner’s shareholders (if such resolutions are necessary under the relevant local laws), approving the terms of, and the transaction contemplated by this Amendment and authorizing the execution, delivery and performance of this Amendment and any other Loan Documents to be entered into by such Loan Party in connection with this Amendment (duly notarized in the case of a Spanish Loan Party in case the resolutions of its directors are also notarized) and that such resolutions or meet-ing minutes have not been modified, rescinded or amended and are in full force and effect on the date of the certificate;

(F)    as to the incumbency and specimen signature of each officer or au-thorized signatory executing the Amendment and each of the other Loan Docu-ments to which such person is a party in connection with Amendment on behalf of such Loan Party;

SCHEDULE II

(G)    in respect of each company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Administrative Agent (a "Charged Company"), either (i) a certificate of an authorised signatory of each Eng-lish Loan Party certifying that (A) Parent and each of its Subsidiaries have complied within the relevant timeframe with any notice they have received pursuant to Part 21A of the Companies Act 2006 from a Charged Company; and (B) no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Com-panies Act 2006) has been issued in respect of those shares; together with a copy of the records kept by the registrar of companies relating to persons with significant control of the Charged Company, which, is certified by an authorised signatory of each English Loan Party to be correct, complete and not amended or superseded as at a date no earlier than the date of the certificate; or (ii) a certificate of an authorised signatory of each English Loan Party certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006;
(H)    confirming that (a) borrowing or guaranteeing or securing, as appro-priate, the entry into the Loan Documents and the performance of its obligations thereunder would not cause any borrowing, guarantee, security or similar limit binding on any Loan Party to be exceeded, (b) each copy document relating to it specified in this paragraph 2 of Schedule II is correct, complete and in full force and effect as at a date no earlier than the date of the certificate; and
(I)    in relation to Parent and each Irish Loan Party, (i) that the entry into or performance of the Loan Documents is not prohibited by Section 239 or section 82 of the Irish Companies Act 2014, (ii) the tax registration number of the Parent and each Irish Loan Party (as applicable) and (iii) that attached thereto is a compa-nies printout from the Irish Companies Registration Office.
(iii)    from each English Loan Party, a counterpart of the English Law Debenture (2026);
(iv)    from each Loan Party (other than any English Loan Party) that owns Equity Interest of a person incorporated or organized under the laws of England and Wales (other than Excluded Securities), a counterpart of the English Law Share Mortgage (2026);
(v)    such documents or other evidence which may be reasonably required by the Agent to effect any registrations of the English Law Debenture (2026) or the English Law Share Mortgage (2026) (as applicable);
(vi)    from each Jersey Loan Party, a counterpart of the Jersey Law All Assets Security Interest Agreement (2026);

(vii)    from Parent, a counterpart of the Jersey Law Parent Security Interest Agree-ment (2026);

SCHEDULE II

(viii)    from Adient Global Holdings Luxembourg, a counterpart of the Jersey Law Lux Parent Security Interest Agreement (2026);
(ix)    SIR Checklists signed by Parent, Adient Global Holdings Luxembourg and the Jersey Loan Parties with respect to the Collateral pledged pursuant to the Jersey Law Parent Security Interest Agreement (2026), Jersey Law Lux Parent Security Interest Agree-ment (2026) and Jersey Law All Assets Security Interest Agreement (2026) respectively;
(x)    from each Irish Loan Party, a counterpart of a deed of confirmation in re-spect of the Irish Law Debenture duly executed as a deed;
(xi)    from each Loan Party (other than any Irish Loan Party) that owns Equity Interests of a person incorporated or organized under the laws of Ireland (other than Ex-cluded Securities), a counterpart of a deed of confirmation in respect of the Irish Law Share Charge and any other Irish law share charge entered into by a Loan Party duly executed as a deed;
(xii)    as to Parent and any Irish Loan Party, customary searches (i) at the Compa-nies Registration Office and in the Index of Petitions and Winding Up Notices maintained at the Central Office of the High Court and at the Judgments Office in Dublin and (ii) at the Irish Patents Office, the European Patent Office and the European Intellectual Property Office and evidence reasonably satisfactory to the Agent that any Liens indicated by such searches are Permitted Liens;
(xiii)    from each relevant Spanish Loan Party (and each other relevant Loan Party that owns Equity Interests of a person incorporated or organized under the laws of Spain, when applicable):
(A)    an extension and confirmation agreement of the Spanish Law Share Pledges formalized as Spanish Public Document;
(B)    an extension and confirmation agreement of the Spanish Law Bank Account Pledges or Spanish Law Surplus Pledges, as applicable, formalized as Spanish Public Document;
(C)    an extension and confirmation agreement of the Spanish Law Re-ceivables Pledges formalized as Spanish Public Document;
(D)    a confirmation deed of the Spanish Law Irrevocable Power of At-torney formalized as Spanish Public Document;
(E)    an extension and confirmation deed to the Spanish deed of notariza-tion of the Spanish Loan Parties Guarantee Agreement (as amended and restated) as a Spanish Public Document, attaching thereto a copy of this Amendment (in-cluding the Amended Credit Agreement, as Annex thereto); and

SCHEDULE II

(xiv)    from each Mexican Loan Party, and where relevant, from each Loan Party (other than any Mexican Loan Party) that owns Equity Interest of a person incorporated or organized under the laws of Mexico (other than Excluded Securities):
(A)    Amendment Agreements of the First Priority Equity Interest Pledge Agreements to be ratified by a Notary Public in Mexico;
(B)    Amendment Agreements of the First Priority Non-Possessory Pledge Agreements on equipment and fixed assets owned by Mexican Loan Parties (re: domestic operations and finally imported goods) to be ratified by a Notary Pub-lic in Mexico;
(C)    Amendment Agreements of the Second Priority Non-Possessory Pledge Agreement on inventory and accounts receivable owned by Mexican Loan Parties (re: domestic operations and finally imported goods) to be ratified by a No-tary Public in Mexico;
(D)    Amendment Agreements of the First Priority Non-Possessory Pledge Agreement on equipment and fixed assets located in Mexico and owned by foreign Guarantors (temporarily imported under maquila program) to be ratified by a Notary Public in Mexico;
(E)    Amendment Agreements of the Second Priority Non-Possessory Pledge Agreement on inventory located in Mexico and owned by foreign Guaran-tors (temporarily imported under maquila program) to be ratified by a Notary Public in Mexico;
(F)    Certified copies issued by a Mexican Notary Public in Mexico of the entries in the corporate books of each Mexican Loan Party reflecting the pledge annotations regarding item (A) above;
(G)    Registration of the Amendment Agreements referred to in items (A) to (E) above with the Personal Property Collateral Registry (Registro Único de Garntías Mobiliarias); and
(H)    Legal opinion of Mexican special counsel to the Loan Parties, CC&N Abogados, S.C., covering capacity under Mexican law as to deliverables contained under (A) through (E) in section (xiv) hereof.

EXHIBIT A

AMENDED CREDIT AGREEMENT

[attached]

~~Conformed Copy through Amendment No. 5~~
EXHIBIT A

PUBLISHED DEAL CUSIP: 00687MAA9 PUBLISHED TERM B-2 FACILITY CUSIP: 00687MAH4

TERM LOAN CREDIT AGREEMENT

dated as of May 6, 2019

as amended by Amendment No. 1 on April 8, 2021,
as amended by Amendment Agreement on March 13, 2023, as amended by Amendment No. 2 on April 24, 2023, as amended by Amendment No. 3 on January 31, 2024, as amended by Amendment No. 4 on December 12, 2024, as amended by Amendment No. 5 on January 15, 2026, as amended by Amendment No. 6 on August 20, 2026, among ADIENT US LLC,
as the Lead Borrower,

ADIENT GLOBAL HOLDINGS S.À R.L.,
as the Lux Co-Borrower,
THE LENDERS PARTY HERETO, BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent,

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, CITIBANK, N.A. and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Joint Lead Arrangers and Joint Bookrunners,

BANK OF CHINA LIMITED, CHICAGO BRANCH, DEUTSCHE BANK AG, NEW YORK BRANCH, ING CAPITAL, LLC, MUFG UNION BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., CITIGROUP GLOBAL MARKETS INC., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, BARCLAYS BANK PLC, MUFG UNION BANK, N.A., U.S. BANCORP INVESTMENTS, INC., ING CAPITAL LLC and LOOP CAPITAL MARKETS LLC,
as Amendment No. 1 Arrangers

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK AG, NEW YORK BRANCH, BARCLAYS BANK PLC, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, MUFG UNION BANK, N.A., U.S. BANK NATIONAL ASSOCIATION, ING CAPITAL LLC, CIBC WORLD MARKETS CORP., KEYBANC CAPITAL MARKETS INC. and TRUIST SECURITIES, INC.,
as Amendment No. 3 Arrangers

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK AG, NEW YORK BRANCH, BARCLAYS BANK PLC, CRÉDIT AGRICOLE CORPORATE
    AND INVESTMENT BANK, MUFG UNION BANK, N.A., U.S. BANK NATIONAL ASSOCIATION, ING
CAPITAL LLC, CIBC WORLD MARKETS CORP., KEYBANC CAPITAL MARKETS INC. AND TRUIST SECURITIES, INC.,
as Amendment No. 4 Arrangers

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DEUTSCHE BANK AG, NEW YORK BRANCH, MUFG UNION BANK, N.A., CIBC WORLD MARKETS CORP., ING CAPITAL LLC, KEYBANC CAPITAL MARKETS INC., U.S. BANK NATIONAL ASSOCIATION AND UNICREDIT BANK GMBH, NEW YORK BRANCH,
as Amendment No. 5 Arrangers

BANK OF AMERICA, N.A., CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DEUTSCHE BANK AG, NEW YORK BRANCH, MUFG UNION BANK, N.A., CIBC WORLD MARKETS CORP., ING CAPITAL LLC, KEYBANC CAPITAL MARKETS INC., UNICREDIT BANK GMBH, NEW YORK BRANCH AND U.S. BANK NATIONAL ASSOCIATION,
as Amendment No. 6 Arrangers

TABLE OF CONTENTS

Page

ARTICLE I

Definitions
Section 1.01 Defined Terms    1
Section 1.02 Terms Generally; GAAP    ~~67~~69
Section 1.03 Effectuation of Transactions    ~~67~~69
Section 1.04 Timing of Payment or Performance    ~~67~~69
Section 1.05 Times of Day     ~~67~~69
Section 1.06 Classification of Loans and Borrowings    ~~67~~70
Section 1.07 Joint and Several Liability     ~~68~~70
Section 1.08 Exchange Rates; Currency Equivalents; Basket Calculations    ~~68~~70
Section 1.09 Jersey Terms.     ~~68~~70
Section 1.10 Spanish Terms.     ~~69~~71
Section 1.11 Swedish Terms     ~~69~~71
Section 1.12 Luxembourg Terms.     ~~73~~75
Section 1.13 Belgian Terms.     ~~74~~76
Section 1.14 Polish Terms.     ~~74~~77
Section 1.15 Waiver of Certain Belgian Law Provisions__________________________________________________ 77

ARTICLE II

The Credits

Section 2.01 Commitments     ~~75~~78
Section 2.02 Term Loans and Borrowings    ~~76~~79
Section 2.03 Requests for Borrowings    ~~76~~79
Section 2.04 [Reserved]     ~~77~~80
Section 2.05 [Reserved]     ~~77~~80
Section 2.06 Funding of Borrowings    ~~77~~80
Section 2.07 Interest Elections______________________________________________________________________~~77~~80

Section 2.08 Termination and Reduction of Commitments     ~~79~~82
Section 2.09 Repayment of Term Loans; Evidence of Debt    ~~79~~82
Section 2.10 Repayment of Term Loans     ~~80~~83
Section 2.11 Prepayment of Term Loans     ~~81~~84
Section 2.12 Fees     ~~82~~85
Section 2.13 Interest    ~~82~~85
Section 2.14 Inability to Determine Rates    ~~83~~86
Section 2.15 Increased Costs    ~~85~~88
Section 2.16 Break Funding Payments    ~~86~~89
Section 2.17 Taxes     ~~86~~89
Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs        ~~91~~94
Section 2.19 Mitigation Obligations; Replacement of Lenders         ~~93~~96
Section 2.20 Illegality         ~~94~~97
Section 2.21 Incremental Term Loan Commitments         ~~94~~97
Section 2.22 Extensions of Term Loans and Commitments         ~~96~~99
Section 2.23 Refinancing Amendments    ~~97~~100

Page

ARTICLE III

Representations and Warranties

Section 3.01 Organization; Powers    ~~99~~101
Section 3.02 Authorization_________________________________________________________________________~~99~~102

Section 3.03 Enforceability    ~~99~~102
Section 3.04 Governmental Approvals        ~~99~~102
Section 3.05 Financial Statements    ~~100~~103
Section 3.06 No Material Adverse Effect     ~~100~~103
Section 3.07 Title to Properties; Possession Under Leases; Flood Documentation    ~~100~~103
Section 3.08 Subsidiaries     ~~101~~103
Section 3.09 Litigation; Compliance with Law     ~~101~~104
Section 3.10 Federal Reserve Regulations    ~~101~~104
Section 3.11 Investment Company Act    ~~101~~104
Section 3.12 Use of Proceeds    ~~101~~104
Section 3.13 Tax     ~~102~~105
Section 3.14 No Material Misstatements    ~~102~~105
Section 3.15 Employee Benefit Plans     ~~102~~105
Section 3.16 Environmental Matters     ~~102~~105
Section 3.17 Security Documents     ~~103~~106
Section 3.18 Solvency    ~~104~~107
Section 3.19 Labor Matters    ~~105~~108
Section 3.20 Insurance     ~~105~~108
Section 3.21 Intellectual Property; Licenses, Etc    ~~105~~108
Section 3.22 USA PATRIOT Act     ~~105~~108
Section 3.23 Anti-Corruption Laws and Sanctions    ~~105~~108
Section 3.24 A Jersey Loan Party     ~~106~~109
Section 3.25 EEA Financial Institutions     ~~106~~109
Section 3.26 Beneficial Ownership Certificate     ~~106~~109
Section 3.27 Centre of Main Interests.     ~~106~~109
Section 3.28 UK Pensions.     ~~106~~109
Section 3.29 Irish Pensions.     ~~106~~109
Section 3.30 Ranking.     ~~106~~109

ARTICLE IV

Conditions of Lending

Section 4.01 Closing Date     ~~107~~109
Section 4.02 Subsequent Credit Events    ~~111~~114

ARTICLE V

Affirmative Covenants

Section 5.01 Existence; Business and Properties    ~~111~~114
Section 5.02 Insurance     ~~112~~115
Section 5.03 Taxes     ~~113~~116
Section 5.04 Financial Statements, Reports, Etc     ~~113~~116
Section 5.05 Litigation and Other Notices     ~~115~~118
Section 5.06 Compliance with Laws     ~~115~~118
Section 5.07 Maintaining Records; Access to Properties and Inspections    ~~115~~118
Section 5.08 Use of Proceeds     ~~116~~118

Page

Section 5.09 Compliance with Environmental Laws     ~~116~~118
Section 5.10 Further Assurances; Additional Guarantors; Additional Security    ~~116~~119
Section 5.11 Restricted and Unrestricted Subsidiaries     ~~119~~122
Section 5.12 Post-Closing     ~~119~~122
Section 5.13 Maintenance of Ratings________________________________________________________________~~119~~122

Section 5.14 UK Pensions.     ~~119~~122
Section 5.15 Irish Pensions.     ~~120~~123
Section 5.16 Undertaking to Grant Future Spanish Law Receivables Pledges    ~~120~~123
Section 5.17 Centre of Main Interests.     ~~120~~123
Section 5.18 People with Significant Control Regime.     ~~120~~123
ARTICLE VI

Negative Covenants

Section 6.01 Indebtedness    ~~121~~123
Section 6.02 Liens    ~~125~~128
Section 6.03 [Reserved]     ~~129~~132
Section 6.04 Investments, Loans and Advances     ~~129~~132
Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions    ~~133~~136
Section 6.06 Restricted Payments     ~~137~~139
Section 6.07 Transactions with Affiliates     ~~139~~141
Section 6.08 Business of Parent and the Subsidiaries; Etc     ~~141~~143
Section 6.09 Restrictions on Subsidiary Distributions and Negative Pledge Clauses     ~~141~~143
Section 6.10 [Reserved]     ~~143~~145
Section 6.11 Fiscal Quarter and/or Fiscal Year     ~~143~~145

ARTICLE VII

Events of Default

Section 7.01 Events of Default    ~~143~~146

ARTICLE VIII

The Agents

Section 8.01 Appointment and Authority     ~~147~~149
Section 8.02 Rights as a Lender     ~~149~~151
Section 8.03 Exculpatory Provisions     ~~149~~152
Section 8.04 Reliance by the Administrative Agent and Collateral Agent     ~~150~~153
Section 8.05 Delegation of Duties     ~~150~~153
Section 8.06 Resignation of an Agent     ~~150~~153
Section 8.07 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders    ~~151~~154
Section 8.08 No Other Duties, Etc     ~~151~~154
Section 8.09 Administrative Agent May File Proofs of Claim; Credit Bidding     ~~151~~154
Section 8.10 Collateral and Guarantee Matters     ~~153~~155
Section 8.11 Certain ERISA Matters     ~~153~~156
Section 8.12 Withholding Tax     ~~154~~157
Section 8.13 Appointment of Collateral Agent As Security Trustee.     ~~154~~157
Section 8.14 Parallel Debt (Covenant to pay the Collateral Agent).     ~~157~~159
Section 8.15 Appointment of Collateral Agent As Security Trustee (Ireland)     ~~157~~160

Page

ARTICLE IX

Miscellaneous

Section 9.01 Notices; Communications    ~~160~~162
Section 9.02 Survival of Agreement     ~~161~~164
Section 9.03 Binding Effect______________________________________________________________________ ~~161~~164

Section 9.04 Successors and Assigns    ~~162~~164
Section 9.05 Expenses; Indemnity     ~~167~~169
Section 9.06 Right of Set-off     ~~169~~171
Section 9.07 Applicable Law     ~~169~~171
Section 9.08 Waivers; Amendment     ~~169~~171
Section 9.09 Interest Rate Limitation     ~~171~~174
Section 9.10 Entire Agreement     ~~172~~174
Section 9.11 WAIVER OF JURY TRIAL     ~~172~~174
Section 9.12 Severability    ~~172~~174
Section 9.13 Counterparts    ~~172~~174
Section 9.14 Headings    ~~172~~175
Section 9.15 Jurisdiction; Consent to Service of Process     ~~173~~175
Section 9.16 Confidentiality     ~~173~~176
Section 9.17 Platform; Borrower Materials     ~~174~~176
Section 9.18 Release of Liens and Guarantees     ~~175~~177
Section 9.19 USA PATRIOT Act Notice     ~~177~~179
Section 9.20 Agency of Parent for the Loan Parties     ~~177~~179
Section 9.21 Electronic Execution of Assignments and Certain Other Documents     ~~177~~179
Section 9.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~177~~179
Section 9.23 Judgment Currency     ~~177~~180
Section 9.24 Distributable Reserves     ~~178~~180
Section 9.25 Restricted Lenders     ~~178~~180
Section 9.26 No Advisory or Fiduciary Responsibility     ~~178~~180
Section 9.27 Spanish Provisions Relating to Executive Proceedings.     ~~179~~181
Section 9.28 Luxembourg Law Provisions     ~~180~~182
Section 9.29 UK “Know Your Customer” Checks     ~~180~~182
Section 9.30 Ireland “Know Your Customer” Checks.     ~~181~~183
Section 9.31 Acknowledgement Regarding Any Supported QFCs.     ~~181~~183
Section 9.32 Recovery of Erroneous Payments.     ~~182~~184
Exhibits and Schedules

Exhibit A    Form of Assignment and Acceptance
Exhibit B    [Reserved]
Exhibit C    Form of Solvency Certificate
Exhibit D    Form of Borrowing Request
Exhibit E    Form of Interest Election Request
Exhibit F    Form of Promissory Note
Exhibit G    Form of Perfection Certificate
Exhibit H-1    U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-2    U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-3    U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-4    U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Page

Exhibit I    Form of U.S. Collateral Agreement
Exhibit J    Form of Guarantee Agreement
Exhibit K    ABL Intercreditor Agreement
Exhibit L    Equal Priority Intercreditor Agreement
Exhibit M    Auction Procedures
Exhibit N    Form of Administrative Questionnaire

Schedule 1.01(B)    Mortgaged Property
Schedule 2.01    Commitments
Schedule 3.04    Governmental Approvals
Schedule 3.05    Financial Statements
Schedule 3.08(a)    Subsidiaries
Schedule 3.08(b)    Subscriptions
Schedule 3.16    Environmental Matters
Schedule 3.20    Insurance
Schedule 3.21    Intellectual Property
Schedule 5.12    Post-Closing Items
Schedule 6.01    Indebtedness
Schedule 6.02(a)    Liens
Schedule 6.04    Investments
Schedule 6.07    Transactions with Affiliates
Schedule 9.01    Notice Information

TERM LOAN CREDIT AGREEMENT dated as of May 6, 2019 (and amended by Amendment No. 1 on April 8, 2021, Amendment Agreement on March 13, 2023, Amendment No. 2 on April 24, 2023, Amendment No. 3
on January 31, 2024, Amendment No. 4 on December 12, 2024, Amendment No. 5 on January 15, 2026, Amendment No. 6 on August 20, 2026 and as further amended, restated, amended and restated, modified or supplemented from time to time, this “Agreement”), among Adient US LLC, a Michigan limited liability company (the “Lead Borrower”), Adient Global Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) (the RCS) under number B-214737 (the “Lux Co-Borrower” and together with the Lead Borrower, the “Borrowers”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and each Lender (as defined below) party hereto from time to time.

WHEREAS, the Borrowers have requested that the Lenders extend credit as set forth herein;

NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2026 Incremental Term B-2 Commitment” shall mean, with respect to a 2026 Incremental Term B-2 Lender, the commitment of such 2026 Incremental Term B-2 Lender to make a 2026 Incremental Term B-2 Loan on the Amendment No. 6 Effective Date, in the amount set forth under the heading “2026 Incremental Term B-2 Commitment” on Schedule I of Amendment No. 6. The aggregate principal amount of the 2026 Incremental Term B-2 Commitments of all 2026 Incremental Term B-2 Lenders on the Amendment No. 6 Effective Date shall be equal to $500,000,000.

“2026 Incremental Term B-2 Lender” shall mean a person with a 2026 Incremental Term B-2 Commitment to make 2026 Incremental Term B-2 Loans to the Borrowers on the Amendment No. 6 Effective Date, which for the avoidance of doubt may be an existing Term Lender.

“2026 Incremental Term B-2 Loan” shall mean a Term Loan that is made pursuant to Section 2.01(f) on the Amendment No. 6 Effective Date.

“2028 First Lien Notes” shall mean $500,000,000 in aggregate principal amount of senior first lien secured notes due 2028 issued by Adient Global Holdings Jersey on March 14, 2023.

“ABL Agent” shall mean JPMorgan Chase Bank, N.A., as administrative agent under the ABL Credit Agreement or any successor thereto acting in such capacity.

“ABL Credit Agreement” shall mean that certain asset-based revolving credit agreement dated as of the Closing Date, as amended, supplemented, restated, amended and restated, extended or otherwise modified from time to time, by and among the Lead Borrower, the other obligors party thereto, the financial institutions from time to time party thereto and the ABL Agent.

“ABL Intercreditor Agreement” shall mean that certain ABL Intercreditor Agreement, dated as of the Closing Date, as amended, supplemented, restated, amended and restated, extended or otherwise modified from time to time in accordance with the terms thereof, by and among the Administrative Agent, the First Lien Notes Agent, the ABL Agent and the other parties thereto from time to time, substantially in the form of Exhibit K.

“ABL Loan Documents” shall have the meaning assigned to the term “Loan Documents” (or similar term) in the ABL Credit Agreement.
“ABL Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement. “Acceptable Undertaking” shall have the meaning assigned to such term in the definition of “Collateral and
Guarantee Requirement”.

“Accepting Term Lender” shall have the meaning assigned that term in Section 2.10(d). “Additional Mortgage” shall have the meaning assigned that term in Section 5.10(c).
“Additional Term B-1 Commitment” shall mean, with respect to an Additional Term B-1 Lender, the commitment of such Additional Term B-1 Lender to make an Additional Term B-1 Loan on the Amendment No. 1 Effective Date, in the amount set forth under the heading “Additional Term B-1 Commitment” on Schedule I of Amendment No. 1. The aggregate principal amount of the Additional Term B-1 Commitments of all Additional Term B-1 Lenders on the Amendment No. 1 Effective Date was equal to $786,000,000.

“Additional Term B-2 Commitment” shall mean, with respect to an Additional Term B-2 Lender, the commitment of such Additional Term B-2 Lender to make an Additional Term B-2 Loan on the Amendment No. 3 Effective Date, in the amount set forth under the heading “Additional Term B-2 Commitment” on Schedule I of Amendment No. 3. The aggregate principal amount of the Additional Term B-2 Commitments of all Additional Term B-2 Lenders on the Amendment No. 3 Effective Date ~~shall be~~was equal to $109,115,281.50.

“Additional Term B-1 Lender” shall mean a person with an Additional Term B-1 Commitment to make Additional Term B-1 Loans to the Borrowers on the Amendment No. 1 Effective Date, which for the avoidance of doubt may be an existing Term Lender.

“Additional Term B-2 Lender” shall mean a person with an Additional Term B-2 Commitment to make Additional Term B-2 Loans to the Borrowers on the Amendment No. 3 Effective Date, which for the avoidance of doubt may be an existing Term Lender.

“Additional Term B-1 Loan” shall mean a Term Loan that is made pursuant to Section 2.01(b) on the Amendment No. 1 Effective Date.

“Additional Term B-2 Loan” shall mean a Term Loan that is made pursuant to Section 2.01(c) on the Amendment No. 3 Effective Date.

“Adient Financial Luxembourg” shall mean Adient Financial Luxembourg S.à r.l. a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 202852.

“Adient Global Holdings Jersey” shall mean Adient Global Holdings Ltd, a public limited company incorporated in Jersey with registered number 121385 with registered office as of the Amendment No. 3 Effective Date at 22 Grenville Street, St Helier, Jersey, JE4 8PX.

“Adient Global Holdings Luxembourg” shall mean Adient Global Holdings Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 214747.

“Adient Interiors Holding EU” shall mean Adient Interiors Holding EU S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 189517.

“Adient Interiors Holding Luxembourg” shall mean Adient Interiors Holding Luxembourg SCS, a common limited partnership (société en commandite simple) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 8-10, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 195238.

“Adient Luxembourg Asia Holding” shall mean Adient Luxembourg Asia Holding S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 208006.

“Adient Luxembourg China Holding” shall mean Adient Luxembourg China Holding S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 208843.

“Adient Luxembourg Corporate Finance” shall mean Adient Luxembourg Corporate Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 205554.

“Adient Luxembourg Global Finance” shall mean Adient Luxembourg Global Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 204879.

“Adient Luxembourg Holding” shall mean Adient Luxembourg Holding S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 205550.

“Adient Luxembourg Poland Holding” shall mean Adient Luxembourg Poland Holding S.à r.l. a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B 204878.

“Adjusted Consolidated EBITDA” shall mean, with respect to Parent and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of Parent and the Subsidiaries for such period plus

(a)    the sum of, without duplication, in each case, to the extent deducted in or otherwise reducing Consolidated Net Income for such period:

(i)    provision for Taxes based on income, profits or capital (including state franchise Taxes and similar Taxes in the nature of income tax) of Parent and the Subsidiaries for such period, and foreign withholding Taxes; plus

(ii)    Fixed Charges of Parent and the Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(iii)    the consolidated depreciation and amortization expense of Parent and its Subsidiaries for such period (including amortization of intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses), to the extent such expenses were deducted in computing such Consolidated Net Income; plus

(iv)    any other consolidated non-cash charges and expenses of Parent and its Subsidiaries for such period, to the extent that such consolidated non-cash charges or expenses were included in computing such Consolidated Net Income; provided that if any such non-cash charge or expense represents an accrual or reserve for anticipated cash charges or expenses in future period, the cash payment in respect thereof in such future period shall be subtracted from Adjusted Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(v)    any losses from foreign currency transactions (including losses related to currency remeasurements of Indebtedness) of Parent and its Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(vi)    losses in respect of post-retirement benefits of Parent and its Subsidiaries, as a result of the application of ASC 715, Compensation-Retirement Benefits, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(vii)    any proceeds from business interruption insurance received by Parent or its Subsidiaries during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income; plus

(viii)    any fees and expenses related to a Qualified Securitization Transaction or a Qualified Receivables Facility, as applicable, to the extent such fees and expenses are included in computing Consolidated Net Income; plus

(ix)    earn-out obligation expense incurred in connection with any acquisition or other Investment (including any acquisition or other investment consummated prior to the Closing Date) and paid or accrued during the applicable period; plus

(x)    losses attributable to, and payments of, legal settlements, fines, judgments or orders; plus

(xi)    non-controlling or minority interest expense consisting of income attributable to third parties in respect of their Equity Interests in non-wholly owned Subsidiaries; plus

(xii)    Parent and its Subsidiaries’ pro rata share, whether direct or indirect, of any dividends or distributions declared but not paid during such period by any joint venture entity in which Parent or any of its Subsidiaries has a direct or indirect interest (“Declared Dividends”); plus

(xiii)    the amount of loss on sales of Securitization Assets to a Securitization Entity in connection with a Qualified Securitization Transaction or Receivables Assets in connection with a Qualified Receivables Facility, as applicable, to the extent included in computing Consolidated Net Income; minus

(b)    the sum of, without duplication, in each case, to the extent added back in or otherwise increasing Consolidated Net Income for such period:

(i)    the amount of any gain in respect of post-retirement benefits as a result of the application of ASC 715, to the extent such gains were taken into account in computing such Consolidated Net Income; plus
(ii)    any gains from foreign currency transactions (including gains related to currency remeasurements of Indebtedness) of Parent and its Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; plus

(iii)    non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than reversals of an accrual or reserve for a potential cash item that reduced Adjusted Consolidated EBITDA in any prior period; plus

(iv)    on the last day of each fiscal year of Parent, the amount of Parent and its Subsidiaries’ pro rata share of Declared Dividends during such fiscal year that have not actually been received by Parent and its Subsidiaries, directly or indirectly, as of such date;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for Taxes based on the income or profits of, the Fixed Charges of, the depreciation and amortization and other non-cash expenses or non-cash items of and the restructuring charges or expenses of, a Subsidiary (other than any Wholly Owned Subsidiary) of Parent will be added to (or subtracted from, in the case of non-cash items described in clause (b) above) Consolidated Net Income to compute Adjusted Consolidated EBITDA, (A) in the same proportion that the Net Income of such Subsidiary was added to compute such Consolidated Net Income of Parent, and (B) only to the extent that a corresponding amount of the Net Income of such Subsidiary would be permitted at the date of determination to be dividended or distributed to Parent by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders or shareholders.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account specified in this Agreement, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Agent Fee Letter” shall mean that certain Administrative Agent Fee Letter, dated as of May 6, 2019, by and among the Borrowers and the Administrative Agent.

“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit N or any other form approved by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.23.
“Amendment Agreement” shall mean Amendment Agreement to this Agreement, dated as of March 13,
2023.
“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of April 8, 2021.
“Amendment No. 1 Arrangers” shall mean Bank of America, N.A., JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Crédit Agricole Corporate and Investment Bank, Barclays Bank PLC, MUFG Union Bank, N.A., U.S. Bancorp Investments, Inc., ING Capital LLC and Loop Capital Markets LLC in their capacities as joint lead arrangers and joint bookrunners in connection with Amendment No. 1.

“Amendment No. 1 Effective Date” shall mean April 8, 2021, the date on which all conditions precedent set forth in Section 4 of Amendment No. 1 were satisfied (or waived).
“Amendment No. 2” shall mean Amendment No. 2 to this Agreement, dated as of April 24, 2023. “Amendment No. 3” shall mean Amendment No. 3 to this Agreement, dated as of January 31, 2024. “Amendment No. 3 Arrangers” shall mean Bank of America, N.A., JPMorgan Chase Bank, N.A., Citigroup
Global Markets Inc., Deutsche Bank AG, New York Branch, Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank, MUFG Union Bank, N.A., U.S. Bank National Association, ING Capital LLC, CIBC World Markets Corp., KeyBanc Capital Markets Inc. and Truist Securities, Inc., in their capacities as joint lead arrangers and joint bookrunners in connection with Amendment No. 3.

“Amendment No. 3 Effective Date” shall mean January 31, 2024, the date on which all conditions precedent set forth in Section 3 of Amendment No. 3 were satisfied (or waived).

“Amendment No. 4” shall mean Amendment No. 4 to this Agreement, dated as of December 12, 2024, by and among the Administrative Agent, the Borrowers, each of the Guarantors and each of the Lenders party thereto.

“Amendment No. 4 Arrangers” shall mean Bank of America, N.A., JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Deutsche Bank AG, New York Branch, Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank, MUFG Union Bank, N.A., U.S. Bank National Association, ING Capital LLC, CIBC World Markets Corp., KeyBanc Capital Markets Inc. and Truist Securities, Inc., in their capacities as joint lead arrangers and joint bookrunners in connection with Amendment No. 4.

“Amendment No. 4 Effective Date” shall mean December 12, 2024, the date on which all conditions precedent set forth in Section 4 of Amendment No. 4 were satisfied (or waived).

“Amendment No. 5” shall mean Amendment No. 5 to this Agreement, dated as of January 15, 2026, by and among the Administrative Agent, the Borrowers, each of the Guarantors and each of the Lenders party thereto.

“Amendment No. 5 Arrangers” shall mean Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, New York Branch, MUFG Union Bank, N.A., CIBC World Markets Corp., ING Capital LLC, KeyBanc Capital Markets Inc., U.S. Bank National Association and UniCredit Bank GmbH, New York Branch, in their capacities as joint lead arrangers and joint bookrunners in connection with Amendment No. 5.

“Amendment No. 5 Effective Date” shall mean January 15, 2026, the date on which all conditions precedent set forth in Section 4 of Amendment No. 5 were satisfied (or waived).

“Amendment No. 6” shall mean Amendment No. 6 to this Agreement, dated as of August 20, 2026, by and among the Administrative Agent, the Borrowers, each of the Guarantors and each of the Lenders party thereto.

“Amendment No. 6 Arrangers” shall mean Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, New York Branch, MUFG Union Bank, N.A., CIBC World Markets Corp., ING Capital LLC, KeyBanc Capital Markets Inc., UniCredit Bank GmbH, New York Branch and U.S. Bank National Association, in their capacities as joint lead arrangers and joint bookrunners in connection with Amendment No. 6.

“Amendment No. 6 Effective Date” shall mean August 20, 2026, the date on which all conditions precedent set forth in Section 4 of Amendment No. 6 were satisfied (or waived).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Parent or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Margin” shall mean a percentage per annum equal to (x) for Term SOFR Loans, 2.00% and (y) for Base Rate Loans, 1.00%.

Notwithstanding the foregoing, the Applicable Margin with respect to any Other Term Loan shall be the “Applicable Margin” as set forth in the Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (as applicable) relating thereto.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Arrangers” shall mean (a) the Joint Lead Arrangers, (b) solely with respect to Amendment No. 1, the Amendment No. 1 Arrangers, (c) solely with respect to Amendment No. 3, the Amendment No. 3 Arrangers, (d) solely with respect to Amendment No. 4, the Amendment No. 4 Arrangers ~~and~~, (e) solely with respect to Amendment No. 5, the Amendment No. 5 Arrangers and (f) solely with respect to Amendment No. 6, the Amendment No. 6 Arrangers.

“Asset Sale” shall mean (x) any Disposition (including any sale and lease-back of assets and any mortgage or lease of Real Property) to any person of, any asset or assets of Parent or any Subsidiary and (y) any sale of any Equity Interests by any Subsidiary to a person other than Parent or a Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower Representative (if required by Section 9.04), substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower Representative.

“Attributable Receivables Indebtedness” shall mean the principal amount of Indebtedness (other than any Indebtedness subordinated in right of payment owing by a Receivables Entity to a Receivables Seller or a Receivables Seller to another Receivables Seller in connection with the transfer, sale and/or pledge of Permitted Receivables Facility Assets) which (i) if a Qualified Receivables Facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Qualified Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Qualified Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

“Auction” shall have the meaning assigned to such term in Section 9.04(g)(i). “Auction Assignment and Acceptance” shall have the meaning specified in Exhibit M.

“Auction Manager” shall mean (a) either the Administrative Agent or any of its respective Affiliates or (b) any other financial institution or advisor as agreed to by the Borrowers and the Administrative Agent (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 9.04(g).

“Auction Procedures” shall have the meaning specified in Exhibit M.

“Available Amount” shall mean, as at any time of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to, without duplication:

(a)    $250,000,000, plus

(b)    50% of cumulative Consolidated Net Income of Parent since July 1, 2019, plus

(c)    the cumulative amounts of all mandatory prepayments declined by Term Lenders, plus

(d)    the Cumulative Qualified Equity Proceeds Amount on such date of determination, minus

(e)    the cumulative amount of Investments made with the Available Amount from and after the Closing Date and on or prior to such time (net of any return on such Investments not otherwise included in the Cumulative Qualified Equity Proceeds Amount), minus

(f)    the cumulative amount of Restricted Payments made with the Available Amount from and after the Closing Date and on or prior to such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU
Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” shall mean Bank of America, N.A. and its successors.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, and any successor thereto.

“Base Rate” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term SOFR plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans. “Base Rate Loan” shall mean a Term Loan that bears interest based on the Base Rate.
“Belgian Loan Parties” shall mean, collectively, each Loan Party that is incorporated under the laws of Belgium.

“Belgium Law Bank Accounts Pledge Agreement” shall mean a Belgium law governed bank accounts pledge agreement, dated as of the Closing Date, among the Belgian Loan Party and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Belgium Law Moveable Assets Agreement” shall mean a Belgium law governed moveable assets agreement, dated as of the Closing Date, among the Belgian Loan Party and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Belgium Law Receivables Pledge Agreement” shall mean a Belgium law governed receivables pledge agreement, dated as of the Closing Date, among the Belgian Loan Party and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Belgium Law Security Documents” shall mean the Belgium Law Receivables Pledge Agreement, the Belgium Law Moveable Assets Agreement, the Belgium Law Bank Accounts Pledge Agreement, the Belgium Law Share Pledge Agreement and each other security agreement, pledge agreement or other instruments or documents governed by Belgium law and executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to
Section 5.10.

“Belgium Law Share Pledge Agreement” shall mean a Belgium law governed share pledge agreement, dated as of the Closing Date, among Adient Global Holdings Jersey and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America. “Board of Directors” shall mean, as to any person, the board of directors, the board of managers, the sole manager or other governing body of such person.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17. “Borrower Representative” shall mean the Lead Borrower.
“Borrowers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” shall mean a group of Term Loans of a single Type under a single Facility, and made on a single date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Base” shall mean, as of any date, an amount equal to (x) 65% of the book value of all accounts receivable owned by Parent and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus (y) 45% of the book value of all inventory owned by Parent and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis and in accordance with GAAP.
“Borrowing Minimum” shall mean $1,000,000.

“Borrowing Multiple” shall mean (a) in the case of Term SOFR Loans, $500,000 and (b) in the case of Base Rate Loans, $250,000.

“Borrowing Request” shall mean a request by the Borrower Representative in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the Grand-Duchy of Luxembourg are authorized or required by law to remain closed; provided that, when used in connection with a Term SOFR Loan, the term “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Expenditures” shall mean all liabilities incurred or expenditures made by Parent or a Subsidiary that would be classified as capital expenditures in accordance with GAAP, including Capitalized Lease Obligations.

“Capitalized Lease Obligations” shall mean an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” and the stated maturity date thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Management Agreement” shall mean any agreement to provide to Parent or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any person that is an Agent, an Arranger, a Lender or an Affiliate of any such person (a) at the time that it enters into a Cash Management Agreement, or (b) with respect to Cash Management Agreements existing on the Closing Date, on the Closing Date.
“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Code. “Change in Law” shall mean (a) the adoption or taking effect of any law, rule, regulation or treaty after the
Closing Date, (b) any change in law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III (including the relevant provisions of CRR), shall in each case under clauses (x) and (y) be deemed to be a “Change in Law” regardless of when adopted, enacted, issued or implemented but, for purposes of Section 2.15, only to the extent it is the general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions.

“Change of Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) of Equity Interests representing more than 50% of the aggregate ordinary voting power for the election of directors of Parent (determined on a fully diluted basis);
(b) the sale, lease or transfer (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any person, other than Parent or any of its Subsidiaries; or (c) Parent shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrowers.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, (a) when used in respect of any Term Loan or Borrowing, whether such Term Loan or the Term Loans comprising such Borrowing are Term B-2 Loans or Other Term Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term B-2 Loans or Other Term Loans. Other Term Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term B-2 Loans or from other Other Term Loans shall be construed to be in separate and distinct Classes. Notwithstanding anything herein to the contrary, in each case upon funding, the Additional Term B-2 Loans ~~and~~, the Continuing Term B-2 Loans and the 2026 Incremental Term B-2 Loans shall be part of the same Class as the Term B-2 Loans.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f). “Closing Date” shall mean May 6, 2019.
“Closing Date Mortgaged Properties” shall have the meaning assigned to such term in the definition of the term “Mortgaged Properties.”

“Closing Date Refinancing” shall mean the repayment in full and termination of all outstanding loans and commitments under that certain Credit Agreement, dated as of July 27, 2016, as amended, supplemented, restated, amended and restated, extended or otherwise modified from time to time, by and among Parent, the other borrowers and guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto.

“CME” means CME Group Benchmark Administration Limited.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” or “Security Asset” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Document; provided, that notwithstanding anything to the contrary herein or in any Security Document or other Loan Document, in no case shall the Collateral include any Excluded Property (other than in respect of any English law governed all asset floating charge).

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent and security trustee for the Secured Parties, together with its successors and permitted assigns in such capacity.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case, subject to the last three paragraphs of Section 5.10, and subject to Schedule 5.12 (as may be updated pursuant to Section 9.08(b) of this Agreement) (which, for the avoidance of doubt, shall override the applicable clauses of this definition of “Collateral and Guarantee Requirement”)):

(a)    on the Closing Date, the Collateral Agent shall have received:

(i)    from (A) each U.S. Loan Party and (B) each other Loan Party that owns Equity Interests of a person incorporated or organized under the law of the United States, any state thereof, or the District of Columbia (other than Excluded Securities) (provided that the grant by any such other Loan Party under the U.S. Collateral Agreement shall be solely with respect to such Equity Interests and related rights and assets as expressly set forth in the U.S. Collateral Agreement), a counterpart of the U.S. Collateral Agreement,

(ii)    from each English Loan Party, a counterpart of the English Law Debenture,

(iii)    from each Loan Party (other than any English Loan Party) that owns Equity Interests of a person incorporated or organized under the laws of England and Wales (other than Excluded Securities), a counterpart of the English Law Share Mortgage,

(iv)    from Parent and each other Irish Loan Party, a counterpart of the Irish Law Debenture duly executed as a deed by it,

(v)    from each Loan Party (other than any Irish Loan Party) that owns Equity Interests of a person incorporated or organized under the laws of Ireland (other than the Excluded Securities), a counterpart of the Irish Law Share Charge duly executed as a deed,

(vi)    from each Jersey Loan Party, a counterpart of the Jersey Law All Assets Security Interest Agreement,
(vii)    from Parent, a counterpart of the Jersey Law Parent Security Interest Agreement,
(viii)    from Adient Global Holdings Luxembourg, a counterpart of the Jersey Law Lux Parent Security Interest Agreement,
(ix)    SIR Checklists signed by Parent, Adient Global Holdings Luxembourg and the Jersey Loan Parties with respect to the Collateral pledged pursuant to the Jersey Law Parent Security Interest Agreement, Jersey Law Lux Parent Security Interest Agreement and Jersey Law All Assets Security Interest Agreement respectively,
(x)    from Parent, the Borrowers and the other Guarantors on the Closing Date, a counterpart of the Guarantee Agreement and a counterpart of the Spanish Loan Parties Guarantee Agreement, in each case duly executed and delivered on behalf of such person (and, in relation to the Spanish Loan Parties Guarantee Agreement, duly formalized as a Spanish Public Document on or before the Spanish Effectiveness Date),
(xi)    from the Belgian Loan Party, a counterpart of each of the Belgium Law Receivables Pledge Agreement, the Belgium Law Moveable Assets Agreement and the Belgium Law Bank Accounts Pledge Agreement,

(xii)    from Adient Global Holdings Jersey, a counterpart of the Belgium Law Share Pledge Agreement,
(xiii)    from each Loan Party that owns Equity Interests of any Polish Loan Party (other than Excluded Securities), a copy of Polish Law Share Pledges (with a date certified by the notary) and Polish Law Share Power of Attorney,
(xiv)    from each Polish Loan Party, a counterpart of the Polish Law Asset Pledge, the Polish Law Bank Accounts Pledges (with a date certified by the notary), the Polish Law Account Power of Attorney and the Polish Law Submission to Enforcement,
(xv)    from each Luxembourg Loan Party, a counterpart of each Luxembourg Law Security Document to which it is a party,

(xvi)    from Parent, the Lux Co-Borrower, Adient Global Holdings Jersey, Adient Luxembourg Asia Holding and Adient Ltd, a company incorporated in England and Wales with company number 09921320, a counterpart to the relevant Luxembourg Law Share Pledge Agreement,

(xvii)    in respect of the Luxembourg Law Share Pledge Agreements, an updated copy of the shareholder’s registers of (i) the Lux Co-Borrower, (ii) Adient Global Holdings Luxembourg, (iii) Adient Luxembourg Poland Holding, (iv) Adient Luxembourg Asia Holding (v) Adient Financial Luxembourg, (vi) Adient Luxembourg Holding, (vii) Adient Interiors Holding EU, (viii) Adient Interiors Holding Luxembourg, (ix) Adient Luxembourg Corporate Finance,
(x) Adient Luxembourg Global Finance and (xi) Adient Luxembourg China Holding , evidencing that the Luxembourg Law Share Pledge Agreements have been duly recorded,

(xviii)    in respect of the Luxembourg Account Pledge Agreements, a pdf copy of each of the notice of pledge to be sent by (i) the Lux Co-Borrower, (ii) Adient Global Holdings Luxembourg, (iii) Adient Luxembourg Asia Holding and (iv) Adient Luxembourg Poland Holding, to the relevant account bank as a perfection requirement of the Luxembourg Account Pledge Agreements,
(xix)    from each Mexican Loan Party a notarized copy of the Mexican Law Security Documents referred to in clauses (i), (ii), (iii), (iv) and (v) of the definition of “Mexican Law Security Documents”,
(xx)    from each Swedish Loan Party a counterpart of each Swedish Law Security Document to which it is a party, and
(xxi)    from Adient Global Holdings Jersey a counterpart to the Swedish Law Share
Pledge.
(b)    on the Closing Date, (i)(x) all outstanding Equity Interests directly owned by the Loan Parties, other than Excluded Securities, and (y) all Indebtedness owing to any Loan Party, other than Excluded Securities, shall have been pledged or assigned for security purposes pursuant to the Security Documents, (ii) the Collateral Agent shall have received certificates, updated share registers (where necessary under the laws of any applicable jurisdiction in order to create a perfected security interest in such Equity Interests, including the PSC Register) or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers, stock transfer forms or other instruments of transfer with respect thereto (as applicable) endorsed in blank and appropriate authorities to complete and date same and certified copy share registers and (iii) the Collateral Agent shall have received with respect to each Mortgaged Property located in the United States of America or any State thereof as of the Closing Date, the Flood Documentation; provided that to the extent any such Flood Documentation cannot be delivered on or prior to the Closing Date after the Borrowers’ use of commercially reasonable efforts to do so and without undue burden and expense, then the provision of such Flood Documentation may be delivered within 90 days after the Closing Date (or such longer period as agreed to by the Administrative

Agent in its sole discretion) but in any event, prior to the delivery of the related Mortgage for such Real Property;

(c)    in the case of any person that becomes a Borrower or a Guarantor after the Closing Date, the Collateral Agent shall have received (i) a supplement to the Guarantee Agreement, (ii) a supplement to the applicable Security Document referred to in clause (a) above and any other Security Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Borrower or Guarantor and (iii) if requested by the Collateral Agent, such documents, certificates and opinions with respect to such person of the type described in clauses (g), (l) and (m) of Section 4.01;

(d)    after the Closing Date (x) all outstanding Equity Interests of any person that becomes a Borrower or Guarantor after the Closing Date and that are held by a Loan Party and (y) all Equity Interests directly acquired by a Loan Party, and Indebtedness owing to a Loan Party after the Closing Date, in each case other than Excluded Securities, shall have been pledged pursuant to the Security Documents, together with stock powers, stock transfer forms or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(e)    as of the Closing Date, except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office, the United States Patent and Trademark Office, registration of financing statement on the SIR in respect of each Jersey Law Security Document, and all other actions reasonably requested by the Collateral Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by the Security Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording substantially concurrently with, or promptly following, the execution and delivery of each such Security Document;

(f)    as of the Closing Date, evidence of the insurance (if any) required by the terms of Section 5.02 hereof shall have been received by the Collateral Agent;

(g)    after the Closing Date, the Collateral Agent shall have received such other Security Documents as may be required to be delivered pursuant to Section 5.10 or the Security Documents;

(h)    on or before the Spanish Effectiveness Date the Collateral Agent shall have received:

(i)    from (A) each Spanish Loan Party holding Equity Interests in another Spanish Loan Party and (B) each other Loan Party that owns Equity Interests of a person incorporated or organized under the laws of Spain (other than Excluded Securities) (provided that the grant by any such other Loan Party under the Spanish Law Share Pledges shall be solely with respect to such Equity Interests and related rights and assets as expressly set forth in the relevant Spanish Law Share Pledges), a copy of the notarized Spanish Law Share Pledges;

(ii) from each Spanish Loan Party a copy of the notarized Spanish Law Bank Account Pledges (or Spanish Law Surplus Pledges), Spanish Law Receivables Pledges, and Spanish Law Irrevocable Power of Attorney.

(i)    (x) within (i) 90 days after the Closing Date with respect to each Closing Date Mortgaged Property set forth on Schedule 1.01(B) located in the United States and (ii) 20 Business Days after the Closing Date with respect to each Closing Date Mortgaged Property set forth on Schedule 1.01(B) located in England and Wales (in each case, or on such later date as the Administrative Agent may agree in its reasonable discretion) and (y) the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to such Section 5.10, the Collateral Agent shall have received:

(A)    with respect to all such Mortgaged Properties in England and Wales:

(I)    all title documents relating to the relevant owner’s interests in each Mortgaged Property or a solicitor's undertaking from a firm of solicitors regulated by the Law Society of England and Wales and approved for this purpose by the Collateral Agent in a form and substance reasonably satisfactory to the Collateral Agent to hold the same to the order of the Collateral Agent (an “Acceptable Undertaking”),

(II)    in respect of unregistered land, a clear Land Charges Registry search against the relevant owner or, in the case of registered land, a clear Land Registry official priority search in favor of the Collateral Agent, against all of the land or registered titles (as appropriate) comprising the relevant owner's interests in each Mortgaged Property and giving not less than 20 Business Days' priority (in the case of registered land) and 10 days’ priority (in the case of unregistered land) beyond the Closing Date or the date of the acquisition of the Mortgaged Property (as applicable), and

(III)    an Acceptable Undertaking from the relevant owner’s solicitors to submit to the Land Registry all necessary Land Registry application forms in relation to the transfer of each Mortgaged Property to the relevant Borrower (if any) and the charging of each Mortgaged Property in favor of the Collateral Agent (including a form to note the obligation to make further advances and a form to register the restriction contained in the Mortgage) within the applicable priority period, duly completed and accompanied by payment of the applicable Land Registry fees,

(B)    counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner (with respect to Mortgaged Properties located in the United States) or owner (with respect to Mortgaged Properties located in England and Wales), as applicable, of such Mortgaged Property and suitable for recording, registering or filing (together with any other forms or undertakings that are required or customary to effect such recording, registration or filing) in all filing, registration or recording offices that the Collateral Agent may reasonably deem necessary or desirable (and as provided for in the Acceptable Undertaking with respect to Mortgaged Properties located in England and Wales) in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of filing, registration or recordation thereof, and

(C)    with respect to the Mortgage encumbering each such Mortgaged Property, opinions of local counsel regarding the due authorization, execution and delivery, the enforceability, and perfection of the Mortgages and such other matters customarily covered in real estate mortgage counsel opinions as the Collateral Agent may reasonably request, if and to the extent, and in such form, as local counsel customarily provides such opinions as to such other matters.

(j)    within (x) 90 days after the Closing Date (or on such later date as the Collateral Agent may agree in its reasonable discretion) with respect to each Closing Date Mortgaged Property set forth on Schedule 1.01(B) located in the United States and (y) the time periods set forth in Section 5.10 with respect to Mortgaged Properties located in the United States and encumbered pursuant to said Section 5.10, the Collateral Agent shall have received:

(i)    a policy or policies or marked up unconditional binder of title insurance with respect to properties located in the United States, or a date-down and modification endorsement, if available, paid for by the Borrowers, in the amount of the Fair Market Value of the respective Mortgaged Property, issued by a nationally recognized title insurance company (“Title Insurer”) insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged
Property is located (provided, however, that in lieu of a zoning endorsement, Collateral Agent shall accept a zoning report from a nationally recognized zoning report provider), and

(ii)    a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Collateral Agent), as applicable, for which all necessary fees (where applicable) have been paid with respect to properties located in the United States, which (A) complies in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) is sufficient for such Title Insurer to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property or otherwise reasonably acceptable to the Collateral Agent; provided, however, that so long as the Title Insurer shall accept the same to eliminate the standard survey exceptions from such policy or policies and to issue a “same as survey” endorsement, in lieu of a new or revised survey Borrowers may provide a “no material change” affidavit with respect to any prior survey for the respective Mortgaged Property (which prior survey otherwise substantially complies with the foregoing survey requirements).

Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, it is understood that to the extent any Collateral (other than Collateral with respect to which a lien may be perfected by (A) the filing of a Uniform Commercial Code financing statement or the registration of a financing statement on the SIR, (B) delivery and taking possession of stock or share certificates of the Subsidiaries of Parent or, (C) the filing of a short form security agreement with the United States Patent and Trademark Office or the United States Copyright Office) is not or cannot be provided or the security interest of the Collateral Agent therein is not or cannot be perfected on the Closing Date after the use of commercially reasonable efforts by the Borrowers to do so and without undue burden and expense, then the provision and/or perfection of the security interest in such Collateral shall not constitute a condition precedent to the Closing Date or any Credit Event on or within the time periods specified in clauses
(U)-(Z) below, and shall instead be required to be delivered and perfected within the time periods specified in clauses (U)-(Z) below (in each case, subject to extension by the Administrative Agent in its sole discretion):

(U)    registration at UK Companies House under Section 859A of the UK Companies Act 2006, on or prior to the date which is 21 days after the date of creation of the applicable security interest,

(V)    registration at the Companies Registration Office of Ireland pursuant to Part 7 of the Companies Act 2014 of Ireland and/or the Revenue Commissioners of Ireland pursuant to Section 1001 of the Taxes Consolidation Act, 1997 (as amended) of Ireland (provided that Parent and any other Irish Loan Party has received an Irish tax registration number as of such time) on or prior to the date which is 21 days after the date of the applicable charge’s creation,

(W)    filings with the United Kingdom Intellectual Property Office, the European Patent Office and/or the European Union Intellectual Property Office on or prior to the date which is 90 days after the date of creation of the applicable security interest,

(X)    registration at the England and Wales Land Registry by (I) in the case of registered land, the third from last day of the priority search (such search to be made in favor of the Collateral Agent on the appropriate forms against all of the registered titles comprising the relevant owner's interests in each

Mortgaged Property and giving not less than 20 Business Days' priority) and (II) in the case of unregistered land, within two months’ of the Closing Date or the date of the Additional Mortgage (as applicable) (following the completion of a Land Charges Registry search, giving not less than 10 days’ priority),

(Y)    filing of a copy of all Intellectual Property registrations (if any) relating to Parent and any other Irish Loan Party with the Patent Office of Ireland on or prior to the date which is 21 days after execution of the relevant security document, or
(Z)    with respect to actions not specified in clauses (U) through (Y) above, on or prior to the date which is 90 days after the Closing Date.
“Commitments” shall mean with respect to any Lender, such Lender’s Term Facility Commitment. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Term Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Term Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Term Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender except to the extent such greater entitlement results from a Change in Law after the date on which the designation of such Conduit Lender is made or
(b) be deemed to have any Commitment.

“Consolidated Debt” shall mean, as of any date of determination, the sum of (without duplication) the principal amount of all Indebtedness of the type set forth in clauses (a), (b), (e) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Debt), (f), (h) (other than letters of credit, to the extent undrawn; provided that any unreimbursed amounts under commercial letters of credit shall not be counted as Consolidated Debt until 5 Business Days after such amount is drawn), (i), (j) and (k) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Debt) of the definition of “Indebtedness” of Parent and the Subsidiaries determined on a consolidated basis on such date; provided, that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements; provided further that Consolidated Debt shall exclude obligations in respect of cash management services or that are otherwise removed in consolidation. For the avoidance of doubt, Consolidated Debt shall exclude Indebtedness in respect of any Qualified Receivables Facility or any Qualified Securitization Transaction.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate Net Income of such person and its Subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided, however, that, without duplication:

(a)    any after-tax effect of all extraordinary, nonrecurring or unusual gains or losses or income or expenses or any restructuring charges or reserves, including, without limitation, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, retention, severance, system establishment cost, contract termination costs, costs to consolidate facilities and relocate employees, advisor fees and other out of pocket costs and non-cash charges to assess and execute operational improvement plans and restructuring programs, will be excluded;

(b)    the net income (or loss) of any person that is not a Subsidiary or that is accounted for by the equity method of accounting will be excluded; provided that the income of such person will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the specified person or a Subsidiary of the person;

(c)    the net income (or loss) of any person and its Subsidiaries will be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary except to the extent of the dividends paid in cash (or convertible into cash) during such period on the shares of the Equity Interests of such Subsidiary held by such third parties;
(d)    solely for purposes of calculating the Available Amount, the net income (but not loss) of any Subsidiary (other than any Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Subsidiary to such Person in respect of such period, to the extent not already included therein;

(e)    the cumulative effect of any change in accounting principles will be excluded;

(f)    (i) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants or other equity incentive programs (including any stock appreciation and similar rights) and (ii) any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent, in the case of clause (ii), that such costs or expenses are funded with cash proceeds contributed to the common equity capital of Parent or a Subsidiary of Parent, will be excluded;

(g)    the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of GAAP and the amortization of intangibles arising from the application of GAAP, including pursuant to ASC 805, Business Combinations, ASC 350,
Intangibles-Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, will be excluded;

(i)    any net after-tax income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposed, abandoned or discontinued, transferred or closed operations will be excluded;

(j)    unrealized gains and losses relating to foreign currency transactions, including those relating to mark-to-market of Indebtedness resulting from the application of GAAP, including pursuant to ASC 830, Foreign Currency Matters, (including any net loss or gain resulting from Hedging Agreements for currency exchange risk) will be excluded;

(k)    any net gain or loss from Hedging Agreements or in connection with the early extinguishment of Hedging Agreements (including of ASC 815, Derivatives and Hedging) or from the early extinguishment or cancellation of Indebtedness shall be excluded;

(l)    to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(m)    non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income); and

(n)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded.
In addition, to the extent not already included in the Consolidated Net Income of such person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as Parent has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed and only to the extent that such amount is (A) not denied by the applicable payor in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as Parent has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption. Consolidated Net Income presented in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency during, and applied to, each fiscal quarter in the period for which Consolidated Net Income is being calculated.

“Consolidated Secured Net Debt” shall mean, as of any date of determination, (i) Consolidated Debt to the extent secured by Liens on all or any portion of the assets of Parent or any of its Subsidiaries on such date (including, for the avoidance of doubt, all Capitalized Lease Obligations) less (ii) the Unrestricted Cash Amount on such date. Notwithstanding anything to the contrary contained above, all Indebtedness incurred pursuant to this Agreement (including any such Indebtedness incurred pursuant to any Incremental Term Loan) pursuant to Sections 6.01(b) and (v), and any Permitted Refinancing Indebtedness or Refinancing Notes (or successive Permitted Refinancing Indebtedness or Refinancing Notes) incurred under Section 6.01(b) or (v) (whether or not secured) shall be included as if secured by Liens as a component of Consolidated Debt pursuant to clause (i) of the immediately preceding sentence; provided that any such Permitted Refinancing Indebtedness (x) if unsecured, shall not constitute a component of Consolidated Secured Net Debt if, when incurred, such Indebtedness is independently permitted to be incurred under Section 6.01(p) and (y) if secured by the Collateral by a Junior Lien, shall cease to constitute a component of Consolidated Secured Net Debt for purposes of the First Lien Secured Net Leverage Ratio only, if, when incurred, such Indebtedness is independently permitted to be incurred under Section 6.01(p), and permitted to be secured under Section 6.02(qq) (or is subsequently permitted to be outstanding and secured under said Sections).

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of Parent and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of Parent as of the last day of the Test Period ending immediately prior to such date for which financial statements of Parent have been delivered (or were required to be delivered) pursuant to Section 5.04(a) or 5.04(b), as applicable. Consolidated Total Assets shall be determined on a Pro Forma Basis.

“Consolidated Total Net Debt” shall mean, as of any date of determination, (i) Consolidated Debt on such date less (ii) the Unrestricted Cash Amount on such date.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Parent and its Subsidiaries at such date over
(b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Parent and its Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Indebtedness for borrowed money, (ii) the current portion of accrued interest and (iii) the current portion of current and deferred income taxes; provided that for the purposes of calculating increases or decreases of Consolidated Working Capital in the definition of “Excess Cash Flow”, any changes in current assets or current liabilities shall be excluded to the extent arising as a result of (x) the effect of fluctuations in the amount of recognized assets or liabilities under Hedging Agreements, (y) any reclassification of assets or liabilities between current and noncurrent in accordance with GAAP (other than as a result of the passage of time) and (z) the effects of acquisition method accounting.

“Continuing Term B-2 Commitment” shall mean, with respect to each Continuing Term B-2 Lender, the commitment of such Continuing Term B-2 Lender to continue its Existing Term Loans as set forth in the Register as of the Amendment No. 3 Effective Date (or such lesser amount as notified to such Lender by the Amendment No. 3 Arrangers prior to the Amendment No. 3 Effective Date) in an equivalent amount of Term B-2 Loans. The aggregate amount of the Continuing Term B-2 Commitments of all Continuing Term B-2 Lenders on the Amendment No. 3 Effective Date ~~shall be~~was equal to $525,884,718.50.

“Continuing Term B-2 Lenders” shall mean a person with a Continuing Term B-2 Commitment to continue its Existing Term Loans on the Amendment No. 3 Effective Date, which for the avoidance of doubt shall be an existing Term Lender.

“Continuing Term B-2 Loans” shall mean a Term Loan that is made pursuant to Section 2.01(c) on the Amendment No. 3 Effective Date.

“Contract Consideration” shall have the meaning assigned to such term in the definition of “Excess Cash
Flow”.

“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controls,” “Controlled” and “Controlling” shall have meanings correlative thereto.

“Covenant Transaction” shall have the meaning assigned to such term in Section 1.08(b). “CRR” shall mean either CRR-EU or, as the context may require, CRR-UK.
“CRR-EU” shall mean (a) Regulation (EU) No 575/2013 of the European Union on prudential requirements for credit institutions and investment firms; and (b) Regulation (EU) No 2019/876 of the European Union amending Regulation (EU) No 575/2013 and all delegated and implementing regulations supplementing that Regulation.

“CRR-UK” shall mean CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.

“Credit Event” shall mean any Borrowing of Term Loans.

“Cumulative Qualified Equity Proceeds Amount” shall mean at any date of determination, an amount equal to, without duplication:

(a)    100% of the aggregate net proceeds (which shall be calculated net of all fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with the applicable issuance or sale), including cash and the Fair Market Value of assets other than cash, received by Parent or any Borrower after the Closing Date as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests of Parent or any Borrower, including Qualified Equity Interests of Parent or any Borrower issued upon conversion of Indebtedness or Disqualified Stock to the extent Parent or its Wholly Owned Subsidiaries had received the Net Proceeds of such Indebtedness or Disqualified Stock; plus

(b)    100% of the aggregate amount received by Parent or its Subsidiaries in cash and the Fair Market Value of assets other than cash received by Parent or its Subsidiaries after the Closing Date from (without duplication):

(i)    the sale or other disposition (other than to Parent or any Subsidiary) of any Investment made by Parent and its Subsidiaries and repurchases and redemptions of such
Investment from Parent and its Subsidiaries by any person (other than Parent and its Subsidiaries) and from repayments of loans or advances which constituted Investments, to the extent that (x) such Investment was justified as using a portion of the Available Amount pursuant to clause (Y) of Section 6.04(j) and (y) the Net Proceeds thereof are not required to be applied pursuant to Section 2.11(b);

(ii)    the sale (other than to Parent or a Subsidiary) of the Equity Interests of an Unrestricted Subsidiary to the extent that (x) the designation of such Unrestricted Subsidiary was justified as using a portion of the Available Amount pursuant to clause (Y) of Section 6.04(j) and
(y) the Net Proceeds thereof are not required to be applied pursuant to Section 2.11(b); or

(iii)    to the extent not included in the calculation of Consolidated Net Income for the relevant period, a distribution, dividend or other payment from an Unrestricted Subsidiary to the extent relating to any portion of the Investment therein made pursuant to clause (Y) of Section 6.04(j).

“Debtor Relief Laws” shall mean the Bankruptcy Code, the Insolvency Act 1986 and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, concurso mercantil, reorganization, administration or similar debtor relief laws of the United States of America, England and Wales or other applicable jurisdictions (including also, in the case of Ireland, examinership laws) from time to time in effect.

“Declared Dividends” shall have the meaning assigned to such term in the definition of “Adjusted Consolidated EBITDA”.

“Declined Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(d). “Declining Term Lender” shall have the meaning assigned to such term in Section 2.10(d).
“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” shall mean any country, region or territory to the extent that such country or territory itself is the subject of any Sanctions (on the date of this Agreement, the Crimea region of the Ukraine, Cuba, Iran, North Korea and Syria).

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by Parent or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Parent, setting forth such valuation, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.
“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and lease-back, assign, farm-out, transfer or otherwise dispose of any property, business or asset (including any disposition of any property, business or asset to a Delaware Divided LLC pursuant to a Delaware LLC Division). The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Institutions” shall mean, collectively, (a) those entities identified by the Borrower Representative to the Administrative Agent from time to time on 3 Business Days’ prior written notice, as competitors of Parent and its Subsidiaries and any Affiliates of such entities clearly identifiable solely by similarity of name to such entities other than bona fide debt funds and (b) those banks, financial institutions and other institutional lenders separately identified in writing by the Borrower Representative to the Lenders and the Administrative Agent prior to the Closing Date and any Affiliates of such entities clearly identifiable solely by similarity of name to such entities; provided that in no event shall any update to the list of Disqualified Institutions apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest under this Agreement.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of Parent), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of Parent), in whole or in part, or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b) and (c), prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment (or offer to repay) in full of the Term Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of Parent or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by Parent in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” shall mean lawful money of the United States of America. “DQ List” shall have the meaning assigned to such term in Section 9.04(iv).
“ECF Percentage” shall mean (i) with respect to any fiscal year at the end of which the First Lien Secured Net Leverage Ratio is greater than 2.00 to 1.00, 50%, (ii) with respect to any fiscal year at the end of which the

First Lien Secured Net Leverage Ratio is greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00, 25% and (iii) with respect to any fiscal year at the end of which the First Lien Secured Net Leverage Ratio is less than or equal to
1.50 to 1.00, 0%.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or
(b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” for any Indebtedness on any date of determination will be determined by the Borrower Representative in good faith in consultation with the Administrative Agent consistent with generally accepted financial practices utilizing (a) if applicable, any “Term SOFR floor” applicable to such Indebtedness on such date,
(b) the interest margin for such Indebtedness on such date and (c) the issue price of such Indebtedness (after giving effect to any original issue discount (with original issue discount being equated to interest based on an assumed four-year average life to maturity on a straight-line basis)) or upfront fees (which shall be deemed to constitute like amounts of original issue discount), in each case, incurred or payable to the lenders of such Indebtedness but excluding arrangement, underwriting, commitment, structuring, ticking, unused line, amendment fees and other similar fees not paid generally to all lenders in the primary syndication of such Indebtedness; provided that with respect to any Indebtedness that includes a “Term SOFR floor,” (i) to the extent that Term SOFR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness and (ii) to the extent that Term SOFR (without giving effect to any floors in such definitions), as applicable, on such date is greater than such floor, then the floor shall be disregarded.
“Eligible Accounts” shall have the meaning assigned to such term in the ABL Credit Agreement. “English Law Debenture” shall mean an English law debenture dated as of the Closing Date, among the
English Loan Parties, and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“English Law Debenture (2021)” shall mean an English law debenture dated June 9, 2021 and entered into in connection with the Amendment No. 1, among the English Loan Parties, and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“English Law Debenture (2024)” shall mean an English law debenture, dated April 30, 2024 and entered into in connection with the Amendment No. 3, among the English Loan Parties, and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“English Law Debenture (~~2024~~2026)” shall mean an English law debenture to be entered into in connection with the Amendment No. ~~3~~6, among the English Loan Parties, and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“English Law Security Documents” shall mean the English Law Debenture, the English Law Debenture (2021), the English Law Debenture (2024), the English Law Debenture (2026), the English Law Share Mortgage,

the English Law Share Mortgage (2021) ~~and~~, the English Law Share Mortgage (2024), the English Law Share Mortgage (2025) and the English Law Share Mortgage (2026) and each other security agreement, pledge agreement or other instruments or documents governed by English law and executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10.

“English Law Share Mortgage” shall mean an English law share mortgage dated as of the Closing Date, among each Loan Party (other than any English Loan Party) that owns Equity Interests of a person incorporated or organized under the laws of England and Wales (other than Excluded Securities) and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“English Law Share Mortgage (2021)” shall mean an English law share mortgage dated June 9, 2021 and entered into in connection with the Amendment No. 1, among each Loan Party (other than any English Loan Party) that owns Equity Interests of a person incorporated or organized under the laws of England and Wales (other than
Excluded Securities) and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“English Law Share Mortgage (2024)” shall mean an English law share mortgage dated April 30, 2024 and entered into in connection with the Amendment No. 3, among each Loan Party (other than any English Loan Party) that owns Equity Interests of a person incorporated or organized under the laws of England and Wales (other than Excluded Securities) and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“English Law Share Mortgage (2025)” shall mean an English law share mortgage dated October 17, 2025 entered into between Adient Global Holdings Jersey and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“English Law Share Mortgage (~~2024~~2026)” shall mean an English law share mortgage to be entered into in connection with the Amendment No. ~~3~~6, among each Loan Party (other than any English Loan Party) that owns Equity Interests of a person incorporated or organized under the laws of England and Wales (other than Excluded Securities) and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“English Loan Parties” shall mean, collectively, each Loan Party that is incorporated under the laws of England and Wales.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, technical standards (normas técnicas), decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, any Hazardous Materials or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equal Priority Intercreditor Agreement” shall mean that certain Equal Priority Intercreditor Agreement, dated as of March 14, 2023, as amended, supplemented, restated, amended and restated, extended or otherwise modified from time to time in accordance with the terms thereof, by and among the Administrative Agent, U.S. Bank Trust Company, National Association, as the trustee under the indenture governing the 2028 First Lien Notes, and the other parties thereto from time to time, substantially in the form of Exhibit L.

“Equity Interests” of any person shall mean any and all shares, interests, equity quotas (partes sociales), rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock (including any preferred equity certificates (and any other similar instruments)), any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Parent, any Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.
“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (e) the incurrence by Parent, a Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by Parent, a Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the incurrence by Parent, a Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Parent, a Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Parent, any Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of Parent, a Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” shall mean the single currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the European Monetary Union legislation.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, an amount equal to the excess of:

(a)    the sum, without duplication, of:

(i)    Consolidated Net Income of Parent and its Subsidiaries for such period,

(ii)    an amount equal to the amount of all noncash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)    decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions by Parent and its Subsidiaries completed during such period),

(iv)    the amount by which tax expense deducted in determining such Consolidated Net Income for such period exceeded taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) by Parent and its Subsidiaries in such period, and

(v)    an amount equal to the aggregate net noncash loss on the sale, lease, transfer or other disposition of assets by Parent and its Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over
(b)    the sum, without duplication, of:

(i)    an amount equal to the amount of all (i) noncash credits included in arriving at such Consolidated Net Income and (ii) cash charges excluded by virtue of clauses (a) through (n) of the definition of “Consolidated Net Income”,

(ii)    without duplication of amounts deducted in arriving at such Consolidated Net Income or pursuant to subclause (b)(xi) below in prior periods, the amount of Capital Expenditures made in cash during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of Parent or its Subsidiaries,

(iii)    the aggregate amount of all principal payments of Indebtedness of Parent and its Subsidiaries (including (x) the principal component of payments in respect of any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and (y) the amount of any scheduled repayment of Term Loans, but excluding all other prepayments of Term Loans (other than pursuant to Section 2.11(b)(i) to the extent required due to an Asset Sale or Recovery Event that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase), and (z) all prepayments in respect of any revolving credit facility (but only to the extent there is an equivalent permanent reduction in commitments thereunder)), except to the extent financed with the proceeds of other Indebtedness of Parent or its Subsidiaries,

(iv)    an amount equal to the aggregate net noncash gain on the sale, lease, transfer or other disposition of assets by Parent and its Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)    increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions of a person or business unit by Parent and its Subsidiaries during such period),

(vi)    cash payments by Parent and the Subsidiaries during such period in respect of long-term liabilities of Parent and the Subsidiaries other than Indebtedness,

(vii)    without duplication of amounts deducted pursuant to subclause (b)(xi) below in prior periods, the aggregate amount of all cash payments made in respect of all Permitted Acquisitions and other Investments made during such period to the extent permitted under Section 6.04 (excluding Investments in (x) Permitted Investments and (y) Parent or any of its
Subsidiaries), except to the extent that such Investments and Permitted Acquisitions were financed with the proceeds of Indebtedness of Parent or its Subsidiaries,

(viii)    without duplication of amounts deducted pursuant to subclause (b)(xi) below in prior periods, the amount of Restricted Payments made in cash during such period to the extent permitted under clauses (b), (d), (f), (g), (i), (j) and (k) of Section 6.06, except to the extent that such Restricted Payments were financed with the proceeds of Indebtedness of Parent or its Subsidiaries,

(ix)    the aggregate amount of expenditures actually made by Parent and the Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(xi)    without duplication of amounts deducted in arriving at such Consolidated Net Income or deducted from Excess Cash Flow in prior periods, at the option of the Borrower Representative, the aggregate consideration required to be paid in cash by Parent or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions, Capital Expenditures or Investments, or declarations during such period to make Restricted Payments of the types described in subclause (b)(viii)
above, in each case to be consummated or made during the period of four consecutive fiscal quarters of Parent following the end of such period; provided that to the extent the aggregate amount of internally generated cash flow of Parent and its Subsidiaries actually utilized to finance such acquisitions or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(x)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Parent and the Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xii)    the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xiii)    an amount equal to the aggregate net cash losses on the sale, lease, transfer or other disposition of assets by Parent and its Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in determining Consolidated Net Income,

(xiv)    without duplication of amounts deducted in arriving at such Consolidated Net Income, cash expenditures in respect of Hedging Agreements during such period,

(xv)    cash payments by Parent and the Subsidiaries during such period to fund indemnity payments required in respect of any Disposition permitted under this Agreement to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, and

(xvi)    the cash proceeds actually received by Parent or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale under Section 6.05(g) or 6.05(dd), in each case, to the extent such amounts have increased Consolidated Net Income for the applicable Excess Cash Flow Period.

“Excess Cash Flow Payment Date” shall mean any date occurring within five (5) Business Days after the date on which Parent’s annual audited financial statements are required to be delivered pursuant to Section 5.04(a) (commencing with respect to the fiscal year ending September 30, 2021).

“Excess Cash Flow Period” shall mean, with respect to any Excess Cash Flow Payment Date, the immediately preceding fiscal year of Parent.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01. “Excluded Property” shall have the meaning assigned to such term in Section 5.10.
“Excluded Securities” shall mean any of the following:

(a)    any Equity Interests or Indebtedness with respect to which the Collateral Agent and Parent reasonably agree that the cost or other consequences (including Tax consequences) of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are likely to be excessive in relation to the value to be afforded thereby;

(b)    any Equity Interests or Indebtedness to the extent, and for so long as, the pledge thereof is prohibited by any Requirement of Law (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code, the Specified Foreign Laws and other applicable law);

(c)    any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent
(A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, constitutional documents, joint venture agreement, shareholder agreement, or similar agreement or (ii) any other contractual obligation (not created in contemplation of the consummation of the Transactions) with an unaffiliated third party not in violation of Section 6.09 that was existing on the Closing Date or at the time of the acquisition of such subsidiary and was not created in contemplation of such acquisition, (B) any organizational documents, constitutional documents, joint venture agreement, shareholder agreement, or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate Parent or any Subsidiary to obtain any such consent) and for so long as such organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement governing such Equity Interests the right to terminate its obligations thereunder;

(d)    any Equity Interests of any (A) Unrestricted Subsidiary or (B) any Receivables Entity (to the extent they are restricted from being pledged by the applicable Qualified Receivables Facility);

(e)    any Equity Interests of any Immaterial Subsidiary;

(f)    any Margin Stock; and

(g)    voting Equity Interests (and any other interests constituting “stock entitled to vote” within the meaning of U.S. Treasury Regulation Section 1.956-2(c)(2)) in (A) any Foreign Subsidiary of the Lead Borrower that is a CFC or (B) any FSHCO, in each case, in excess of 65% of all such voting Equity Interests.

“Excluded Subsidiary” shall mean any of the following:

(a)    each Immaterial Subsidiary,

(b)    each Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary),

(c)    each Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received),

(d)    each Subsidiary that is prohibited by any applicable contractual requirement (not created in contemplation of the consummation of the Transactions) from Guaranteeing or granting Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.09 (and for so long as such restriction or any replacement or renewal thereof is in effect),

(e)    any Receivables Entity,

(f)    any Foreign Subsidiary (other than any Foreign Subsidiary organized or incorporated in a Specified Jurisdiction that is not (A) a Foreign Subsidiary of the Lead Borrower that is a CFC or (B) a
FSHCO); provided that (x) any Foreign Subsidiary organized or incorporated under the laws of Ireland, Luxembourg or Jersey shall be an Excluded Subsidiary unless it holds, directly or indirectly, Equity Interests in a Borrower or a Guarantor or is designated by Parent as a Guarantor and (y) any Foreign Subsidiary organized or incorporated under the laws of Germany shall be an Excluded Subsidiary unless such Foreign Subsidiary becomes a borrower or a guarantor under the ABL Credit Agreement,

(g)    any U.S. Subsidiary (i) that is a FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary of the Lead Borrower that is a CFC,

(h)    any other Subsidiary with respect to which the Administrative Agent and Parent reasonably agree that the cost or other consequences (including, without limitation, Tax consequences) of providing a Guarantee of or granting Liens to secure the Obligations are excessive in relation to the value to be afforded thereby,

(i)    [reserved],

(j)    each Unrestricted Subsidiary,

(k)    each Insurance Subsidiary,

(l)    each Not-for-Profit Subsidiary,

(m)    each Securitization Entity,

(n)    Adient UK Pension Scheme Trustee Limited, a company incorporated in England and Wales with company number 04978802,

(o)    Adient Financial Luxembourg, and

(p)    Adient Holding Ltd, a company incorporated in England and Wales with company number 09975841.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (a) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), in each case at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and Parent. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (a “Recipient”), (i) Taxes imposed on or measured by its overall net income (however denominated, and including, for the avoidance of doubt, franchise and similar Taxes imposed on it in lieu of net income Taxes) and branch profits Taxes, in each case, imposed by a jurisdiction (including any political subdivision thereof) as a result of such Recipient being organized in, having its principal office in, being engaged in a trade or business in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received, perfected or enforced a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document to a Lender (other than to the extent such Lender is an assignee pursuant to a request by a Borrower under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder that is attributable to such Recipient’s failure to comply with Section 2.17(e) or (iv) any Tax imposed under FATCA.

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Existing Receivables Facility” shall mean the Amended and Restated Receivables Transfer and Servicing Agreement, dated as of December 20, 2018, as may be amended, restated, supplemented or otherwise modified from time to time, among Adient Germany Limited & Co. KG, Parent, Ester Finance Titrisation, Credit Agricole Corporate & Investment Bank, Eurotitrisation and the other entities listed therein.

“Existing Term Loan” has the meaning set forth in Amendment No. 3.

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.22(a). “Extending Lender” shall have the meaning assigned to such term in Section 2.22(a). “Extension” shall have the meaning assigned to such term in Section 2.22(a). “Extension Amendment” shall have the meaning assigned to that term in Section 2.22(b).
“Facility” shall mean the respective facility and commitments utilized in making Term Loans and credit extensions hereunder, it being understood that, as of the Amendment No. 3 Effective Date there is one Facility (i.e., the Term B-2 Facility) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.

“Fair Market Value” shall mean, with respect to any asset or property, the price that could be negotiated in an arms’-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the management of the Borrower Representative), including reliance on the most recent real property tax bill or assessment in the case of Real Property.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future United States Treasury Regulations promulgated thereunder or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, such Code section as of the date of this Agreement (or any amended or successor version described above), or any intergovernmental agreements (or related laws, regulations or official administrative guidance) implementing the foregoing.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Finance Party” shall mean the Administrative Agent, a Lender or any other Recipient.

“Financial Collateral Act” shall mean the Belgian Act of 15 December 2004 on financial collateral (Wet van 15 December 2004 betreffende financiële scherheden/ Loi du 15 décembre 2004 relative aux sûretés financières), as amended from time to time.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer, Controller or other executive responsible for the financial affairs of such person.

“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“First Lien Notes” shall mean $800,000,000 in aggregate principal amount of senior first lien secured notes due 2026 issued by the Lead Borrower on the Closing Date.

“First Lien Notes Agent” shall mean U.S. Bank, National Association, as the trustee under the indenture governing the First Lien Notes or any successor thereto acting in such capacity.

“First Lien Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the remainder of (x) Consolidated Secured Net Debt as of such date minus (y) amounts included in clause (i) of the definition of “Consolidated Secured Net Debt” (and not described in the last sentence of the definition of “Consolidated Secured Net Debt”, unless excluded by the proviso thereto) which are either (A) secured only by Junior Liens or (B) subordinated in right of payment to the Loan Obligations, to (b) Adjusted Consolidated EBITDA for the most recently ended Test Period for which financial statements of Parent have been delivered as required by this Agreement, all determined on a consolidated basis in accordance with GAAP; provided that each of Consolidated Secured Net Debt and Adjusted Consolidated EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis. All Indebtedness described in the last sentence of the definition of “Consolidated Secured Net Debt” (and not excluded by the proviso thereto) shall also be deemed to constitute Indebtedness included pursuant to the preceding clause (a)(x) and which is not deducted pursuant to the preceding clause (a)(y).

“Fixed Charge Coverage Ratio” shall mean, the ratio of (1) Adjusted Consolidated EBITDA of Parent and its Subsidiaries for the most recent period of four consecutive fiscal quarters for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b) immediately preceding the date on which such calculation of the Fixed Charge Coverage Ratio is made, calculated on a Pro Forma Basis for such period to (2) the Fixed Charges of Parent and its Subsidiaries for such period calculated on a Pro Forma Basis.

“Fixed Charges” shall mean the sum of, without duplication,

(a)    the consolidated interest expense of Parent and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, including, without limitation, amortization of original issue discount, the interest component of all payments associated with Capitalized Lease Obligations, and the net of the effect of all payments made or received pursuant to Hedging Agreements in respect of interest rates (but excluding any non-cash interest expense attributable to the mark-to-market valuation of Hedging Agreements or other derivatives pursuant to GAAP) and excluding (i) penalties and interest relating to taxes, (ii) amortization or write-off of deferred financing fees and expensing of any other financing fees, including any expensing of bridge or commitment fees, (iii) any additional cash interest owing pursuant to any registration rights agreement, (iv) the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of such person’s outstanding Indebtedness, (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization Transaction or Qualified Receivables Facility,
(vi) annual agency fees paid to the administrative agents and collateral agents under this Agreement and the ABL Credit Agreement, (vii) costs associated with obtaining Hedging Agreements, (viii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the any acquisition, (ix) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty and (x) interest expense resulting from push-down accounting; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from the bifurcation of derivatives under ASC 815, Derivatives and Hedging, as a result of the terms of the Indebtedness to which such consolidated interest expense applies; plus

(b)    the consolidated interest expense of Parent and its Subsidiaries that was capitalized during such period; plus

(c)    all cash dividends, whether paid or accrued, on any series of Disqualified Stock of Parent or any of its Subsidiaries or preferred stock of any non-Guarantor Subsidiary, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with GAAP; minus

(d)    the consolidated interest income of Parent and its Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income.

“Flood Documentation” shall mean with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (and to the extent a Mortgaged Property is located in a Special Flood Hazard Area, a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Lead Borrower) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies, along with a copy of the underlying policies (if requested by the Administrative Agent) required by Section 5.02(c) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable),
(B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and lender’s loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Collateral Agent and each of the Lenders, subject to the provisions of Sections 5.02(a), 5.02(b) and 5.02(c).

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“FSHCO” shall mean any U.S. Subsidiary that owns no material assets (directly or through subsidiaries) other than the Equity Interests of one or more Foreign Subsidiaries of the Lead Borrower that are CFCs.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body (including any applicable supranational bodies, such as the European Union or the European Central Bank).

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or
(iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith. The amount of the Indebtedness or other obligation subject to any Guarantee provided by any person for purposes of clause (b) above shall (unless the applicable Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness or other obligation and (B) the Fair Market Value of the property encumbered thereby.

“Guarantee Agreement” shall mean the Guarantee Agreement substantially in the form of Exhibit J dated as of the Closing Date (and in respect of the Spanish Loan Parties, the Spanish Loan Parties Guarantee Agreement), as may be amended, restated, supplemented or otherwise modified from time to time, between each applicable Guarantor and the Collateral Agent.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.” “Guarantors” shall mean each of:
(i)    each Subsidiary of Parent (other than the Borrowers) that is or becomes a Loan Party on the Closing Date or pursuant to Section 5.10(d), whether existing on the Closing Date or established, created or acquired after the Closing Date, unless and until such time as such Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms and provisions hereof or thereof,

(ii)    Parent with respect to the Obligations (other than Obligations of Parent),

(iii)    the Lead Borrower with respect to the Obligations (other than Obligations of the Lead Borrower),

(iv)    the Lux Co-Borrower with respect to the Obligations (other than Obligations of the Lux Co-Borrower), and
(v)    each other Borrower with respect to the Obligations (other than Obligations of such Borrower). “Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedge Bank” shall mean any person that is an Agent, an Arranger, a Lender or an Affiliate of any such person (a) at the time that it enters into a Hedging Agreement, or (b) with respect to Hedging Agreements existing on the Closing Date, on the Closing Date, in each case, in its capacity as a party to such Hedging Agreement.
“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or any of the Subsidiaries shall be a Hedging Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of Parent most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), have assets with a value in excess of 2.5% of the Consolidated Total Assets or revenues representing in excess of 2.5% of total revenues of Parent and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all such Subsidiaries as of such date, did not have assets with a value in excess of 5.0% of Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of Parent and the Subsidiaries on a consolidated basis as of such date.

“Impacted Loans” shall have the meaning specified in Section 2.14(a).

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of Parent, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Amount” shall mean, at any time, the greater of:

(a)    the excess (if any) of (i) $750,000,000 (the full amount of which shall, for the avoidance of doubt, be available to the Borrowers on and after the Amendment No. 3 Effective Date after giving effect to Amendment No. 3) over (ii) the sum of (x) the aggregate amount of all Incremental Term Loan Commitments established after the Amendment No. 3 Effective Date and prior to such time and outstanding pursuant to Section 2.21 and (y) the aggregate principal amount of Indebtedness outstanding pursuant to Section 6.01(v) at such time (which, for the avoidance of doubt, shall be deemed to be zero as of the Amendment No. 3 Effective Date after giving effect to Amendment No. 3); and

(b)    any amounts so long as immediately after giving effect to the establishment of the commitments in respect thereof and the use of proceeds of the loans thereunder, the First Lien Secured Net Leverage Ratio is not greater than 1.75 to 1.00 tested on a Pro Forma Basis (which, for the avoidance of doubt, will give effect to any Permitted Acquisition consummated concurrently therewith) only on the date of the initial incurrence of the applicable Incremental Facility (except as set forth in clause (C) of the third paragraph under Section 6.01); provided that, in calculating the First Lien Secured Net Leverage Ratio for purposes of this clause (b), the net cash proceeds of any Indebtedness incurred in reliance on this clause (b) at such time shall not be considered Unrestricted Cash.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and, if applicable, one or more Incremental Term Lenders.

“Incremental Facility” shall mean the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Incremental Term B-1 Commitment” shall mean, with respect to an Incremental Term B-1 Lender, the commitment of such Incremental Term B-1 Lender to make an Incremental Term B-1 Loan on the Amendment No. 1 Effective Date, in the amount set forth under the heading “Incremental Term B-1 Commitment” on Schedule I of
Amendment No. 1. The aggregate principal amount of the Incremental Term B-1 Commitments of all Incremental Term B-1 Lenders on the Amendment No. 1 Effective Date was equal to $214,000,000.

“Incremental Term B-1 Lender” shall mean a person with an Incremental Term B-1 Commitment to make Incremental Term B-1 Loans to the Borrowers on the Amendment No. 1 Effective Date, which for the avoidance of doubt may be an existing Term Lender.

“Incremental Term B-1 Loan” shall mean a Term Loan that is made pursuant to Section 2.01(e) on the Amendment No. 1 Effective Date.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the applicable Borrower.

“Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to the applicable Borrower pursuant to Section 2.01(d) consisting of additional Term B-2 Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Term Loans.

“Indebtedness” of any person shall mean, without duplication,

(a)    all obligations of such person for borrowed money,

(b)    all obligations of such person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business),

(c)    all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business),

(d)    all obligations of such person issued or assumed as the deferred purchase price of property or services (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business; it being understood that, for the avoidance of doubt, obligations owed to banks and other financial institutions in connection with any arrangement whereby a bank or other institution purchases payables described in clause (i) above owed by Parent or its Subsidiaries shall not constitute Indebtedness) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto,

(e)    all Guarantees by such person of Indebtedness of others,

(f)    all Capitalized Lease Obligations of such person,

(g)    obligations under any Hedging Agreements,

(h)    the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit,

(i)    the principal component of all obligations of such person in respect of bankers’ acceptances,
(j)    the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock),

(k)    all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed, and

(l)    all Attributable Receivables Indebtedness with respect to Qualified Receivables Facilities and obligations in respect of Qualified Securitization Transactions,

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP; provided that (i) contingent obligations incurred in the ordinary course of business or consistent with past practice, (ii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case incurred in the ordinary course of business,
(iii) intercompany liabilities that would be eliminated on the consolidated balance sheet of Parent and its Subsidiaries, (iv) prepaid or deferred revenue arising in the ordinary course of business, (v) in connection with the purchase by Parent or any Subsidiary of any business, assets, Equity Interests or person, any postclosing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (vi) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that have been irrevocably defeased or irrevocably satisfied and discharged pursuant to the terms of such agreement or (vii) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes, in each case, shall be deemed not to constitute Indebtedness. The amount of Indebtedness of any person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby. Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Agreement.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and
(b) Other Taxes.

“Indemnified Person” shall have the meaning assigned to such term in Section 9.05(b). “Information” shall have the meaning assigned to such term in Section 3.14(a).
“Information Memorandum” shall mean the Confidential Information Memorandum dated April 2019, as modified or supplemented prior to the Closing Date.

“Initial Term Loan Commitment” shall mean, with respect to each Term Lender, the commitment of such Term Lender to make Initial Term Loans hereunder. The amount of each Term Lender’s Initial Term Loan Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date was $800,000,000.
“Initial Term Loans” shall mean the term loans made by the Term Lenders to the Borrowers pursuant to Section 2.01(a).

“Insurance Subsidiary” shall have the meaning assigned to such term in Section 6.04(y).

“Intellectual Property” shall mean the following intellectual property rights, both statutory and common law rights, if applicable: (a) copyrights, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress, get-up in England and Wales and Ireland, and registrations and applications of registrations thereof, (c) patents, together with any registered or unregistered rights in designs in the United Kingdom, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom and (d) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 8.10.

“Interest Election Request” shall mean a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form approved by the Administrative Agent.

“Interest Payment Date” shall mean, (a) with respect to any Term SOFR Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Term Loan is a part, (ii) in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any Base Rate Loan, the last Business Day of each calendar quarter; provided that the Amendment No. 3 Effective Date shall constitute an Interest Payment Date for the Initial Term Loans outstanding immediately prior to the Amendment No. 3 Effective Date.

“Interest Period” shall mean, as to any Borrowing of Term SOFR Loans, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (or, to the extent agreed to by all Lenders with commitments or Term Loans under the applicable Facility, 12 months or periods shorter than 1 month as are satisfactory to the Administrative Agent), as the Borrower Representative may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (iii) no Interest Period shall extend beyond the Term Facility Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” shall have the meaning assigned to such term in Section 6.04. “Ireland” shall mean Ireland exclusive of Northern Ireland.
“Irish Law Debenture” shall mean an Irish law debenture dated as of May 6, 2019, as supplemented by a supplemental deed on July 3, 2019, between each Irish Loan Party and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Irish Law Share Charge” shall mean an Irish law share charge dated as of May 6, 2019, among each Loan Party (other than any Irish Loan Party) that owns Equity Interests of a person incorporated or organized under the laws of Ireland (other than Excluded Securities) and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Irish Law Security Documents” shall mean the Irish Law Debenture, the Irish Law Share Charge and each other security agreement, pledge agreement or other instruments or documents governed by Irish law and executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10.

“Irish Loan Parties” shall mean, collectively, each Loan Party that is incorporated under the laws of Ireland. “IRS” shall mean the U.S. Internal Revenue Service.
“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Jersey Law All Assets Security Interest Agreement” shall mean a Jersey law governed security interest agreement dated as of the Closing Date, entered into between Adient Global Holdings Jersey, Adient International

Ltd and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law All Assets Security Interest Agreement (2021)” shall mean a Jersey law governed security interest agreement dated June 9, 2021 and entered into in connection with the Amendment No. 1, entered into between Adient Global Holdings Jersey, Adient International Ltd and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law All Assets Security Interest Agreement (2024)” shall mean a Jersey law governed security interest agreement dated April 30, 2024 and entered into in connection with the Amendment No. 3, entered into between Adient Global Holdings Jersey, Adient International Ltd and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law All Assets Security Interest Agreement (~~2024~~2026)” shall mean a Jersey law governed security interest agreement to be entered into in connection with the Amendment No. ~~3~~6, entered into between Adient Global Holdings Jersey, Adient International Ltd and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law Lux Parent Security Interest Agreement” shall mean a Jersey law governed share security interest agreement in respect of shares held in Adient Global Holdings Jersey dated as of the Closing Date, among Adient Global Holdings Luxembourg and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law Lux Parent Security Interest Agreement (2021)” shall mean a Jersey law governed share security interest agreement in respect of shares held in Adient Global Holdings Jersey dated June 9, 2021 and entered into in connection with the Amendment No. 1, among Adient Global Holdings Luxembourg and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law Lux Parent Security Interest Agreement (2024)” shall mean a Jersey law governed share security interest agreement in respect of shares held in Adient Global Holdings Jersey dated April 30, 2024 entered into in connection with the Amendment No. 3, among Adient Global Holdings Luxembourg and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law Lux Parent Security Interest Agreement (~~2024~~2026)” shall mean a Jersey law governed share security interest agreement in respect of shares held in Adient Global Holdings Jersey to be entered into in connection with the Amendment No. ~~3~~6, among Adient Global Holdings Luxembourg and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law Parent Security Interest Agreement” shall mean a Jersey law governed share security interest agreement in respect of shares held in Adient International Ltd dated as of the Closing Date, among Parent and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law Parent Security Interest Agreement (2021)” shall mean a Jersey law governed share security interest agreement in respect of shares held in Adient International Ltd dated June 9, 2021 and entered into in connection with the Amendment No. 1, among Parent and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law Parent Security Interest Agreement (2024)” shall mean a Jersey law governed share security interest agreement in respect of shares held in Adient International Ltd ~~to be~~ entered into in connection with the Amendment No. 3, among Parent and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law Parent Security Interest Agreement (2026)” shall mean a Jersey law governed share security interest agreement in respect of shares held in Adient International Ltd to be entered into in connection with the Amendment No. 6, among Parent and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jersey Law Security Documents” shall mean the Jersey Law All Assets Security Interest Agreement, the Jersey Law All Assets Security Interest Agreement (2021), Jersey Law All Assets Security Interest Agreement (2024), Jersey Law All Assets Security Interest Agreement (2026), the Jersey Law Lux Parent Security Interest Agreement, Jersey Law Lux Parent Security Interest Agreement (2021), Jersey Law Lux Parent Security Interest Agreement (2024), Jersey Law Lux Parent Security Interest Agreement (2026), the Jersey Law Parent Security Interest Agreement, the Jersey Law Parent Security Interest Agreement (2021), the Jersey Law Parent Security Interest Agreement (2024), the Jersey Law Parent Security Interest Agreement (2026), each other security agreement, pledge agreement or other instruments or documents governed by Jersey law and executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10.

“Jersey Loan Parties” shall mean, collectively, each Loan Party that is incorporated under the laws of
Jersey.

“Joint Bookrunners” shall mean, collectively, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A. and Credit Agricole Corporate and Investment Bank.

“Joint Lead Arrangers” shall mean, collectively, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A. and Credit Agricole Corporate and Investment Bank.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.23.

“Junior Debt Restricted Payment” shall mean any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by Parent or any if its Subsidiaries, of or in respect of principal on any
(i) Senior Notes to the extent the Total Net Leverage Ratio on a Pro Forma Basis is greater than 4.45 to 1.00, (ii) any Indebtedness incurred as Permitted Refinancing Indebtedness in respect of the Senior Notes or (iii) Indebtedness (other than intercompany Indebtedness) that is by its terms subordinated in right of payment to the Loan Obligations (each of the foregoing, a “Junior Financing”); provided, that the following shall not constitute a Junior Debt Restricted Payment:
(a)    Refinancings with any Permitted Refinancing Indebtedness permitted to be incurred under Section 6.01;

(b)    payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing;

(c)    payments or distributions in respect of all or any portion of the Junior Financing with the proceeds from the issuance, sale or exchange by Parent of Qualified Equity Interests within eighteen months prior thereto; provided, that such proceeds are not included in any determination of the Available Amount; or

(d)    the conversion of any Junior Financing to Qualified Equity Interests of Parent.

“Junior Financing” shall have the meaning assigned to such term in the definition of the term “Junior Debt Restricted Payment.”

“Junior Liens” shall mean Liens on the Collateral that are junior to the Liens thereon securing the Loan Obligations pursuant to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to rank equally and ratably with other Junior Liens, and that Indebtedness secured by Junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting Junior Liens), which Permitted Junior Intercreditor Agreement (together with such amendments to the Security Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and reasonably acceptable to the Collateral Agent) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a Permitted Junior Intercreditor Agreement and/or Security Documents (as applicable) covering such Liens are already in effect).

“Latest Maturity Date” shall mean, at any date of determination, the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“Lead Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04, Section 2.21, Section 2.22 or Section 2.23.

“Lending Office” shall mean, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any acquisition, including by means of a merger, amalgamation or consolidation, by Parent or one or more of its subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by Parent or its subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

“Loan Documents” shall mean (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) each Extension Amendment, (vi) each Refinancing Amendment, (vii) any Intercreditor Agreement, (viii) Amendment No. 1, (ix) Amendment Agreement, (x) Amendment No. 2, (xi) Amendment No. 3, (xii) Amendment No. 4, (xiii) Amendment No. 5 ~~and~~, (xiv) Amendment No. 6 and (xv) any Note issued under Section 2.09(e).

“Loan Obligations” shall mean (a) the due and punctual payment by the Borrowers of (i) the unpaid principal of and interest, fees and expenses (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership, Irish examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans made to the Borrowers under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrowers owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, Irish examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, Irish examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Lux Co-Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Luxembourg Law Account Pledge Agreements” shall mean collectively:

(a)    the Luxembourg law governed account pledge agreement dated as of the Closing Date and to be entered into by and between the Lux Co-Borrower as pledgor and the Collateral Agent;

(b)    the Luxembourg law governed account pledge agreement dated as of the Closing Date and to be entered into by and between Adient Global Holdings Luxembourg as pledgor and the Collateral Agent;

(c)    the Luxembourg law governed account pledge agreement dated as of the Closing Date and to be entered into by and between Adient Luxembourg Asia Holding as pledgor and the Collateral Agent; and

(d)    the Luxembourg law governed account pledge agreement dated as of the Closing Date and to be entered into by and between Adient Luxembourg Poland Holding as pledgor and the Collateral Agent.

“Luxembourg Law Receivables Pledge Agreements” shall mean collectively:

(a)    the Luxembourg law governed receivables pledge agreement dated as of the Closing Date and to be entered into by and between Parent as pledgor and the Collateral Agent in the presence of the Lux Co-Borrower; and

(b)    the Luxembourg law governed receivables pledge agreement dated as of the Closing Date and to be entered into by and between Adient Luxembourg Asia Holding as pledgor and the Collateral Agent in the presence of Adient Financial Luxembourg.

“Luxembourg Law Security Documents” shall mean the Luxembourg Law Share Pledge Agreements, the Luxembourg Law Receivables Pledge Agreements, the Luxembourg Law Account Pledge Agreements and each other security agreement, pledge agreement or other instruments or documents governed by Luxembourg law and executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10.

“Luxembourg Law Share Pledge Agreements” shall mean collectively:

(a)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between Parent as pledgor and the Collateral Agent in the presence of the Lux Co-Borrower;

(b)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between the Lux Co-Borrower as pledgor and the Collateral Agent in the presence of Adient Global Holdings Luxembourg;

(c)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between Adient Global Holdings Jersey as pledgor and the Collateral Agent in the presence of Adient Luxembourg Asia Holding;

(d)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between Adient Global Holdings Jersey as pledgor and the Collateral Agent in the presence of Adient Luxembourg Poland Holding;

(e)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between Adient Global Holdings Jersey as pledgor and the Collateral Agent in the presence of Adient Financial Luxembourg;

(f)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between Adient Ltd., a company incorporated in England and Wales with company number 09921320, as pledgor and the Collateral Agent in the presence of Adient Luxembourg Holding;

(g)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between Adient Luxembourg Asia Holding as pledgor and the Collateral Agent in the presence of Adient Interiors Holding EU;

(h)    the Luxembourg law governed limited partnership interests pledge agreement dated as of the Closing Date and to be entered into by and between Adient Global Holdings Jersey and Adient Luxembourg Asia Holding as pledgors and the Collateral Agent in the presence of Adient Interiors Holding Luxembourg;

(i)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between Adient Global Holdings Jersey as pledgor and the Collateral Agent in the presence of Adient Luxembourg Corporate Finance;

(j)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between Adient Global Holdings Jersey as pledgor and the Collateral Agent in the presence of Adient Luxembourg Global Finance; and

(k)    the Luxembourg law governed share pledge agreement dated as of the Closing Date and to be entered into by and between Adient Global Holdings Jersey as pledgor and the Collateral Agent in the presence of Adient Luxembourg China Holding.

“Luxembourg Loan Parties” shall mean, collectively, each Loan Party that is incorporated under the laws of Luxembourg.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Term Loans representing more than 50% of the sum of all Term Loans outstanding under such Facility at such time (subject to the last paragraph of Section 9.08(b)).
“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of Parent and its Subsidiaries, taken as a whole, the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness (other than Term Loans) of any one or more of Parent or any Subsidiary in an aggregate principal amount exceeding $75,000,000; provided that in no event shall any Qualified Receivables Facility be considered Material Indebtedness.

“Material Real Property” shall mean any parcel of Real Property located in the United States or England and Wales and having a Fair Market Value (on a per-property basis) greater than or equal to $10,000,000 (or the equivalent amount in Sterling, in the case of Real Property located in England and Wales) as of (x) the Closing Date, for Real Property then owned or (y) the date of acquisition, for Real Property acquired after the Closing Date, in each case as determined by Parent in good faith; provided, that “Material Real Property” shall exclude all leasehold interests in Real Property).

“Material Subsidiary” shall mean any Subsidiary, other than an Immaterial Subsidiary. “Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Mexican Law Security Documents” shall mean (i) the first-priority pledge agreements in respect of certain Equity Interests (other than Excluded Securities) issued by each of the Mexican Loan Parties currently held by the members of such entities that are Loan Parties under the Loan Documents, (ii) the first-priority non-possessory pledge agreement over certain assets, such as equipment, fixed assets and any Intellectual Property rights (other than Excluded Property) owned by any of the Mexican Loan Parties, (iii) the second-priority non-possessory pledge agreement over certain assets, such as inventory and accounts receivables (other than Excluded Property) of the Mexican Loan Parties, (iv) the first-priority non-possessory pledge agreement over certain assets, such as equipment and fixed assets located in Mexico and owned by any of the foreign Loan Parties (temporarily imported into Mexico under the maquila program) (other than Excluded Property), (v) the second-priority non-possessory pledge agreement over certain assets, such as inventory located in Mexico and owned by any of the foreign Loan Parties (temporarily imported into Mexico under the maquila program) (other than Excluded Property), and (vi) each other instrument, certificate or document governed by Mexican law executed pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10.

“Mexican Loan Parties” shall mean, collectively, each Loan Party that is incorporated under the laws of
Mexico.

“Mexico” shall mean the United Mexican States.

“MFN Protection” shall have the meaning specified in Section 2.21(b)(iii). “Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgaged Properties” shall mean the Material Real Properties that are identified on Schedule 1.01(B) on the Closing Date (the “Closing Date Mortgaged Properties”) and each additional Material Real Property encumbered by a Mortgage after the Closing Date pursuant to Section 5.10.

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, debentures, and other security documents (including amendments to any of the foregoing) executed and delivered with respect to Mortgaged Properties (either as stand-alone documents or forming part of other Security Documents), each in form and substance reasonably satisfactory to the Collateral Agent and the Borrower Representative, in each case, as amended, supplemented or otherwise modified from time to time.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Parent or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a)    100% (as may be adjusted pursuant to the third proviso below) of the cash proceeds actually received by Parent or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale (excluding any Asset Sale of ABL Collateral) under Section 6.05(g) or 6.05(dd) (to the extent required thereby), net of:

(i)    attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith,

(ii)    required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents or Other First Lien Debt) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt and other than obligations secured by a Junior Lien),

(iii)    repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Term B-2 Loans) and Other First Lien Debt),

(iv)    Taxes paid or payable (in the good faith determination of Parent) as a result thereof,
and

(v)    the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by Parent or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date);

provided, that, if Parent shall deliver a certificate of a Responsible Officer of Parent to the Administrative Agent promptly following receipt of any such proceeds setting forth any Loan Party’s intention to use any portion of such proceeds, within 365 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Parent and the Subsidiaries or to make Permitted Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed (other than inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 365 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 365 day period but within such 365 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 365 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed (i) $50,000,000 individually and (ii) $150,000,000 in the aggregate (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); provided, further, that, such prepayment percentage shall be reduced from 100% to 50% or 0% with respect to any Asset Sale consummated pursuant to Section 6.05(g) if, on a Pro Forma Basis after giving effect to such Asset Sale and the use of proceeds therefrom, the First Lien Secured Net Leverage Ratio would be equal to or less than 2.50:1.00 or 2.00:1.00, respectively;

(b)    100% (as may be adjusted pursuant to the third proviso below) of the cash proceeds actually received by Parent or any Subsidiary (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of:

(i)    attorneys’ fees, accountants’ fees, transfer Taxes, deed or mortgage recording Taxes on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith,

(ii)    required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents or Other First Lien Debt) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, and Other First Lien Debt and other than obligations secured by a Junior Lien),

(iii)    repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Term B-2 Loans)) and Other First Lien Debt,

(iv)    Taxes paid or payable (in the good faith determination of Parent) as a result thereof,

(v)    the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by Parent or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Recovery Event, shall be deemed to be cash proceeds of such Recovery Event occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Recovery Event shall be deemed to be Net Proceeds from such Recovery Event as of such date;

provided, that, if Parent shall deliver a certificate of a Responsible Officer of Parent to the Administrative Agent promptly following receipt of any such proceeds setting forth any Loan Party’s intention to use any portion of such proceeds, within 365 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Parent and the Subsidiaries or to make Permitted Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Recovery Event giving rise to such proceeds was contractually committed (other than inventory, except to the extent the proceeds of such Recovery Event are received in respect of inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 365 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 365 day period but within such 365 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 365 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed (i) $50,000,000 individually and (ii) $150,000,000 in the aggregate (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); provided, further, that, such prepayment percentage shall be reduced from 100% to 50% or 0% with respect to any Recovery Event if, on a Pro Forma Basis after giving effect to such Recovery Event and the use of proceeds therefrom, the First Lien Secured Net Leverage Ratio would be equal to or less than 2.50:1.00 or 2.00:1.00, respectively; and

(c)    100% of the cash proceeds from the incurrence, issuance or sale by Parent or any Subsidiary of any Indebtedness (other than Excluded Indebtedness, except for Refinancing Notes and Refinancing Term Loans), net of all fees (including investment banking fees), commissions, costs, Taxes and other expenses, in each case incurred in connection with such issuance or sale.

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“New Lender” shall mean any person that becomes a Lender hereunder pursuant to Section 9.04, Section 2.19, Section 2.21, Section 2.22, Section 2.23 or any other provision of this Agreement.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Loan Party Investment Cap” shall have the meaning assigned to such term in the definition of “Permitted Acquisition.”

“Non-S-X Adjustment Amount” shall have the meaning assigned to such term in the definition of “Pro Forma Basis.”

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“Not-for-Profit Subsidiary” shall mean an entity, including entities qualifying under Section 501(c)(3) of the Code, that uses surplus revenue to achieve its goals rather than distributing them as profit or dividends.

“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations of Parent and its Subsidiaries including non-Wholly Owned Subsidiaries, if applicable, in respect of any Secured Cash Management Agreement and (c) obligations of Parent and its Subsidiaries including non-Wholly Owned Subsidiaries, if applicable, in respect of any Secured Hedge Agreement (including, in each case, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, administration, Irish examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Original Lender” shall mean each financial institution listed on Schedule 2.01.

“Other First Lien Debt” shall mean the First Lien Notes, the 2028 First Lien Notes and other obligations secured by Other First Liens.

“Other First Liens” shall mean Liens on the Collateral that are equal and ratable with the Liens thereon securing the Loan Obligations pursuant to a Permitted First Lien Intercreditor Agreement, which Permitted First Lien Intercreditor Agreement (together with such amendments to the Security Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and reasonably acceptable to the Collateral Agent) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a
Permitted First Lien Intercreditor Agreement and/or Security Documents (as applicable) covering such Liens are already in effect).
“Other Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(a). “Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19) as a result of any present or former connection between the Recipient and the jurisdiction imposing such Tax (other than any such connection arising from such Recipient having executed, delivered, become party to, performed its obligations under, received payments under, received, perfected or enforced a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Term Facilities” shall mean the Other Term Loan Commitments and the Other Term Loans made thereunder.

“Other Term Loan Commitments” shall mean, collectively, (a) Incremental Term Loan Commitments and
(b) commitments to make Refinancing Term Loans.

“Other Term Loan Installment Date” shall have, with respect to any Class of Other Term Loans established pursuant to an Incremental Assumption Agreement, an Extension Amendment or a Refinancing Amendment, the meaning assigned to such term in Section 2.10(a)(ii).

“Other Term Loans” shall mean, collectively, (a) Other Incremental Term Loans, (b) Extended Term Loans and (c) Refinancing Term Loans.

“Parent” shall mean Adient plc, a public limited company incorporated under the laws of Ireland and any permitted successor thereof.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(ii).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrowers and the other Loan Parties substantially in the form attached hereto as Exhibit G, or such other form as is reasonably satisfactory to the Administrative Agent, as the same may be supplemented from time to time to the extent required by
Section 5.04(f).

“Permitted Acquisition” shall mean any acquisition by Parent or a Subsidiary of all or substantially all the assets or business of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by Parent and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or business unit or division or line of business of a person (or any subsequent investment made in a person or business unit or division or line of business previously acquired in a Permitted Acquisition), if:

i.    no Event of Default shall have occurred and be continuing immediately after giving effect thereto or would result therefrom, provided, however, that with respect to a proposed Limited Condition Acquisition pursuant to an executed acquisition agreement, at the option of Parent, the determination of whether such an Event of Default shall exist shall be made solely at the time of the execution of the acquisition agreement related to such Permitted Acquisition;

ii.    [reserved];

iii.    [reserved];

iv.    any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01;

v.    to the extent required by Section 5.10, any person acquired in such acquisition shall be merged into a Loan Party or become upon consummation of such acquisition a Guarantor; and

vi.    the aggregate cash consideration in respect of all such acquisitions and investments in assets that are not owned by the Loan Parties or in Equity Interests in persons that are not Guarantors or do not become Guarantors, in each case upon consummation of such acquisition (together with Investments by Loan Parties in Subsidiaries that are not Loan Parties pursuant to Section 6.04(b)(iv)), shall not exceed the sum of (X) the greater of $500,000,000 and 5.0% of Consolidated Total Assets when made (the “Non-Loan Party Investment Cap”), plus (Y) (A) an amount equal to any returns (in the form of dividends or other distributions or net sale proceeds) received by any Loan Party in respect of any assets not owned directly by Loan Parties or Equity Interests in persons that are not Guarantors or do not become Guarantors that were acquired in such Permitted Acquisitions in reliance on the basket in clause (X) above (excluding any such returns in excess of the amount originally invested) and (B) any amounts in excess thereof that can be, and are, permitted as Investments (and treated as Investments) made under a clause of Section
6.04 (other than clause (k) thereof).

“Permitted Business” shall mean any business, service or activity that is the same as, or reasonably related, incidental, ancillary, complementary or similar to, or that is a reasonable extension or development of, any of the businesses, services or activities in which Parent and its Subsidiaries are engaged on the Closing Date.

“Permitted Debt” shall mean Indebtedness for borrowed money incurred by any Loan Party, provided that
(i) any such Permitted Debt, if guaranteed, shall not be guaranteed by any Subsidiary other than a Guarantor and, if secured (as permitted by Sections 6.01 and 6.02), shall be secured solely by all or some portion of the Collateral pursuant to security documents no more favorable to the secured party or party, taken as a whole (as determined by Parent in good faith), than the Security Documents, (ii) any such Permitted Debt, if secured, shall be subject to an Intercreditor Agreement reasonably satisfactory to the Administrative Agent, (iii) such Permitted Debt shall not mature prior to the date that is the latest final maturity date of the Term Loans existing at the time of such incurrence (or in the case of Junior Financing, until the date that is 91 days thereafter), and the Weighted Average Life to Maturity of any such Permitted Debt shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans with the latest final maturity at the time of such incurrence and (iv) the MFN Protection shall apply to any Permitted Debt in the form of a term loan secured by Other First Liens that is incurred prior to the date that is 18 months after the Closing Date.

“Permitted Bond Hedge Transaction” shall mean any bond hedge, capped call or similar option transaction entered into in connection with the issuance of Permitted Convertible Indebtedness.

“Permitted Convertible Indebtedness” shall mean any notes, bonds, debentures or similar instruments issued by Parent, the Lead Borrower or one of their Subsidiaries that are convertible into or exchangeable for (x) cash, (y) shares of Parent’s common stock or preferred stock or other Equity Interests other than Disqualified Stock or (z) a combination thereof.

Notwithstanding any other provision contained herein, in the case of any Permitted Convertible Indebtedness for which the embedded conversion obligation must be settled by paying solely cash, so long as substantially concurrently with the offering of such Permitted Convertible Indebtedness, Parent, the Lead Borrower
or a Subsidiary enters into a cash-settled Permitted Bond Hedge Transaction relating to such Permitted Convertible Indebtedness, notwithstanding any other provision contained herein, for so long as such Permitted Bond Hedge Transaction (or a portion thereof corresponding to the amount of outstanding Permitted Convertible Indebtedness) remains in effect, all computations of amounts and ratios referred to herein shall be made as if the amount of Indebtedness represented by such Permitted Convertible Indebtedness were equal to the face principal amount thereof without regard to any mark-to-market derivative accounting for such Indebtedness.

“Permitted First Lien Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be equal and ratable with the Liens securing the Loan Obligations, the Equal Priority Intercreditor

Agreement or one or more customary intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Investments” shall mean:

(a)    direct obligations of the United States of America, Switzerland, the United Kingdom (and any nation thereof) or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, Switzerland, the United Kingdom (and any nation thereof) or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(b)    time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c)    repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Parent) with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e)    securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f)    shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)    money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000;

(h)    time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of Parent and the Subsidiaries, on a consolidated basis, as of the end of Parent’s most recently completed fiscal year; and
(i)    instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by Parent or any Subsidiary organized/incorporated in such jurisdiction.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Loan Obligations, one or more customary intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Receivables Facility Assets” shall mean (i) Receivables Assets (whether now existing or arising in the future) of Parent and any Subsidiary which are transferred, sold and/or pledged to a Receivables Entity or a bank, other financial institution or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution, pursuant to a Qualified Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity, bank, other financial institution or commercial paper conduit or other conduit facility, and all proceeds thereof and (ii) loans to Parent or any of its Subsidiaries secured by Receivables Assets (whether now existing or arising in the future) and any Permitted Receivables Related Assets of Parent and any Subsidiary which are made pursuant to a Qualified Receivables Facility.

“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with any Qualified Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as the relevant Qualified Receivables Facility would still meet the requirements of the definition thereof after giving effect to such amendment, modification, supplement, refinancing or replacement.

“Permitted Receivables Related Assets” shall mean any other assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables Assets and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables Assets and collections in respect of Receivables Assets).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, redeem, repurchase, retire, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that:

(a)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses),

(b)    except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the 91st day following the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) 91 days after the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity,

(c)    if the Indebtedness being Refinanced is by its terms subordinated in right of payment to any Loan Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced (as determined by Parent in good faith),

(d)    no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been required to become) obligors with respect to the Indebtedness being so Refinanced (except that (i) one or more Loan Parties may be added as additional guarantors and (ii) to the extent the Indebtedness being so Refinanced was Indebtedness of a Subsidiary which was not a Borrower or a Guarantor,

Permitted Refinancing Indebtedness incurred in respect thereof may be incurred or guaranteed by any Subsidiary which is not a Borrower or a Guarantor),

(e)    such Permitted Refinancing Indebtedness may be secured (i) in the case of any Indebtedness being so Refinanced that is secured, by Liens having the same (or junior) priority on the same (or any subset of the) assets (plus improvements and accessions to, such property or proceeds or distributions thereof, as secured (or would have been required to secure) the Indebtedness being Refinanced, on terms in the aggregate that are no less favorable to the Secured Parties than, the Indebtedness being refinanced or on terms otherwise permitted by Section 6.02 (as determined by Parent in good faith), or (ii) in the case of any Indebtedness being so Refinanced that is unsecured, by Junior Liens, and

(f)    if the Indebtedness being Refinanced was subject to a Permitted First Lien Intercreditor Agreement, a Permitted Junior Intercreditor Agreement or the ABL Intercreditor Agreement, and if the respective Permitted Refinancing Indebtedness is to be secured by the Collateral, the Permitted Refinancing Indebtedness shall likewise be subject to a Permitted First Lien Intercreditor Agreement, a Permitted Junior Intercreditor Agreement and/or the ABL Intercreditor Agreement, as applicable.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Parent, any Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which Parent, any Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization” shall have the meaning assigned to such term in Section 9.04(i)(iii). “Platform” shall have the meaning assigned to such term in Section 9.17.
“Pledged Collateral” shall have the meaning assigned to such term in the U.S. Collateral Agreement.

“Polish Law Account Power of Attorney” shall mean the irrevocable powers of attorney to the bank accounts governed by the laws of Poland, dated as of the Closing Date and granted by each of the Polish Loan Party, in favor of the Collateral Agent in relation to each Polish Law Bank Accounts Pledges.

“Polish Law Asset Pledge” shall mean the pledge over all assets of each Polish Loan Party, excluding real property, governed by the laws of Poland, dated as of the Closing Date among each Polish Loan Party and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Polish Law Asset Pledge (2021)” shall mean the amended Polish Law Asset Pledge over all assets of each Polish Loan Party, excluding real property, governed by the laws of Poland, entered into in connection with the
Amendment No. 1 among each Polish Loan Party and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Polish Law Bank Accounts Pledges” shall mean the pledges over bank accounts of each Polish Loan Party governed by the laws of Poland, dated as of the Closing Date among each Polish Loan Party and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Polish Law Bank Accounts Pledges (2021)” shall mean the amended Polish Law Bank Accounts Pledges over bank accounts of each Polish Loan Party governed by the laws of Poland, entered into in connection with the

Amendment No. 1 among each Polish Loan Party and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Polish Law Bank Accounts Pledges (2024)” shall mean the amended Polish Law Bank Accounts Pledges over bank accounts of each Polish Loan Party governed by the laws of Poland, ~~to be~~ entered into in connection with the Amendment No. 3 among each Polish Loan Party and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Polish Law Pledge Agreements” shall mean the Polish Law Asset Pledge, the Polish Law Asset Pledge (2021), the Polish Law Bank Accounts Pledges, the Polish Law Bank Accounts Pledges (2021), the Polish Law Bank Accounts Pledges (2024), the Polish Law Share Pledges, the Polish Law Share Pledges (2021) and the Polish Law Share Pledges (2024).

“Polish Law Security Documents” shall mean the Polish Law Account Power of Attorney, the Polish Law Pledge Agreements, the Polish Law Share Power of Attorney, the Polish Law Submission to Enforcement (2021), the Polish Law Submission to Enforcement (2024)~~,~~ and each other security agreement, pledge agreement or other instruments or documents governed by Polish law and executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10.

“Polish Law Share Pledges” shall mean the pledges over the shares governed by the laws of Poland, dated as of the Closing Date among each Loan Party that owns Equity Interests of a person incorporated or organized under the laws of Poland (other than Excluded Securities) and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Polish Law Share Pledges (2021)” shall mean the amended Polish Law Share Pledges over the shares governed by the laws of Poland, entered into in connection with the Amendment No. 1 among each Loan Party that owns Equity Interests of a person incorporated or organized under the laws of Poland (other than Excluded Securities) and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Polish Law Share Pledges (2024)” shall mean the amended Polish Law Share Pledges over the shares governed by the laws of Poland, ~~to be~~ entered into in connection with the Amendment No. 3 among each Loan Party that owns Equity Interests of a person incorporated or organized under the laws of Poland (other than Excluded Securities) and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Polish Law Share Power of Attorney” shall mean the irrevocable powers of attorney to exercise voting rights governed by the laws of Poland, dated as of the Closing Date granted by each Loan Party that owns Equity Interests of a person incorporated or organized under the laws of Poland (other than Excluded Securities), in favor of the Collateral Agent in relation to each Polish Law Share Pledges.

“Polish Law Submission to Enforcement (2021)” shall mean the submission to enforcement governed by the laws of Poland, entered into in connection with the Amendment No. 1 granted by each Polish Loan Party in favor of the Collateral Agent, in the form of notarial deed.
“Polish Law Submission to Enforcement (2024)” shall mean the submission to enforcement governed by the laws of Poland, ~~to be~~ entered into in connection with the Amendment No. 3 granted by each Polish Loan Party in favor of the Collateral Agent, in the form of notarial deed.

“Polish Loan Parties” shall mean, collectively, each Loan Party that is incorporated under the laws of
Poland.

“Polish Terms” shall mean the principles set forth in Section 1.14.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 2.14(c).
“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.” “Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recent Test Period ended on or before the occurrence of such event (the “Reference Period”):

(i)    the Transactions, any Asset Sale, any asset acquisition or Investment (or series of related Investments), in each case, in excess of $25,000,000, merger, amalgamation, consolidation (or any similar transaction or transactions), any dividend, distribution or other similar payment,

(ii)    any operational changes or restructurings of the business of Parent or any of its Subsidiaries that Parent or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period (including in connection with an Asset Sale or asset acquisition described in clause (i) above) and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith,

(iii)    the designation of any Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Subsidiary, and

(iv)    any incurrence, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (i) above).

Pro forma calculations made pursuant to this definition shall be determined in good faith by a Responsible Officer of the Borrower Representative. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Parent and set forth in a certificate of a Responsible Officer, to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (ii) of the immediately preceding paragraph reasonably expected to result from the applicable pro forma event in the twenty-four (24) month period following the consummation of such pro forma event; provided that the aggregate amount of adjustments in respect of pro forma operating improvements or synergies that do not comply with Article 11 of Regulation S-X for any four quarter period (the “Non-S-X Adjustment Amount”) shall not, when aggregated with the amount of any increase to Consolidated Net Income pursuant to the addback of cash costs and expenses related to restructurings pursuant to clause (a) thereof for such period, exceed 20% of Adjusted Consolidated EBITDA for such period prior to giving effect to such increase to Consolidated Net Income and the Non-S-X Adjustment Amount for such period. Parent shall deliver to the Administrative Agent a certificate of a Responsible Officer of Parent setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstandings thereunder are reasonably expected to increase as a result of any transactions described in clause (i) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such applicable optional rate as Parent may designate.

In the event that any financial ratio is being calculated for purposes of determining whether Indebtedness or any lien relating thereto may be incurred, Parent may elect, pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment (consistently applied for all purposes under this Agreement), in which case Indebtedness in an amount equal to such commitment shall be deemed to be outstanding for all financial calculations until such commitment is terminated, but any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.22(a). “Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f). “Proceeding” shall have the meaning assigned to such term in Section 9.05(b).
“Process Agent” shall have the meaning assigned to such term in Section 9.15(d).

“Projections” shall mean the projections of Parent and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Parent or any of the Subsidiaries prior to the Closing Date.

“PSC Register” shall mean the “PSC register” within the meaning of section 790C(1) of the UK Companies Act 2006.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.17.

“Purchase Money Note” shall mean a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Parent or any of its Subsidiaries to a Securitization Entity in connection with a Qualified Securitization Transaction, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Qualified Receivables Facility” shall mean (A) the Existing Receivables Facility and (B) any receivables or factoring facility or facilities created under the Permitted Receivables Facility Documents and which is designated as a “Qualified Receivables Facility” (as provided below), providing for the transfer, sale and/or pledge Parent, any Subsidiary and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to Parent, such Subsidiary and/or the Receivables Sellers) to (i) a Receivables Entity (either directly or through another Receivables Seller), which in turn shall transfer, sell and/or pledge interests in the respective
Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility Assets from Parent, such Subsidiary and/or the respective Receivables Sellers or (ii) a bank or other financial institution, which in turn shall finance the acquisition of the Permitted Receivables Facility Assets through a commercial paper conduit or other conduit facility, or directly to a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution that will finance the acquisition of the

Permitted Receivables Facility Assets through the commercial paper conduit or other conduit facility, in each case, either directly or through another Receivables Seller, so long as, in the case of each of clause (i) and clause (ii), no portion of the Indebtedness or any other obligations (contingent or otherwise) under such receivables facility or facilities (x) is guaranteed by Parent or any Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates Parent or any Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (z) subjects any property or asset (other than Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Entity) of Parent or any Subsidiary (other than a Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certificate signed by a Financial Officer of Parent certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Qualified Securitization Transaction” shall mean any Securitization Transaction of a Securitization Entity that meets the following conditions:

(1)    the Board of Directors of the Borrower Representative shall have determined in good faith that such Qualified Securitization Transaction (including financing terms, covenants, termination events or other provisions) is in the aggregate economically fair and reasonable to the Borrower Representative and the Securitization Entity;

(2)    all sales of accounts receivable and related assets to the Securitization Entity are made at Fair Market Value (as determined in good faith by the Borrower Representative, and which may include any discounts customary for a Securitization Transaction) and may include Standard Securitization Undertakings; and

(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower Representative) and may include Standard Securitization Undertakings.

Notwithstanding anything to the contrary, for the avoidance of doubt, the grant of a security interest in any accounts receivable of the Borrowers or any of their Subsidiaries (other than a Securitization Entity) to secure the Obligations or Indebtedness or other obligations under the ABL Credit Agreement shall not be deemed a Qualified Securitization Transaction.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by any Loan Party, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean any right to payment created by or arising from sales of goods, lease of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Entity” shall mean any direct or indirect wholly owned Subsidiary of Parent which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) with which neither Parent nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Parent or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Parent (as determined by Parent in good faith) and (b) to which neither Parent nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of Parent certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Seller” shall mean any Loan Party or any Subsidiary of Parent that is a party to the Permitted Receivables Facility Documents (other than any Receivables Entity).
“Recipient” shall have the meaning assigned to such term in the definition of “Excluded Taxes”. “Recovery Event” shall mean any event that gives rise to the receipt by Parent or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon).

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma
Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancing” shall have meanings correlative thereto.

“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.23(e). “Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.23(a).
“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by any Loan Party (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that

a.    100% of the Net Proceeds of such Refinancing Notes are used to permanently reduce Term Loans substantially simultaneously with the issuance thereof;

b.    the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Term Loans so reduced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);

c.    the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date of the Term Loans so reduced;

d.    the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term Loans so repaid;

e.    the terms of such Refinancing Notes do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced (other than (x) in the case of notes, customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale, event of loss or change in applicable Tax law and customary acceleration rights after an event of default and (y) in the case of loans, customary amortization and mandatory and voluntary prepayment provisions which are, when taken as a whole, consistent in all material respects with, or not materially less favorable to Parent and the Subsidiaries than, those applicable to the Term B-2 Loans with such Indebtedness to provide that any such mandatory prepayments as a result of asset sales or events of loss, shall be allocated on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) with the Term B-2 Loans);

f.    there shall be no obligor with respect thereto that is not a Loan Party;

g.    if such Refinancing Notes are secured by an asset of any Subsidiary, any Unrestricted Subsidiary or any Affiliate of the foregoing, the security agreements relating to such assets shall not extend to any assets not constituting Collateral and shall be no more favorable to the secured party or parties, taken as a whole (determined by Parent in good faith) than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent);

h.    if such Refinancing Notes are secured, such Refinancing Notes shall be secured by all or a portion of the Collateral, but shall not be secured by any assets of Parent or its subsidiaries other than the Collateral;

i.    Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement, the ABL Intercreditor Agreement and/or a Permitted Junior Intercreditor Agreement, as applicable (and in any event shall be subject to a Permitted Junior Intercreditor Agreement if the Indebtedness being Refinanced is secured on a junior lien basis to any of the Obligations) and

j.    the covenants and events of default applicable to such Refinancing Notes taken as a whole shall (as determined by Parent in good faith) be not materially more restrictive to Parent and its Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans so reduced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are applied for the benefit of the Term Loans then outstanding).

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.23(a). “Refund” shall have the meaning assigned such term in Section 2.17(g).
“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Adjustment” shall mean, in determining any Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such Successor Rate:

(A)    the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion; or

(B)    the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any person, such person’s controlled and controlling Affiliates and the respective directors, trustees, officers, employees, agents, advisors and members of such person and of such person’s controlled and controlling Affiliates.

“Related Person” shall have the meaning assigned to such term in Section 9.05(b).

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA
Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Repricing Event” shall mean, other than in connection with a transaction constituting a Change of Control or Transformative Acquisition, (i) any prepayment or repayment of any Term Loan with the proceeds of, or any conversion of any Term Loan into, any new or replacement tranche of term loans with an Effective Yield less than the Effective Yield applicable to such Term Loans and (ii) any amendment to this Agreement that, directly or indirectly, reduces the Effective Yield applicable to any Term Loan. Any such determination by the Administrative Agent as contemplated by preceding clauses (i) and (ii) shall be conclusive and binding on all Lenders.

“Required Lenders” shall mean, at any time, Lenders having Term Loans that, taken together, represent more than 50% of the sum of all Term Loans at such time.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.
“Rescindable Amount” shall have the meaning assigned to such term in Section 2.18(d). “Resignation Effective Date” shall have the meaning assigned to such term in Section 8.06.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial
Institution, a UK Resolution Authority.
“Responsible Officer” of any person shall mean any manager, executive officer, director or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Lender” shall have the meaning assigned to such term in Section 9.25.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the Fair Market Value thereof.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctions” shall mean any international economic sanctions administered or enforced by (a) the U.S. government, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State (b) the United Nations Security Council, (c) the European Union, (d) the governmental institutions and agencies of the United Kingdom, including without limitation, His Majesty’s Treasury (UK) or (e) any other relevant sanctions authority with jurisdiction over any Loan Party.

“Scheduled Unavailability Date” shall have the meaning specified in Section 2.14(c). “SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between Parent or any Subsidiary and any Cash Management Bank, including any such Cash Management Agreement that is in effect on the Closing Date; provided that (a) any Cash Management Agreement may at any time be designated in writing by the Borrower Representative and the applicable Cash Management Bank to the Administrative Agent not to be included as a Secured Cash Management Agreement and (b) any Cash Management Agreement relating to a non-Wholly Owned Subsidiary may at any time be designated in writing by the Borrower Representative and the applicable Cash Management Bank to the Administrative Agent to be included as a Secured Cash Management Agreement, but with a limit on the portion of the obligations thereof which will be “Obligations” for purposes of the Loan Documents; provided that no Cash Management Agreement may be designated as a Secured Cash Management Agreement if the obligations thereunder are secured under the ABL Loan Documents.

“Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between Parent or any Subsidiary and any Hedge Bank, including any Hedge Agreement that is in effect on the Closing Date; provided that (a) any Hedging Agreement may at any time be designated in writing by the Borrower Representative and the applicable Hedge Bank to the Administrative Agent not to be included as a Secured Hedge Agreement and
(b) any Hedging Agreement relating to a non-Wholly Owned Subsidiary may at any time be designated in writing by the Borrower Representative and the applicable Hedge Bank to the Administrative Agent to be included as a Secured Hedge Agreement, but with a specified limit on the portion of the obligations thereof which will be “Obligations” for purposes of the Loan Documents. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations with respect to such Guarantors;

provided further that no Hedging Agreement may be designated as a Secured Hedge Agreement if the obligations thereunder are secured under the ABL Loan Documents.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each Subagent appointed pursuant to Section 8.05 by the Administrative
Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Assets” shall mean (a) any accounts receivable, real estate asset, mortgage receivables or related assets and the proceeds thereof subject to a Qualified Securitization Transaction and the proceeds thereof and
(b) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such accounts and all records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in each case subject to a Qualified Securitization Transaction.

“Securitization Entity” shall mean a Wholly Owned Subsidiary of Parent (or another person formed for the purposes of engaging in a Qualified Securitization Transaction with Parent in which Parent or any of its Subsidiaries makes an Investment and to which Parent or any Restricted Subsidiary of Parent transfers accounts receivable and related assets) which is designated by the Board of Directors of the Borrower Representative (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable and other Securitization Assets of Parent and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and:

(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Borrower Representative or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Borrower Representative or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Borrower Representative or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)    with which neither the Borrower Representative or any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Borrower Representative or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower Representative (except in respect of the transfer of Securitization Assets to the Securitization Entity and the Standard Securitization Undertakings); and

(3)    to which neither the Borrower Representative nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation by the Board of Directors of the Borrower Representative shall be evidenced to the Administrative Agent by delivering a certified copy of the resolutions of the Board of Directors of the Borrower Representative giving effect to such designation and an officer’s certificate executed by a Responsible Officer of the Borrower Representative certifying that such designation complied with the foregoing conditions.

“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a person that is not a

Subsidiary of the Borrower Representative or any of its Subsidiaries in connection with, a Qualified Securitization Transaction.

“Securitization Repurchase Obligation” shall mean any obligation of a seller of receivables in a Qualified Securitization Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Transaction” shall mean any transaction or series of transactions that may be entered into by Parent, the Borrower Representative, any of their Subsidiaries or a Securitization Entity pursuant to which Parent, the Borrower Representative, such Subsidiary or such Securitization Entity may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity, Parent, the Borrower Representative, any of their Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by Parent, the Borrower Representative or such Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Parent, the Borrower Representative, any of their Subsidiaries which arose in the ordinary course of business of Parent, the Borrower Representative or such Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Security Documents” shall mean each Specified Foreign Loan Document, the ABL Intercreditor Agreement, the Equal Priority Intercreditor Agreement, each Mortgage, the U.S. Collateral Agreement, each Notice of Grant of Security Interest in Intellectual Property (as defined in the U.S. Collateral Agreement) and each other security agreement, pledge agreement or other instruments or documents executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10.

“Senior Notes” shall mean, collectively, Adient Global Holdings Jersey’s (i) 4.875% senior unsecured notes due 2026 issued on August 19, 2016 in an aggregate principal amount of $900,000,000, (ii) 3.50% senior unsecured notes due 2024 issued on August 19, 2016 in an aggregate principal amount of €1,000,000,000 and (iii) 8.250% senior unsecured notes due 2031 issued on March 14, 2023 in an aggregate principal amount of
$500,000,000.

“Security Interests Act” shall mean Title XVII of Book III of the Belgian Civil code, as introduced by the Belgian Act of 11 July 2013 on in rem security interests over movable assets (Wet van 11 juli 2013 tot wijziging van het Burgerlijk Wetboek wat de zakelijke zekerheden op roerende goederen betreft en tot opheffing van diverse bepalingen ter zake/Loi du 11 juillet 2013 modifiant le Code Civil en ce qui concerne les sûretés réelles mobilières et abrogeant diverses dispositions en cette matière), as amended by the laws of 26 November 2014 and 25 December 2016, and its implementing Royal Decree of 14 September 2017 (Koninklijk besluit tot uitvoering van de artikelen van titel XVII van boek III van het Burgerlijk Wetboek die het gebruik van het Nationaal Pandregister betreffen/Arrêté royal portant exécution des articles du titre XVII du livre III du Code Civil, concernant l’utilisation du Registre national des Gages), as amended from time to time.

“Similar Business” shall mean (i) any business the majority of whose revenues are derived from business or activities conducted by Parent and its Subsidiaries on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in Parent’s good faith business judgment constitutes a reasonable diversification of businesses conducted by Parent and its Subsidiaries.

“SIR” shall mean the security interest register maintained under Part 8 of the Security Interests (Jersey) Law 2012.

“SIR Checklist” shall mean a duly completed Jersey Security Interest Register checklist and consent form in the form provided by Appleby, Jersey counsel to the Administrative Agent, which form shall be reasonable and customary and consistent with this Agreement.
“SOFR” shall mean the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” shall mean 0%. “Spain” shall mean the Kingdom of Spain.
“Spanish Civil Code” shall mean the Spanish Código Civil, as amended from time to time.

“Spanish Civil Procedural Law” shall mean Law 1/2000 of 7 January (Ley de Enjuiciamiento Civil), as amended from time to time.

“Spanish Commercial Code” shall mean the Spanish Commercial Code published by virtue of the Royal Decree of 22 August 1885 (Real decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended from time to time.

“Spanish Companies Law” shall mean the Royal Legislative Decree 1/2010, of 2 July, whereby the companies act is approved (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended from time to time.

“Spanish Effectiveness Date” shall mean the date that is 60 days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion).

“Spanish Recast Insolvency Law” shall mean the consolidated text of the Spanish Insolvency Law approved pursuant to Royal Legislative Decree 1/2020 of 5 May (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended or substituted from time to time and, in particular, as amended by virtue of Law 16/2022, of 5 September, amending the consolidated text of the Spanish Insolvency Law (Ley 16/2022, de 5 de septiembre, de reforma del texto refundido de la Ley Concursal).

“Spanish Law Bank Account Pledges” shall mean the pledges over bank accounts governed by the laws of Spain, dated on or before the Spanish Effectiveness Date, as amended, extended and/or confirmed from time to time, entered into by each of the Spanish Loan Parties for the benefit of all the Secured Parties identified therein from time to time.

“Spanish Law Irrevocable Power of Attorney” shall mean the irrevocable powers of attorney governed by the laws of Spain, dated on or before the Spanish Effectiveness Date, as amended, extended and/or confirmed from time to time, granted by each of the Spanish Loan Parties (and each other Loan Party granting a Spanish Law Share Pledge), in favor of the Collateral Agent in relation to the Spanish Law Security Documents.

“Spanish Law Receivables Pledges” shall mean the pledges over receivables governed by the laws of Spain, dated on or before the Spanish Effectiveness Date, entered into by each of the Spanish Loan Parties holding receivables on or before the Spanish Effectiveness Date for the benefit of all the Secured Parties identified therein from time to time.

“Spanish Law Security Documents” shall mean, jointly, the Spanish Law Share Pledges, the Spanish Law Bank Account Pledges, the Spanish Law Receivables Pledges, the Spanish Law Surplus Pledges and the Spanish Law Irrevocable Power of Attorney, as well as any other security document governed by the laws of Spain which may be entered into from time to time as security for this Agreement for the benefit of all the Secured Parties identified therein.

“Spanish Law Share Pledges” shall mean the pledges over the shares in each Spanish Loan Party which are directly owned by a Loan Party governed by the laws of Spain, dated on or before the Spanish Effectiveness Date, as amended, extended and/or confirmed from time to time, entered into by each Loan Party owning Equity Interests
(other than Excluded Securities) in the Spanish Loan Parties for the benefit of all the Secured Parties identified therein from time to time.

“Spanish Law Surplus Pledges” shall mean the pledges over the surplus of enforcement from the pledges over bank accounts granted in connection with the ABL Credit Agreement governed by the laws of Spain, dated on or before the Spanish Effectiveness Date, as amended, extended and/or confirmed from time to time, entered into by each of the Spanish Loan Parties holding receivables on or before the Spanish Effectiveness Date for the benefit of all the Secured Parties identified therein from time to time.

“Spanish Loan Parties” shall mean, collectively, each Loan Party that is incorporated under the laws of
Spain.

“Spanish Loan Parties Guarantee Agreement” shall mean the Guarantee Agreement executed by each Spanish Loan Party, as amended, extended and/or confirmed from time to time.

“Spanish Public Document” shall mean a Spanish law notarial deed (documento público), being either an escritura pública or a póliza o efecto intervenido por notario español.

“Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.02(c). “Specified Foreign Laws” shall mean the laws of any Specified Jurisdiction.
“Specified Foreign Loan Documents” shall mean each English Law Security Document, each Spanish Law Security Document, each Irish Law Security Document, each Mexican Law Security Document, each Polish Law Security Document, each Luxembourg Law Security Document, each Belgium Law Security Document, each Jersey Security Document and each Swedish Law Security Document.

“Specified Jurisdiction” shall mean each of Ireland, Luxembourg, Jersey, the United States, any State thereof or the District of Columbia, Mexico, England and Wales, Spain, Belgium, Poland and Sweden and each jurisdiction of a Foreign Subsidiary that has become a Guarantor pursuant to clause (ii) of the last sentence of Section 5.10(d); provided that, Poland shall be a Specified Jurisdiction solely to the extent that (i) a borrower or guarantor under the ABL Credit Agreement is organized in such jurisdiction or (ii) a guarantor under the Senior Notes, First Lien Notes or 2028 First Lien Notes is organized in such jurisdiction.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by Parent or any Subsidiary thereof in connection with a Securitization Transaction or Qualified Receivables Facility which are reasonably customary (as determined in good faith by the Borrower Representative) in an accounts receivable financing transaction in the commercial paper, term securitization or structured lending market.

“Sterling” and “£” shall mean the lawful currency of the UK.

“Subagent” shall mean each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent, as applicable, from time to time pursuant to Section 8.05.

“subsidiary” shall mean, with respect to any person (referred to in this definition as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

In addition, any joint venture owned by any person which is consolidated with such person pursuant to GAAP shall be a “subsidiary” of such person.
“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of Parent. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Parent or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Successor Borrower” shall have the meaning assigned to such term in Section 6.05(n). “Successor Rate” shall have the meaning specified in Section 2.14(c).
“Successor Rate Conforming Changes” shall mean, with respect to any conforming changes to the definitions of Base Rate, SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swedish Companies Act” shall mean the Swedish companies act (Sw. Aktiebolagslagen (2005:551)). “Swedish Law Bank Account Pledge” shall mean the pledge over bank accounts governed by the laws of
Sweden, originally dated as of the Closing Date and as amended and restated on 14 February 2020, entered into by Adient Sweden AB and the Collateral Agent for the benefit of all the Secured Parties from time to time, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (including, without limitation, pursuant to ~~an~~the amendment and restatement agreement in relation to the Swedish Law Security Documents ~~to be~~ entered into in connection with the Amendment No. 3).

“Swedish Law Business Mortgage Pledge” shall mean the pledge over a business mortgage certificate in the business of Adient Sweden AB in an amount of SEK 15,000,000 governed by the laws of Sweden, dated as of the Closing Date, entered into by Adient Sweden AB and the Collateral Agent for the benefit of all the Secured Parties from time to time, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (including, without limitation, pursuant to ~~an~~the amendment and restatement agreement in relation to the Swedish Law Security Documents ~~to be~~ entered into in connection with the Amendment No. 3).

“Swedish Law Receivables Pledge” shall mean the pledge over accounts receivables governed by the laws of Sweden, originally dated as of the Closing Date and as amended and restated on 14 February 2020, entered into by Adient Sweden AB and the Collateral Agent for the benefit of all the Secured Parties from time to time, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (including, without limitation, pursuant to ~~an~~the amendment and restatement agreement in relation to the Swedish Law Security Documents ~~to be~~ entered into in connection with the Amendment No. 3).

“Swedish Law Security Documents” shall mean the Swedish Law Share Pledge, the Swedish Law Receivables Pledge, the Swedish Law Bank Account Pledge, the Swedish Law Business Mortgage Pledge and each other security agreement, pledge agreement, other similar agreement and/or each of the other agreements, instruments or documents governed by Swedish law or perfected pursuant to Swedish law that creates or purports to create a Lien to secure the Obligations in favor of the Secured Parties.

“Swedish Law Share Pledge” shall mean the pledge over the shares in Adient Sweden AB governed by the laws of Sweden, dated as of the Closing Date, entered into by Adient Global Holdings Jersey and the Collateral Agent for the benefit of all the Secured Parties from time to time, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (including, without limitation, pursuant to ~~an~~the amendment and restatement agreement in relation to the Swedish Law Security Documents ~~to be~~ entered into in connection with the Amendment No. 3).

“Swedish Loan Party” shall mean a Loan Party incorporated in Sweden. “Swedish Terms” shall mean the principles set forth in Section 1.11.
“Taxes” shall mean all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholdings), value added taxes, or any other goods and services, use or sales taxes, or other similar fees or charges, imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Term B-1 Commitment” shall mean, with respect to a Term Lender, (i) the Additional Term B-1 Commitment of such Term Lender, if any and (ii) the Incremental Term B-1 Commitment of such Term Lender, if any.

“Term B-1 Loan” shall mean (i) each Additional Term B-1 Loan or Term Loan that is deemed made pursuant to Section 2.01(b) and (ii) each Incremental Term B-1 Loan or Term Loan that is deemed made pursuant to Section 2.01(e). The aggregate principal amount of the Term B-1 Loans as of the Amendment No. 1 Effective Date was $1,000,000,000.

“Term B-2 Borrowing” shall mean any Borrowing comprised of Term B-2 Loans.

“Term B-2 Commitments” shall mean, collectively, the Additional Term B-2 Commitments ~~and~~, the Continuing Term B-2 Commitments and the 2026 Incremental Term B-2 Commitments.

“Term B-2 Facility” shall mean the Term B-2 Commitments and the Term B-2 Loans made hereunder.

“Term B-2 Facility Maturity Date” shall mean the seventh anniversary of the Amendment No. 3 Effective
Date.

“Term B-2 Lender” shall mean, at any time, any Lender that has a Term B-2 Commitment or a Term B-2 Loan at such time (including, for the avoidance of doubt, any Additional Term B-2 Lender ~~and~~, any Continuing Term B-2 Lender and any 2026 Incremental Term B-2 Lender).

“Term B-2 Loan” shall mean (i) each Term B-2 Loan or Term Loan that is deemed made pursuant to Section 2.01(c) and Section 2.01(f) and (ii) any Incremental Term Loan in the form of an additional Term B-2 Loan made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(d). The aggregate principal amount of the Term B-2 Loans as of the Amendment No. ~~3~~6 Effective Date is $~~635,000,000~~1,120,712,500.00.

“Term B-2 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i). “Term Borrowing” shall mean the Term B-2 Borrowing or any Borrowing of Other Term

Loans. “Term Facility” shall mean the Term B-2 Facility and/or any or all of the Other Term Facilities.
“Term Facility Commitment” shall mean the commitment of a Term Lender to make Term Loans, including Initial Term Loans, Term B-1 Loans, Term B-2 Loans and/or Other Term Loans.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term B-2 Facility, the Term B-2 Facility Maturity Date and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment.

“Term Lender” shall mean a Lender (including an Incremental Term Loan Lender, an Extended Term Loan Lender and a Refinancing Term Loan Lender) with a Term Facility Commitment or with outstanding Term Loans.

“Term Loan Installment Date” shall mean any Term B-2 Loan Installment Date or any Other Term Loan Installment Date.

“Term Loans” shall mean the Initial Term Loans, the Term B-1 Loans, the Term B-2 Loans and/or the Other Term Loans.

“Term SOFR” shall mean:

(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” shall mean a Term Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.

“Term SOFR Replacement Date” has the meaning specified in Section 2.14(c).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated and (b) the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan

Document shall have been paid in full in cash (other than in respect of contingent indemnification and expense reimbursement claims not then due).

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of Parent then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Closing Date for which financial statements would have been required to be delivered hereunder had the Closing Date occurred prior to the end of such period.

“Third Party Funds” shall mean any accounts or funds, or any portion thereof, received by Parent or any Subsidiary as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Parent or one or more of Subsidiaries to collect and remit those funds to such third parties.

“Title Insurer” shall have the meaning assigned to such term in the definition of the term “Collateral and Guarantee Requirement.”

“Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Adjusted Consolidated EBITDA for the most recently ended Test Period for which financial statements of Parent have been delivered (or were required to be delivered) as required by this Agreement, all determined on a consolidated basis in accordance with GAAP; provided that each of Consolidated Total Net Debt and Adjusted Consolidated EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.
“Transaction Expenses” shall have the meaning assigned to such term in the definition of “Transactions.” “Transactions” shall mean, collectively, (i) the entering into of the Loan Documents and the funding of the
Initial Term Loans on the Closing Date, (ii) the consummation of the Closing Date Refinancing on the Closing Date,
(iii) the issuance of the First Lien Notes and the entering into of the documentation governing the First Lien Notes on the Closing Date , (iv) the entering into of the ABL Loan Documents and the initial borrowing under the ABL Credit Agreement (if any) on the Closing Date and (v) the payment of fees and expenses and other costs incurred in connection with the foregoing (the “Transaction Expenses”).

“Transformative Acquisition” shall mean any acquisition by Parent or any Subsidiary, whether by purchase, merger or otherwise, that (i) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, the terms of the Loan Documents would not provide Parent and its Subsidiaries with adequate flexibility for the continuation or expansion of their combined operations following such consummation, as reasonably determined by Parent acting in good faith.

“Type” shall mean, when used in respect of any Term Loan or Borrowing, the Rate by reference to which interest on such Term Loan or on the Term Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include Term SOFR and the Base Rate.

“UK” shall mean the United Kingdom of Great Britain and Northern Ireland.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Pension Scheme” shall mean the Adient UK Pension Scheme.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” shall mean the United States of America.

“Unrestricted Cash” shall mean cash or Permitted Investments of Parent or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of Parent or any of its Subsidiaries; provided that cash or Permitted Investments that would appear as “restricted” on a consolidated balance sheet of Parent or any of its Subsidiaries solely as a result of Liens thereon under this Agreement, any other Loan Document or Liens to secure obligations under the ABL Credit Agreement, the First Lien Notes or the 2028 First Lien Notes shall be considered Unrestricted Cash.

“Unrestricted Cash Amount” shall mean, on any date, the lesser of $750,000,000 and the aggregate amount of Unrestricted Cash of Parent and its Subsidiaries on such date.

“Unrestricted Subsidiary” shall mean (1) any Subsidiary of Parent (other than a Borrower), whether now owned or acquired or created after the Closing Date, that is designated on or after the Closing Date by the Borrower Representative as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower Representative shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) all Investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted in accordance with the relevant requirements of Section 6.04 and (c) such Subsidiary being designated as an “Unrestricted Subsidiary” shall also, concurrently with such designation and thereafter, constitute an “unrestricted subsidiary” under any Material Indebtedness issued or incurred on or after the Closing Date; and (2) any subsidiary of an Unrestricted Subsidiary (unless transferred to such Unrestricted Subsidiary or any of its subsidiaries by Parent or one or more of its Subsidiaries after the date of the designation of the parent entity as a “Unrestricted Subsidiary” hereunder, in which case the subsidiary so transferred would be required to be independently designated in accordance with preceding clause (1)). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Parent (or its Subsidiaries) therein at the date of designation in an amount equal to the Fair Market Value of Parent’s (or its Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 6.04 (and not as an Investment permitted thereby in a Subsidiary). The Borrower Representative may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Default or Event of Default has occurred and is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence) and (ii) the Borrower Representative shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower Representative, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i). The designation of any Unrestricted Subsidiary as a Subsidiary after the Closing Date shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party (or its relevant Subsidiaries) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of such Loan Party’s (or its relevant Subsidiaries’) Investment in such Subsidiary.

“U.S. Collateral Agreement” shall mean the U.S. Collateral Agreement substantially in the form of Exhibit I dated as of the Closing Date, among each U.S. Loan Party, each other Loan Party that owns Equity Interests of a person incorporated or organized under the law of the United States, any state thereof, or the District of Columbia (other than Excluded Securities) (provided that the grant by any such other Loan Party under the U.S. Collateral Agreement shall be solely with respect to such Equity Interests and related rights and assets as expressly set forth in the U.S. Collateral Agreement) and the Collateral Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Loan Party” shall mean a Loan Party that is organized or incorporated under the laws of the United States of America, any state thereof, or the District of Columbia.

“U.S. Person” shall mean any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Pledged Collateral” shall have the meaning assigned to such term in the U.S. Collateral Agreement. “U.S. Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.
“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(e)(ii)(3).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law
October 26, 2001)).

“VAT” shall mean:

(a)    any value added tax imposed by the Value Added Tax Act 1994;

(b)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (including, in relation to Luxembourg, value added tax imposed under the law of 12 February 1979 relating to value added tax, as amended, implementing in Luxembourg the Council Directive 2006/112/EC on the common system of value added tax, as amended); and

(b) any other tax of a similar nature, whether imposed the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of Parent that is a Wholly Owned Subsidiary of Parent.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable

Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02    Terms Generally; GAAP. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein (including, for the avoidance of doubt, the proviso in the definition of “Capitalized Lease Obligations”), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if at any time, any change in GAAP would affect the computation of any financial ratio or requirement in the Loan Documents and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment), the Administrative Agent, the Lenders and the Borrowers shall, at no cost to the Borrowers, negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, and such financial ratio or requirement shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision is amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Parent or any Subsidiary at “fair value,” as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income,” without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

Section 1.03    Effectuation of Transactions. Each of the representations and warranties of the Borrowers contained in this Agreement (and all corresponding definitions) and applicable on the Closing Date and thereafter, are made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.04    Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.05    Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time.

Section 1.06    Classification of Loans and Borrowings. For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., a “Term B-2 Loan”) or by Type (e.g., a “Term SOFR Loan”).
Borrowings also may be classified and referred to by Class (e.g., a “Term B-2 Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”).

Section 1.07    Joint and Several Liability. The obligations of the Borrowers hereunder and under the other Loan Documents to which each Borrower is a party shall be joint and several and, as such, each Borrower shall be liable for all of such obligations of the other Borrowers under this Agreement and the other Loan Documents to which each Borrower is a party. To the fullest extent permitted by law the liability of each Borrower for the obligations under this Agreement and the other Loan Documents of the other applicable Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder; provided that no Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by such other applicable Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other applicable Borrower or such Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other applicable Borrower for the obligations hereunder or under any other Loan Document, or of such Borrower under this Section 1.07, in bankruptcy or in any other instance.

Section 1.08    Exchange Rates; Currency Equivalents; Basket Calculations.

(a)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to Term SOFR or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Successor Rate Conforming Changes.

(b)    Notwithstanding the foregoing, for purposes of determining compliance with any covenant in Article VI, (i) with respect to any amount of cash on deposit, Indebtedness, Investment, Restricted Payment, Lien, Disposition or Attributable Receivables Indebtedness (each, a “Covenant Transaction”) in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Covenant Transaction is incurred or made, and (ii) with respect to any Covenant Transaction incurred or made in reliance on a provision that makes reference to a percentage of Consolidated Total Assets, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated Total Assets occurring after the time such Covenant Transaction is incurred or made in reliance on such provision.

(c)    For purposes of determining compliance with any covenant in Article VI, with respect to the amount of any Covenant Transaction in a currency other than Dollars, such amount (i) if incurred or made in reliance on a fixed Dollar basket, will be converted into Dollars based on the relevant currency exchange rate in effect on the Closing Date, and (ii) if incurred in reliance on a percentage or ratio basket, will be converted into Dollars based on the relevant currency exchange rate in effect on the date such Covenant Transaction is incurred or made and such percentage or ratio basket will be measured at the time such Covenant Transaction is incurred or made.

Section 1.09    Jersey Terms.    In this Agreement, where it relates to a person incorporated or formed or having its center of main interests in Jersey, a reference to:

(a)    a winding up, administration or dissolution includes, without limitation, bankruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Article 125 of the Companies (Jersey) Law 1991, any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991, and any other similar proceedings affecting the rights of creditors generally under Jersey law, and shall be construed so as to include any equivalent or analogous proceedings;

(b)    a receiver, administrative receiver, administrator or the like includes, without limitation, the Viscount of the Royal Court of Jersey, autorisés or any other person performing the same function of each of the foregoing; and

(c)    a lien or a security interest includes, without limitation, any hypothèque whether conventional, judicial granted or arising by operation of law and any security interest created pursuant to the Security Interest (Jersey) Law 1983 or Security Interests (Jersey) Law 2012 and any related legislation.

Section 1.10    Spanish Terms. In this Agreement, where it relates to a person incorporated or formed or having its center of main interests in Spain, a reference to:

(a)    “insolvency” (concurso) or “insolvency proceeding” (procedimiento concursal) and any step or proceeding relating to it has the meaning attributed to them under the Spanish Recast Insolvency Law, including (i) a declaración de concurso con independencia de su carácter necesario o voluntario, as well as any filing for voluntary insolvency (solicitud de inicio del procedimiento de concurso voluntario), the request of declaration of insolvency by a third party (solicitud de concurso por acreedores), a declaration of insolvency (auto de declaración de concurso) (ii) any notice/petition to a competent court pursuant to article 585 of the Spanish Recast Insolvency Law, and (iii) a judicial composition agreement (convenio judicial con acreedores or transacción judicial) or an out-of-court composition agreement (convenio extrajudicial con acreedores or transacción extrajudicial). A person being unable to pay its debts includes that person being in a state of insolvencia or in concurso according to Spanish Recast Insolvency Law;

(b)    “control” has the meaning stated under article 42 of the Spanish Commercial Code.

(c)    “financial assistance” shall mean (a) in respect to a Spanish Loan Party incorporated as a Sociedad Anónima, financial assistance under Article 150 of the Spanish Companies Law; and (b) in respect to a Spanish Loan Party incorporated as a Sociedad de Responsabilidad Limitada, financial assistance under Article 143 of the Spanish Companies Law;

(d)    “winding up”, “administration” or “dissolution” includes, without limitation, disolución, liquidación, procedimiento concursal or any other similar proceedings and shall be used to those circumstances as regulated under the laws of Spain from time to time;

(e)    a “receiver”, “administrative receiver”, “administrator” or the like includes, without limitation, administración concursal or a liquidador or any other person performing the same function;

(f)    a “composition”, “compromise”, “assignment” or “arrangement” with any creditor includes, without limitation, the celebration of a convenio de acreedores within the context of a concurso or a plan de reestructuración (restructuring plan) under Title III of the Second Book of the Spanish Recast Insolvency Law;

(g)    a “matured obligation” includes, without limitation, any crédito vencido, líquido y exigible;

(h)    a “security” includes any mortgage (hipoteca), pledge (prenda) (with or without transfer of possession), financial collateral agreement (garantía financiera pignoraticia) and, in general, any in rem security right governed by the laws of Spain; and

(i)    a “guarantee” includes any accessory personal guarantee (fianza), performance bond (aval), joint and several guarantee (garantía solidaria) and first demand guarantee (garantía a primer requerimiento).

Section 1.11    Swedish Terms

Notwithstanding and overriding any other provision of this Agreement and any other Loan Document and/or any exhibit if schedule thereto:

(a)    ANY TRANSFER BY NOVATION AND/OR ASSIGNMENT, SHALL, AS REGARDS SECURITY GOVERNED BY SWEDISH LAW, TRANSFER AND/OR ASSIGN A PROPORTIONATE PART OF THE SECURITY INTERESTS GRANTED UNDER THE RELEVANT SWEDISH LAW GOVERNED

SECURITY TOGETHER WITH A PROPORTIONAL PART OF THE SECURITY INTEREST UNDER THE RELEVANT SWEDISH LAW SECURITY DOCUMENTS;

(b)    ANY OBLIGATION FOR ANY ENTITY INCORPORATED IN SWEDEN TO ACT AS TRUSTEE SHALL BE AN OBLIGATION TO ACT AS AGENT AND THE OBLIGATION TO HOLD ASSETS ON TRUST SHALL BE AN OBLIGATION NOT TO HOLD SUCH ASSETS ON TRUST BUT TO HOLD SUCH ASSETS AS AGENT;

(C)    IF ANY SWEDISH LOAN PARTY IS REQUIRED TO HOLD AN AMOUNT ON TRUST ON BEHALF OF ANOTHER PARTY (THE “BENEFICIARY”), THE SWEDISH LOAN PARTY SHALL HOLD SUCH MONEY AS AGENT FOR THE BENEFICIARY ON A SEPARATE ACCOUNT IN ACCORDANCE WITH THE SWEDISH ACT OF 1944 IN RESPECT OF ASSETS HELD ON ACCOUNT (SW. LAG (1944:181) OM REDOVISNINGSMEDEL) AND SHALL PROMPTLY PAY OR TRANSFER THE SAME TO THE BENEFICIARY OR AS THE BENEFICIARY MAY DIRECT;

(d)    ANY OBLIGATION, REPRESENTATION, UNDERTAKING, AND/OR LIABILITY OF ANY SWEDISH LOAN PARTY UNDER THIS AGREEMENT AND/OR THE LOAN DOCUMENTS IN RESPECT OF OR IN RELATION TO, BUT NOT LIMITED TO, ANY BORROWING, GUARANTY, GUARANTEE, SECURITY, SUBORDINATION, SUBROGATION, INDEMNITY, PAYMENT, REPAYMENT,
PRE-PAYMENT, REIMBURSEMENT OR COMPENSATION OBLIGATION, LIABILITY, OBLIGATION, WAIVER OF ANY RIGHTS, DEEMED CONSENT, RELEASE OF ANY RIGHTS OR LIABILITIES, OBLIGATION TO PAY ANY FEES OR COST AND/OR ANY OTHER OBLIGATION OR LIABILITY OF ITSELF OR ITS SUBSIDIARIES OR PARENT'S AND/OR PARENT'S SUBSIDIARIES OR OTHER ENTITY AND ANY RELEASE, DISPOSAL, TRANSFER OR OTHER ACTION IN CONNECTION WITH A DISTRESSED DISPOSAL SHALL BE LIMITED, IF (AND ONLY IF) REQUIRED BY THE PROVISIONS OF THE SWEDISH COMPANIES ACT REGULATING DISTRIBUTION OF ASSETS (CHAPTER 17, SECTIONS 1-4) (OR THEIR EQUIVALENTS FROM TIME TO TIME) AND UNLAWFUL LOANS, SECURITY, GUARANTEES AND FINANCIAL ASSISTANCE (CHAPTER 21, SECTIONS 1-5) (OR THEIR EQUIVALENTS FROM TIME TO TIME) AND IT IS UNDERSTOOD AND AGREED THAT THE OBLIGATIONS, REPRESENTATIONS, UNDERTAKINGS AND LIABILITIES OF EACH SWEDISH LOAN PARTY    UNDER THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS AND THE TERMS AND CONDITIONS OF THE LOAN DOCUMENTS ONLY APPLY TO THE EXTENT PERMITTED BY THE ABOVE MENTIONED PROVISIONS OF THE SWEDISH COMPANIES ACT AND THAT ANY ACTION WOULD NOT BREACH ANY OF THE ABOVE MENTIONED PROVISIONS OF THE SWEDISH COMPANIES ACT;

(e)    ANY OBLIGATION OF A SWEDISH LOAN PARTY AS JOINT AND SEVERAL BORROWER OR GUARANTOR SHALL BE SUBJECT TO (D) ABOVE;

(f)    ANY SECURITY GRANTED UNDER A SWEDISH LAW SECURITY DOCUMENT SHALL BE GRANTED TO THE SECURED PARTIES REPRESENTED BY THE COLLATERAL AGENT;

(g)    ANY RELEASE OF ANY SECURITY CREATED BY OR PURSUANT TO A SWEDISH LAW SECURITY DOCUMENT SHALL ALWAYS BE SUBJECT TO THE PRIOR WRITTEN CONSENT OF THE COLLATERAL AGENT (ACTING IN ITS SOLE DISCRETION ON A CASE-BY-CASE BASIS ), PROVIDED HOWEVER THAT NO SUCH CONSENT SHALL BE REQUIRED FOR THE DISPOSAL OF AN ASSET OF A SWEDISH LOAN PARTY THAT IS SUBJECT TO A BUSINESS MORTGAGE GOVERNED BY SWEDISH LAW (SW. FÖRETAGSHYPOTEK), EXCEPT TO THE EXTENT SUCH ASSET IS PLEDGED UNDER ANOTHER SWEDISH LAW SECURITY DOCUMENT. EACH SECURED PARTY HEREBY AUTHORIZES THE COLLATERAL AGENT TO RELEASE SUCH SECURITY AT ITS DISCRETION WITHOUT NOTIFICATION OR FURTHER REFERENCE TO ANY SECURED PARTY. THE SWEDISH LAW SECURITY DOCUMENTS SHALL NOT OPERATE TO AUTOMATICALLY RELEASE ANY ASSET SUBJECT TO SUCH SECURITY OTHER THAN FOLLOWING FULL DISCHARGE OF THE OBLIGATIONS SECURED BY THE SWEDISH LAW SECURITY DOCUMENTS;

(h)    ANY SECURITY CREATED BY OR PURSUANT TO A SWEDISH LAW SECURITY DOCUMENT SHALL NOT BE RELEASED, EVEN IF SUCH TRANSACTION (INCLUDING BUT NOT LIMITED TO ANY RELEASE, AMALGAMATION, MERGER, CONSOLIDATION, DISSOLUTION,
RE-DESIGNATION, DISTRIBUTION OR DISPOSAL, REORGANIZATION OR REDUCTION OF CAPITAL) IS PERMITTED BY THIS AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT, WITHOUT THE PRIOR WRITTEN CONSENT (IN ITS SOLE DISCRETION ON A CASE-BY-CASE BASIS) OF THE COLLATERAL AGENT, PROVIDED HOWEVER THAT NO SUCH CONSENT SHALL BE REQUIRED FOR THE DISPOSAL OF AN ASSET OF A SWEDISH LOAN PARTY THAT IS SUBJECT TO A BUSINESS MORTGAGE GOVERNED BY SWEDISH LAW (SW. FÖRETAGSHYPOTEK), EXCEPT TO THE EXTENT SUCH ASSET IS PLEDGED UNDER ANOTHER SWEDISH LAW SECURITY DOCUMENT. THE SECURED PARTIES HERBY AUTHORIZE THE COLLATERAL AGENT TO RELEASE SECURITY SUBJECT TO A SWEDISH LAW SECURITY DOCUMENT AT ITS DISCRETION WITHOUT NOTIFICATION OR FURTHER REFERENCE TO ANY SECURED PARTY. THE SWEDISH LAW SECURITY DOCUMENTS AND/OR ANY OTHER LOAN DOCUMENT WILL NOT OPERATE TO AUTOMATICALLY RELEASE ANY ASSET SUBJECT TO SUCH SECURITY OTHER THAN FOLLOWING FULL DISCHARGE OF THE OBLIGATIONS SECURED BY THE SWEDISH LAW SECURITY DOCUMENTS;

(I)    ANY AMALGAMATION, MERGER, CONSOLIDATION, DISSOLUTION,
RE-DESIGNATION, DISTRIBUTION, DISPOSAL, REORGANIZATION OR REDUCTION OF CAPITAL INVOLVING AN ENTITY INCORPORATED IN SWEDEN (INCLUDING BUT NOT LIMITED TO ANY SWEDISH LOAN PARTY) WHICH ARE SUBJECT TO SWEDISH LAW SECURITY DOCUMENTS SHALL ALWAYS BE SUBJECT TO THE PRIOR WRITTEN CONSENT OF THE COLLATERAL AGENT (IN EACH CASE ACTING IN ITS SOLE DISCRETION AND ON A CASE BY CASE BASIS). THE SECURED PARTIES HERBY AUTHORIZE THE COLLATERAL AGENT TO GRANT SUCH CONSENT AT ITS DISCRETION WITHOUT NOTIFICATION OR FURTHER REFERENCE TO ANY SECURED PARTY;

(j)    THE CIRCUMSTANCE OR FACT THAT NO SPECIFIC REFERENCE IS MADE TO OR QUALIFICATION IS MADE IN RESPECT OF THE SWEDISH TERMS IN A LOAN DOCUMENT SHALL NOT MEAN THAT THE SWEDISH TERMS DO NOT APPLY AND OVERRIDE, THE SWEDISH TERMS SHALL ALWAYS OVERRIDE AND NO STATEMENT OR REFERENCE IN ANY LOAN DOCUMENT THAT A PROVISION OR TERM SHALL APPLY NOTWITHSTANDING ANY OTHER PROVISION SHALL APPLY IN RELATION TO THE SWEDISH TERMS;

(k)    A “COMPROMISE” OR “ARRANGEMENT” WITH ANY CREDITOR INCLUDES (A) ANY WRITE-DOWN OF DEBT (SW. OFFENTLIGT ACKORD) FOLLOWING FROM ANY PROCEDURE OF ‘FÖRETAGSREKONSTRUKTION’ UNDER THE SWEDISH COMPANY REORGANISATION ACT (SW. LAG OM FÖRETAGSREKONSTRUKTION (2022:964)) (THE “SWEDISH COMPANY REORGANISATION ACT”), OR (B) ANY WRITE-DOWN OF DEBT IN BANKRUPTCY (SW. ACKORD I KONKURS) UNDER THE SWEDISH BANKRUPTCY ACT (SW. KONKURSLAG (1987:672)) (THE “SWEDISH BANKRUPTCY ACT”);

(l)    A “RECEIVER”, “TRUSTEE” OR “CUSTODIAN” INCLUDES (A) ‘REKONSTRUKTÖR’ UNDER THE SWEDISH COMPANY REORGANISATION ACT, (B) ‘KONKURSFÖRVALTARE’ UNDER THE SWEDISH BANKRUPTCY ACT, OR (C) ‘LIKVIDATOR’ UNDER THE SWEDISH COMPANIES ACT;

(m)    A “MERGER”, “CONSOLIDATION” OR “AMALGAMATION” INCLUDES ANY ‘FUSION’ IMPLEMENTED IN ACCORDANCE WITH CHAPTER 23 OF THE SWEDISH COMPANIES ACT;

(n)    A “WINDING-UP”, “LIQUIDATION” OR “DISSOLUTION” INCLUDES ‘FRIVILLIG LIKVIDATION’ OR ‘TVÅNGSLIKVIDATION’ UNDER CHAPTER 25 OF THE SWEDISH COMPANIES ACT, A “BANKRUPTCY” INCLUDES A ‘KONKURS’ UNDER THE SWEDISH BANKRUPTCY ACT AND A “REORGANIZATION” INCLUDES A ‘FÖRETAGSREKONSTRUKTION’ UNDER THE SWEDISH COMPANY REORGANISATION ACT;

(o)    AN INSOLVENCY INCLUDES SUCH ENTITY BEING SUBJECT TO “KONKURS” UNDER THE SWEDISH BANKRUPTCY ACT, “FÖRETAGSREKONSTRUKTION” UNDER THE SWEDISH
COMPANY REORGANISATION ACT OR “TVÅNGSLIKVIDATION” UNDER CHAPTER 25 OF THE SWEDISH COMPANIES ACT;

(p)    IN RELATION TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, ANY WINDING-UP, INSOLVENCY, BANKRUPTCY PROCEEDING, CREDIT BIDDING OR SIMILAR ARRANGEMENT INVOLVING AN ENTITY INCORPORATED IN SWEDEN (INCLUDING BUT NOT LIMITED TO ANY SWEDISH LOAN PARTY) WILL ALWAYS BE SUBJECT TO SWEDISH LAW AND IN PARTICULAR TO BUT NOT LIMITED TO THE PROCEDURE SET FORTH IN THE SWEDISH BANKRUPTCY ACT, THE SWEDISH COMPANY REORGANISATION ACT AND THE SWEDISH COMPANIES ACT;

(q)    ANY SWEDISH LAW SECURITY DOCUMENTS ENTERED INTO AFTER OR REAFFIRMED AFTER THE OBLIGATIONS HAVE BEEN INCURRED, MAY BE SUBJECT TO CLAW BACK UNDER RELEVANT PROVISIONS OF SWEDISH LAW;

(r)    ANY PROVISION IN THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS PROVIDING THAT THE SWEDISH LAW SECURITY DOCUMENTS WILL NOT BE AFFECTED BY ANY AMENDMENT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS UNDER WHICH THE OBLIGATIONS ARISE MAY BE HELD TO BE INEFFECTIVE BY A SWEDISH COURT IN CIRCUMSTANCES WHERE THE AMENDMENT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IS MATERIAL TO THE SECURITY PROVIDER’S OBLIGATIONS AND THE SECURITY PROVIDER HAS NOT CONSENTED TO SUCH AMENDMENT (EVEN IF THE SWEDISH LAW SECURITY DOCUMENT STATES THAT THE OBLIGATIONS ARISING UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS 'AS IT MAY BE AMENDED FROM TIME TO TIME');

(s)    ANY PROVISION IN THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS PROVIDING THAT THE SWEDISH LAW SECURITY DOCUMENTS SHALL BE REINSTATED IN CERTAIN CIRCUMSTANCES AFTER IT HAS BEEN RELEASED MAY NOT BE ENFORCEABLE UNDER SWEDISH LAW;

(t)    ANY PROVISION IN THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS PROVIDING THAT THE SWEDISH LAW SECURITY DOCUMENTS SHALL REMAIN VALID UPON OR EXTEND TO ANY NEW DEBT FOLLOWING ANY REPAYMENT OR REFINANCING OF THE ORIGINAL DEBT OR SIMILAR ARRANGEMENT IS LIKELY NOT TO BE VALID AND ENFORCEABLE UNDER SWEDISH LAW OR HELD EFFECTIVE BY A SWEDISH COURT GIVEN THAT SWEDISH SECURITY IS ACCESSORY TO THE OBLIGATIONS IT SECURES;

(u)    THE COVENANTS PROVIDED IN SECTION 5.06 WITH RESPECT TO SANCTIONS SHALL NOT BE MADE BY NOR APPLY TO ANY SWEDISH LOAN PARTY IN SO FAR AS THEY WOULD VIOLATE OR EXPOSE ANY SWEDISH LOAN PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR ANY DIRECTOR, OFFICER OR EMPLOYEE THEREOF TO ANY LIABILITY UNDER ANY
ANTI-BOYCOTT OR BLOCKING LAW, REGULATION OR STATUTE THAT IS IN FORCE FROM TIME TO TIME AND APPLICABLE TO SUCH ENTITY (INCLUDING WITHOUT LIMITATION EU REGULATION (EC) 2271/1996 AND EU REGULATION (EU) 2018/1100). NONE OF THE COVENANTS PROVIDED IN SECTION 5.06 WITH RESPECT TO SANCTIONS SHALL BE MADE TO ANY LENDER INCORPORATED IN OR ORGANIZED UNDER THE LAWS OF ANY MEMBER STATE OF THE EUROPEAN UNION (ACTING THROUGH ANY OF THEIR SUBSIDIARIES, ALSO INCLUDING SUBSIDIARIES NOT INCORPORATED IN A MEMBER STATE OF THE EUROPEAN UNION, AS NOTIFIED BY SUCH LENDER TO THE ADMINISTRATIVE AGENT) EU REGULATION (EC) 2271/1996 OR EU REGULATION (EU) 2018/1100 (OR ANY RELATED LAWS OF ANY MEMBER STATE OF THE EUROPEAN UNION) OR ANY SIMILAR APPLICABLE ANTI-BOYCOTT LAW OR REGULATION. IN CONNECTION WITH ANY

WAIVER, DETERMINATION OR DIRECTION RELATING TO ANY PART OF SECTION 5.06 OF WHICH A LENDER DOES NOT HAVE THE BENEFIT, THE COMMITMENT OF THAT LENDER WILL BE EXCLUDED FOR THE PURPOSE OF DETERMINING WHETHER THE CONSENT OF THE REQUISITE MAJORITY OF
LENDERS HAS BEEN OBTAINED OR WHETHER THE DETERMINATION OR DIRECTION BY THE REQUISITE MAJORITY OF LENDERS HAS BEEN MADE; AND

(v)    SUBJECT IN ALL RESPECTS TO THE TERMS OF THE APPLICABLE INTERCREDITOR AGREEMENT, IT IS BEING UNDERSTOOD AND AGREED THAT, THE SWEDISH LAW SECURITY DOCUMENTS SECURING THE OBLIGATIONS IN RESPECT OF THIS AGREEMENT, ON THE ONE HAND, AND THE FIRST LIEN NOTES, THE 2028 FIRST LIEN NOTES AND ANY OTHER FIRST LIEN OBLIGATIONS, ON THE OTHER HAND, THE FORMER SHALL CONSTITUTE FIRST RANKING PLEDGE AGREEMENTS (SW. FÖRSTAHANDSPANTER) AND THE LATTER SECOND RANKING PLEDGE AGREEMENTS (SW. ANDRAHANDSPANTER) UNDER SWEDISH LAW. FOR THE AVOIDANCE OF DOUBT, THE FOREGOING SHALL NOT AFFECT THE AGREEMENTS MADE UNDER THE EQUAL PRIORITY INTERCREDITOR AGREEMENT OR ANY OTHER PERMITTED FIRST LIEN INTERCREDITOR AGREEMENT TO THE EFFECT THAT OBLIGATIONS UNDER THIS AGREEMENT, ON THE ONE HAND, AND THE FIRST LIEN NOTES, THE 2028 FIRST LIEN NOTES AND SUCH OTHER FIRST LIEN OBLIGATIONS ON THE OTHER HAND, SHALL SHARE IN THE PROCEEDS OF ANY SECURITY ON A PRO RATA AND PARI PASSU BASIS AS DESCRIBED THEREIN.

Section 1.12    Luxembourg Terms. In each Loan Document, where it relates to a person incorporated or having its centre of main interests in Luxembourg, a reference to:
(a)    a “winding-up”, “administration” or “dissolution” includes, without limitation, any procedure or proceeding in relation to an entity becoming bankrupt (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), administrative dissolution without liquidation procedure (procédure de dissolution administrative sans liquidation), amicable (out-of-court) reorganisation proceedings (including any request to appoint a conciliator), judicial reorganisation proceedings (including by way of mutual or collective agreement or transfer of assets or activities by court order), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of creditors generally under Luxembourg law, and shall be construed so as to include any equivalent or analogous liquidation or reorganisation proceedings;
(b)    an “agent” includes, without limitation, a "mandataire";
(c)    “constitutional documents” includes the up-to-date articles of association (statuts) or the articles of incorporation of that person, as appropriate;
(d)    a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:
(i)    juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;
(ii)    liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg act dated 10 August 1915 on commercial companies, as amended (the “Luxembourg Companies’ Act”);
(iii)    juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg Companies’ Act; and/or
(iv)    a conciliateur;
(e)    a “matured obligation” includes, without limitation, any exigible, certaine and liquid obligation;

(f)    “Security” or a “security interest” includes, without limitation, any hypothèque, nantissement, privilège, gage, droit de retention, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce or sûreté réelle and any type of real security or agreement or arrangement having a similar effect whatsoever whether granted or arising by operation of law; and
(g)    A person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) and having lost its creditworthiness (ébranlement de crédit)
Section 1.13    Belgian Terms. In this Agreement, where it relates to a Belgian Loan Party, a reference to:
(a)    a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer shall be deemed to include any curator / curateur, vereffeningsdeskundige / praticien de la liquidation, herstructureringsdeskundige/praticien de la réorganisation, vereffenaar / liquidateur, ~~voorlopig~~gedelegeerd rechter / juge délégué, voorlopige bewindvoerder / administrateur provisoire, gerechtsmandataris / mandataire de justice, mandataris ad hoc / mandataire ad hoc, ~~as applicable, and~~gerechtelijk deskundige / expert judiciaire, gerechtelijk bewindvoerder / administrateur judiciaire, ondernemingsbemiddelaar / médiateur ~~d'entreprise~~d’entreprise and sekwester / ~~séquestre~~sequester;

(b)    a person being unable to pay its debts is that person being in a state of cessation of payments (staking van betaling / cessation de paiements);

(c)    insolvency shall be deemed to include ~~a~~an open gerechtelijke reorganisatie / réorganisation judiciaire publique, besloten gerechtelijke reorganisatie / réorganisation judiciaire privée, faillissement / faillite, besloten voorbereiding van het failissement / préparation privée d’une faillite, overdracht onder gerechtelijk gezag
/ transfert sous autorité judiciaire and any other concurrence between creditors (samenloop van schuldeisers / concours des créanciers);
(d)    suspension of payment, moratorium of any indebtedness or reorganisation shall be deemed to include any of those terms in the context of any gerechtelijke reorganisatie / réorganisation judiciaire;, overdracht onder gerechtelijk gezag / transfert sous autorité judiciaire, staking van betaling / cessation de paiements, or pre-pack or any other legal proceeding based on Book XX, Title V/I (Insolventie van Ondernemingen / Insolvabilité des entreprises – Gerechtelijke reorganisatie / Réorganisation judiciaire) or Title V/II (Insolventie van Ondernemingen / Insolvabilité des entreprises – Overdracht onder gerechtelijk gezag / Transfert sous autorité judiciaire) of the Belgian Code of Economic Law (Wetboek van economisch recht / Code de droit économique);
(e)    winding up, administration, liquidation or dissolution includes any vereffening / liquidation, ontbinding / dissolution, faillissement / faillite, besloten voorbereiding van het faillissement / préparation privée d’une faillite and sluiting van een onderneming/ fermeture ~~d'enterprise~~d'une enterprise;

(f)    assignment, composition, compromise or similar arrangement with any creditor shall be deemed to include a minnelijk akkoord met alle schuldeisers/ accord amiable avec tous les créanciers or gerechtelijke reorganisatie / réorganisation judiciaire, as applicable;

(g)    attachment, sequestration, distress, execution or analogous events shall be deemed to include any uitvoerend beslag / saisie exécutoire and bewarend beslag / saisie conservatoire;

(h)    security interest or security shall be deemed to include any mortgage (hypotheek / hypothèque), pledge (pand / gage), privilege (voorrecht / privilège), retention right (eigendomsvoorbehoud / réserve de propriété), any security in rem (zakelijke zekerheid / sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid / transfert à titre de garantie) and, in general, any right in rem created for the purpose of granting security and any promise or mandate to create any of the security interest mentioned above;

(i)    a company which is organised under the laws of Belgium, incorporated in Belgium or which its jurisdiction of incorporation is Belgium means that this company has its statutory seat (statutaire zetel/siège statutaire within the meaning of the Belgian Code of Companies and Associations) in Belgium;

(j)    guarantee means, only for the purpose of the guarantee granted by a Belgian Loan Party, an independent guarantee (autonome garantie/garantie autonome) and not a surety (borg/cautionnement); and
(k)    ~~(j)~~ an amalgamation, demerger, merger, consolidation or corporate reconstruction includes a overdracht van algemeenheid / transfert d'universalité, overdracht van bedrijfstak / transfert de branche d'activité, splitsing / scission and fusie / fusion and assimilated transactions (gelijkgestelde verrichtingen / operations assimilées) in accordance with Articles 12.7 and 12.8 of the Belgian Code of Companies and Associations;

(l)    ~~(k)~~ a subsidiary shall be deemed to include a dochtervennootschap / filiale as defined in Article 1:15 of the Belgian Code of Companies and Associations; ~~and~~

(m)    the Belgian Civil Code means the Belgian oud Burgerlijk Wetboek/ancien Code Civil of 21 March 1804 and, with effect from its applicable effective date, the Belgian Burgerlijk Wetboek/Code Civil introduced pursuant to the Wet van 13 april 2019 tot invoering van een Burgerlijk Wetboek en tot invoeging van boek 8 “Bewijs” in dat Wetboek/Loi du 13 avril 2019 portant création d’un Code civil et y insérant un livre 8 “La preuve”, as amended from time to time; and

(n)    ~~(l)~~ the Belgian Code of Companies and Associations means the Belgian Wetboek van vennootschappen en verenigingen/ Code des sociétés et des associations dated 23 March 2019, as amended from time to time.

Section 1.14    Polish Terms. In each Loan Document, where it relates to a person incorporated or having its center of main interests in Poland, a reference to:

(a)    a dissolution or similar arrangement includes a postępowanie upadłościowe;

(b)    a composition, administration, reorganisation or similar arrangement with any creditor includes a postępowanie upadłościowe and postępowanie restrukturyzacyjne of each kind, i.e. postępowanie o zatwierdzenie układu, przyspieszone postępowanie układowe, postępowanie układowe, postępowanie sanacyjne);

(c)    a compulsory manager, receiver or administrator includes a tymczasowy nadzorca sądowy,
sędzia-komisarz, syndyk or zarządca established under Polish Insolvency Act of 28 February 2003 (Journal of Laws of 2022, item 1520, as amended), a nadzorca sądowy established under Article 38 of the Polish Restructuring Law of 15 May 2015 (Journal of Laws of 2022, item 2309, as amended), a zarządca established under Article 27 of the Polish Act on Registered Pledges and the Pledge Register dated 6 December 1996 (Journal of Laws of 2018, item 2017, as amended) and zarządca przymusowy established under Article 1064(1) of the Polish Civil Procedure Code dated 17 November 1964 (Journal of Laws of 2023, item 1610, as amended); and

(d)    a winding up includes a declaration of bankruptcy.

Section 1.15    Waiver of Certain Belgian Law Provisions

(a)    Each party hereto (for purposes of this Section 1.15, a “Party”) agrees to waive Article 5.74, Article 5.90, second paragraph and Article 5.239, §2 of the Belgian Civil Code and agrees that it shall not be entitled to make any claim or exercise any rights under Article 5.74, Article 5.90, second paragraph or Article 5.239, §2 of the Belgian Civil Code. Each Party agrees that this waiver and agreement apply to all Loan Documents governed by Belgian law.

(b)    Where this Agreement refers to any computation of a term or period of time, Article 1.7 of the Belgian Civil Code shall not apply.

(c)    To the extent Belgian law governs the Parties’ non-contractual obligations and to the fullest extent permitted by law, each Party expressly and irrevocably waives (for itself and on behalf of any of its

Affiliates) any non-contractual claim or right it may have against each other Party pursuant to article 6.3, §1 of the Belgian Civil Code in respect of any breach by a Party of any of its obligations under the Loan Documents.

(d)    To the fullest extent permitted by law, each Party expressly and irrevocably waives (for itself and on behalf of any of its affiliates) any non-contractual claim and right it may have against any Auxiliaries (as defined below) of each other Party pursuant to article 6.3, §2 of the Belgian Civil Code in connection with the Loan Documents. For the purposes hereof, “Auxiliary” means any person or entity who performs (in whole or in part) any obligation of a Party, is engaged in relation to the performance of any obligation under the Loan Documents, or represents a Party in connection with the Loan Documents (whether in its own name and/or for its own account, or in the name and/or for the account of a Party), including auxiliaries (hulppersonen/auxiliaires) of a Party as referred to in article 6.3, §2 of the Belgian Civil Code. This includes any affiliate, director, officer, board member, manager, employee, founder, member, partner, shareholder, associate, volunteer, agent, attorney, advisor or contractor of a Party. For the avoidance of doubt, this definition also includes any subsequent tiers of such auxiliaries, including any secondary, tertiary, or further removed auxiliaries, irrespective of their level or order in the chain of appointments.

(e)    Paragraphs (c) and (d) above shall not apply to non-contractual claims or rights in respect of any breach by a Party or by any Auxiliaries of each other Party that constitutes either (i) a breach of its general duty of care obligation, provided that the resulting damage is different from the damage attributable to the wrongful performance of contractual obligations, or (ii) a criminal offence.

ARTICLE II

The Credits

Section 2.01    Commitments. Subject to the terms and conditions set forth herein:

(a)    each Lender agrees, severally and not jointly, to make Initial Term Loans in Dollars to the Borrowers on the Closing Date in an aggregate principal amount not to exceed such Lender’s Initial Term Loan Commitment;

(b)    subject to the terms and conditions hereof and of Amendment No. 1, each Additional Term B-1 Lender agrees, severally and not jointly, to make an Additional Term B-1 Loan to the Borrowers on the Amendment No. 1 Effective Date in Dollars in an aggregate principal amount equal to its Additional Term B-1 Commitment on the Amendment No. 1 Effective Date;

(c)    (i) subject to the terms and conditions hereof and of Amendment No. 3, (x) each Additional Term B-2 Lender agrees, severally and not jointly, to make an Additional Term B-2 Loan to the Borrowers on the Amendment No. 3 Effective Date in Dollars in an aggregate principal amount equal to its Additional Term B-2 Commitment on the Amendment No. 3 Effective Date and (y) each Continuing Term B-2 Lender agrees, severally and not jointly, to continue its Existing Term Loans as Term B-2 Loans on the Amendment No. 3 Effective Date in an aggregate principal amount equal to its Continuing Term B-2 Commitment on the Amendment No. 3 Effective Date. The Borrowers shall prepay the Existing Term Loans with a like amount from the net proceeds of the Term B-2 Loans together with cash on hand (it being understood that, as of the Amendment No. 3 Effective Date, after giving effect to (A) the borrowings of Term B-2 Loans in accordance with this clause (i) and (B) the repayment of Existing Term Loans as contemplated by this clause (i), the aggregate outstanding principal amount of the Term B-2 Loans shall be
$635,000,000 and the aggregate outstanding principal amount of the Existing Term Loans shall be $0);

(ii) The Term B-2 Loans (including the 2026 Incremental Term B-2 Loans borrowed pursuant to Section 2.01(f) below) have the same terms as the Existing Term Loans as set forth in this Agreement and Loan Documents before giving effect to Amendment No. 3, except as modified by Amendment No. 3; it being understood that the Term B-2 Loans (and all principal, interest and other amounts in respect thereof) constitute “Obligations” under this Agreement and the other Loan Documents and have the same rights and obligations under this Agreement and the Loan Documents as the Existing Term Loans immediately prior to the Amendment No. 3 Effective Date, except as modified by Amendment No. 3;

(d)    each Lender having an Incremental Term Loan Commitment agrees, severally and not jointly, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the applicable Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment;

(e)    subject to the terms and conditions hereof and of Amendment No. 1, each Incremental Term B-1 Lender agrees, severally and not jointly, to make an Incremental Term B-1 Loan to the Borrowers on the Amendment No. 1 Effective Date in Dollars in an aggregate principal amount equal to its Incremental Term B-1 Commitment on the Amendment No. 1 Effective Date; ~~and~~

(f)    subject to the terms and conditions hereof and of Amendment No. 6, each 2026 Incremental Term B-2 Lender agrees, severally and not jointly, to make a 2026 Incremental Term B-2 Loan to the Borrowers on the Amendment No. 6 Effective Date in Dollars in an aggregate principal amount equal to its 2026 Incremental Term B-2 Commitment on the Amendment No. 6 Effective Date; and

~~(f)~~(g)    amounts of Term Loans borrowed under Sections 2.01(a), (b), (c), (d) ~~or~~, (e) or (f) that are repaid or prepaid may not be reborrowed.

Section 2.02    Term Loans and Borrowings.

(a)    Each Term Loan shall be made as part of a Borrowing consisting of Term Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Term Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Term Loans as required.

(b)    Subject to Section 2.14, each Borrowing shall be comprised entirely of Base Rate Loans or Term SOFR Loans as the Borrower Representative may request in accordance herewith. Each Lender at its option may make any Base Rate Loan or Term SOFR Loan by causing any U.S. or non-U.S. branch or Affiliate of such Lender to make such Term Loan (and in the case of an Affiliate, the provisions of Sections 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided, that any exercise of such option shall not affect the obligation of any Borrower to repay such Term Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)    [Reserved].

(d)    Borrowings of more than one Type and Class may be outstanding at the same time; provided, however, that the Borrower Representative shall not be entitled to request any Borrowing that, if made, would result in more than 10 Term SOFR Borrowings outstanding under all Term Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

Section 2.03    Requests for Borrowings.

(a)    To request a Term Borrowing, the Borrower Representative shall notify the Administrative Agent of such request (a) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, by telephone, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing; provided, however, that if the Borrower Representative wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” (i) the applicable request must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (ii) not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, the Administrative Agent shall notify the Borrower Representative (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders and the Administrative Agent. Each such Borrowing Request shall be irrevocable and (in the case of telephonic requests) shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    whether such Borrowing is to be a Borrowing of Term B-2 Loans or Other Term Loans of a particular Class;

(ii)    the aggregate amount of the requested Borrowing;

(iii)    the date of such Borrowing, which shall be a Business Day;

(iv)    whether such Borrowing is to be a Base Rate Borrowing or a Term SOFR Borrowing;

(v)    in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Term Loan to be made as part of the requested Borrowing.

Section 2.04    [Reserved].

Section 2.05    [Reserved].

Section 2.06    Funding of Borrowings.

(a)    Each Lender shall make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Term Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower as specified in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to such Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrowers, the interest rate then applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Term Loan included in such Borrowing. The foregoing shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.07    Interest Elections.

(a)    Each Borrowing initially shall be of the Type, and under the applicable Class, specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request; provided that the Term B-2 Loans shall initially be Term SOFR Loans with an Interest Period of one month. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Term Loans comprising such Borrowing, and the Term Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Section 2.07, the Borrowers shall not be permitted to change the Class or currency of any Borrowing.

(b)    To make an election pursuant to this Section 2.07, the Borrower Representative shall notify the Administrative Agent of such election (by telephone or irrevocable written notice), by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Representative were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request signed by the Borrower Representative. Notwithstanding any contrary provision herein, this Section 2.07 shall not be construed to permit the Borrower Representative to (i) elect an Interest Period for Term SOFR Loans that does not comply with Section 2.02(d) or (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or Term Loans pursuant to which such Borrowing was made.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a Term SOFR Borrowing; and
(iv)    if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(d) regarding the maximum number of Borrowings of the relevant Type.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies such Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to a Base Rate Borrowing.

Section 2.08    Termination and Reduction of Commitments.

(a)    The Initial Term Loan Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Initial Term Loans pursuant to Section 2.01. The Additional Term B-1 Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Additional Term B-1 Loans pursuant to Section 2.01. The Incremental Term B-1 Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Incremental Term B-1 Loans pursuant to Section 2.01. The Term B-2 Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Term B-2 Loans pursuant to Section 2.01. The 2026 Incremental Term B-2 Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s 2026 Incremental Term B-2 Loans pursuant to Section 2.01.

(b)    The Borrower Representative may at any time terminate, or from time to time reduce, the Commitments of any Class; provided, that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 (or, if less, the remaining amount of the Commitments of such Class).

(c)    The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section 2.08 at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of the Commitments of any Class delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
Section 2.09    Repayment of Term Loans; Evidence of Debt.

(a)    Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan to such Borrower of such Lender as provided in Section 2.10.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Term Loan made by such

Lender, including the amounts of principal and interest and applicable currencies payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, the Facility, Class and Type thereof, the Interest Period (if any) applicable thereto and the Borrower thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Term Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Term Loans made by it be evidenced by a promissory note (a “Note”). In such event, the applicable Borrower(s) shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form attached hereto as Exhibit F, or in another form approved by such Lender, the Administrative Agent and the Borrower Representative in their sole discretion. Thereafter, unless otherwise agreed to by the applicable Lender, the Term Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

(f)    The Borrowers shall repay to the Administrative Agent, for the ratable account of each Exiting Lender (as defined in Amendment No. 3), the full principal amount of the Existing Term Loans of the Exiting Lenders on the Amendment No. 3 Effective Date.

Section 2.10    Repayment of Term Loans .

(a)    Subject to the other clauses of this Section 2.10 and to Section 9.08(e),

(i)    the Borrowers shall repay principal of outstanding Term Loans on the last Business Day of each March, June, September and December of each year (commencing on the last Business Day of June 2024) (each such date being referred to as a “Term B-2 Loan Installment Date”) in an aggregate principal amount equal to (x) in the case of any such repayment on or prior to June 30, 2026, 0.25% of the aggregate principal amount of Term B-2 Loans outstanding on the Amendment No. 3 Effective Date; and (y) commencing with such repayment on September 30, 2026 and thereafter, 0.255754476% of the aggregate principal amount of Term B-2 Loans outstanding on the Amendment No. 6 Effective Date (which amount pursuant to this clause (y) shall be $2,866,272.38);

(ii)    in the event that any Other Term Loans are made, the applicable Borrowers thereof shall repay such Other Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (each such date being referred to as an “Other Term Loan Installment Date”); and
(iii)    to the extent not previously paid, all outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.

(b)    [Reserved].

(c)    Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) shall be applied so that the aggregate amount of such prepayment is allocated among the Term B-2 Loans and the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term B-2 Loans and Other Term Loans, if any, to reduce amounts due on the succeeding Term Loan Installment Dates for such Classes in direct order of maturity thereof; provided, that, subject to the pro rata application to Term Loans outstanding within any respective Class of Term Loans, (x) with respect to mandatory prepayments of Term Loans pursuant to Section 2.11(b)(i)(1), any Class of Other Incremental Term Loans may receive less than such pro rata share thereof (so long as the amount by which such pro rata share exceeds the amount actually applied to such Class is applied to repay (on a pro rata basis) the outstanding Term B-2 Loans and any other Classes of then outstanding Other Incremental Term Loans), in each case to the extent the respective Class receiving less than its pro rata share has consented thereto and (y) the Borrower Representative shall allocate any repayments pursuant to Section 2.11(b)(i)(2) to repay the respective Class or Classes being refinanced, as provided in said Section 2.11(b)(i)(2). Any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Borrower Representative may in each case direct.

Prior to any prepayment of any Term Loan under any Facility hereunder, except as set forth in Section 2.10(d), the Borrower Representative shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection not later than (i) in the case of a Base Rate Borrowing, 11:00 a.m., New York City time, on the scheduled date of such prepayment and (ii) in the case of a Term SOFR Borrowing, 11:00 a.m., New York City time, three (3) Business Days before the scheduled date of such prepayment (or, in each case, such shorter period acceptable to the Administrative Agent). Each such notice shall be irrevocable; provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each repayment of a Borrowing shall be applied ratably to the Term Loans included in the repaid Borrowing. All repayments of Term Loans shall be accompanied by (1) accrued interest on the amount repaid to the extent required by Section 2.13(d) and (2) break funding payments pursuant to Section 2.16.

(d)    The Borrower Representative shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.11(b) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s pro rata share of each relevant Class of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and the Borrower Representative no later than 5:00
p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.11(b) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. In the event that the Declined Prepayment Amount is greater than $0, the Administrative Agent will promptly notify each Accepting Term Lender of the amount of such Declined Prepayment Amount and of any such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount (based on such Lender’s pro rata share of the Term Loans (excluding the pro rata share of Declining Term Lenders)). Any such Accepting Term Lender may elect, by delivering, no later than 5:00 p.m. one (1) Business Day after the date of such Accepting Term Lender’s receipt of notice from the Administrative Agent regarding such additional prepayment, a written notice, that such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount not be applied to repay such Accepting Term
Lender’s Term Loans, in which case the portion of such Declined Prepayment Amount which would otherwise have been applied to such Term Loans of the Declining Term Lenders shall instead be retained by the Borrowers. Each Accepting Term Lender’s ratable portion of such Declined Prepayment Amount (unless declined by the respective Accepting Term Lender as described in the preceding sentence) shall be applied to the respective Term Loans of such Lenders. For the avoidance of doubt, the Borrowers may, at their option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.11(a) below.

Section 2.11    Prepayment of Term Loans.

(a)    Each Borrower shall have the right at any time and from time to time to prepay any Term Loan to such Borrower in whole or in part, without premium or penalty (but subject to (x) Section 2.16, (y) the last sentence of this Section 2.11(a) and (z) prior notice in accordance with the provisions of Section 2.10(c)), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d). If any Repricing Event occurs prior to the date that is six months after the Amendment No. ~~5~~6 Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Lender with Term Loans that are subject to such Repricing Event, a fee in an amount equal to 1.00% of the aggregate principal amount of the Term Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of such Repricing Event.

(b)

(i)    The Borrowers shall apply (1) all Net Proceeds (other than Net Proceeds of the kind described in the following clause (2)) within five (5) Business Days after receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 and (2) all Net Proceeds from any issuance or incurrence of Refinancing Notes and Refinancing Term Loans (other than solely by means of extending or renewing then existing Refinancing Notes and Refinancing Term Loans without resulting in any Net Proceeds), no later than three (3) Business Days after the date on which such Refinancing Notes and Refinancing Term Loans are issued or incurred, to prepay Term Loans in accordance with Section 2.10(c), Section 2.23 and the definition of “Refinancing Notes” (as applicable).

(ii)    On or before each Excess Cash Flow Payment Date, the Borrowers shall apply an amount equal to the excess of (i) the ECF Percentage of Excess Cash Flow for the related Excess Cash Flow Period over (ii) to the extent not financed using the proceeds of Indebtedness, (x) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.11(a) plus (y) the aggregate principal amount of voluntary prepayments under the ABL Credit Agreement (to the extent commitments under the ABL Credit Agreement are permanently reduced by the amount of such prepayments at the time of such prepayment), in each case, during such Excess Cash Flow Period.

(c)    Prepayments of any Term Loans hereunder will be (x) net of any additional Taxes paid, or estimated by the Borrower Representative in good faith to be payable, as a result of the repatriation of such Net Proceeds and (y) limited to the extent that the Borrower Representative determines in good faith that repatriation of such Net Proceeds would result in material adverse Tax consequences or that such prepayments would be prohibited or restricted by applicable Requirement of Law; provided that, (i) Parent and its Subsidiaries shall use commercially reasonable efforts to eliminate such Tax consequences of repatriation and (ii) once the repatriation of any such funds is permitted under the applicable Requirement of Law and no longer results in material adverse Tax consequences, such funds will be promptly applied to the prepayment of the Term Loans in accordance with this Section 2.11.
Section 2.12 Fees. The Borrowers agree to pay to the Administrative Agent, for the account of the Administrative Agent, the “Administrative Agent Fee” as set forth in the Administrative Agent Fee Letter, in the amounts and at the times specified therein.

Section 2.13    Interest.

(a)    The Term Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate plus the Applicable Margin.

(b)    The Term Loans comprising each Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Term Loan or any fees or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Term Loan, 2% plus the rate otherwise applicable to such Term Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2% plus the rate applicable to Base Rate Loans as provided in clause (a) of this Section 2.13; provided, that this clause (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d)    Accrued interest on each Term Loan shall be payable in arrears (i) on each Interest Payment Date for such Term Loan and (ii) on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Term Loan shall be payable on the effective date of such conversion.

(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate (including Base Rate Loans determined with reference to the “prime rate”) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14    Inability to Determine Rates.

(a)    If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) [reserved], or (B) (x) adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 2.14(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term SOFR Loan, the Administrative Agent will promptly so notify the Borrower Representative and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended, (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.14(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 2.14(a), the Administrative Agent, in consultation with the Borrower Representative, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 2.14(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower Representative that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower Representative written notice thereof.

(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Representative or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower Representative) that the Borrower Representative or Required Lenders (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining Term SOFR for any Interest Period hereunder or any other tenors of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)    the administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide Term SOFR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)    the administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of Term SOFR are no longer representative; or

(iv)    syndicated loans currently being executed, or that include language similar to that contained in this Section 2.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term SOFR, then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”; and any such rate before giving effect to the Related Adjustment, the
“Pre-Adjustment Successor Rate”):

(x)    [Reserved]; and
(y)    SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Borrower Representative and Administrative Agent may amend this Agreement solely for the purpose of replacing Term SOFR under this Agreement and under any other Loan Document in accordance with the definition of “Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower Representative of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a Successor Rate pursuant to such clause.

The Administrative Agent will promptly (in one or more notices) notify the Borrower Representative and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a Term SOFR Replacement Date and (z) the Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.0%, the Successor Rate will be deemed to be 0.0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Successor Rate Conforming Changes to the Borrower Representative and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in clauses (i)-(iii) above have occurred with respect to the Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “Successor Rate.”

(d)    Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section
2.14(c)(i)-(iii), as applicable, if the Administrative Agent determines that none of the Successor Rates is available on or prior to the Term SOFR Replacement Date, (ii) if the events or circumstances described in Section 2.14(c)(iv) have occurred but none of the Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 2.14(c)(i)-(iii) have occurred with respect to the Successor Rate then in effect and the Administrative Agent determines that none of the Successor Rates is available, then in each case, the Administrative Agent and the Borrower Representative may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.14 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower Representative unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e)    If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 2.14 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower Representative and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended, (to the extent of the affected Term SOFR Loans, Interest Periods, interest payment dates or payment periods), and (y) the Term SOFR component shall no longer be utilized in determining the Base Rate, until the Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Section 2.15    Increased Costs.

(a)    If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)    subject the Administrative Agent or any Lender to any Taxes (other than (i) Indemnified Taxes and Other Taxes indemnifiable under Section 2.17 or (ii) Excluded Taxes); or

(iii)    impose on any Lender any other condition affecting this Agreement or Term Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term Loan or of maintaining its obligation to make any such Term Loan or to reduce the amount of any sum received or receivable by such Lender under any Loan Document, whether of principal, interest or otherwise, then the applicable Borrower will pay to the Administrative Agent or such Lender, as applicable, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as applicable, for such additional costs incurred or reduction suffered.

(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans or Commitments made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers, which as a credit matter, are similarly situated to the Borrowers and which are subject to similar provisions. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender shall notify the Borrower Representative thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10 or 2.11), (b) the conversion of any Term SOFR

Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (unless such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith) or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Term Loan had such event not occurred, at Term SOFR that would have been applicable to such Term Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Term Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Term SOFR market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17    Taxes.

(a)    All payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided, that if a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by any applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by such applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made. As soon as reasonably practicable after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower Representative shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower Representative, as the case may be, a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower Representative or the Administrative Agent, as the case may be.

(b)    The Borrower Representative shall timely pay any Other Taxes imposed on or incurred by the Administrative Agent to the relevant Governmental Authority in accordance with applicable Requirements of Law or, where applicable, timely reimburse the Administrative Agent for the payment of any Other Taxes.
(c)    Without duplication of any additional amounts paid pursuant to Section 2.17(a)(iii) or any amounts paid pursuant to Section 2.17(b), the Borrower Representative shall indemnify and hold harmless each Recipient within fifteen (15) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on such Recipient (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower Representative by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)    The Borrower Representative shall promptly upon becoming aware that a Loan Party must make any deduction or withholding in respect of Taxes (or that there is any change in the rate or the basis of any deduction or withholding in respect of Taxes) notify the Administrative Agent accordingly.

(e)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to the Borrower Representative and the Administrative Agent, at the time(s) and in the manner(s) reasonably requested by the Borrower Representative or the Administrative Agent, such information and/or properly completed and executed documentation reasonably requested by the Borrower Representative or Administrative Agent as may permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 2.17(e), the completion, execution and submission of such documentation shall only be required to the extent the relevant Lender is legally eligible to do so. Notwithstanding anything to the contrary in this Section 2.17(e), (i) the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(i), (ii) or (iv)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission (A) would subject such Lender to any material unreimbursed cost or expense,(B) would materially prejudice the legal or commercial position of such Lender or (C) would be unduly burdensome for such Lender to provide and (ii) the completion, execution and submission of such documentation shall only be required to the extent the relevant Lender is legally eligible to do so (including, for the avoidance of doubt, confirmation of a statement only to the extent true, accurate and complete in all respects).

Without limiting the foregoing:

(i)    Each Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time upon the reasonable request of the Borrower Representative or the Administrative Agent) two properly completed and duly executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from United States backup withholding Tax.

(ii)    Each Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), two properly completed and duly executed originals of whichever of the following is applicable:

(1)    in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) eligible for the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to such treaty;
(2)    IRS Form W-8ECI with respect to such Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, with respect to the person treated as its owner for U.S. federal income tax purposes);

(3)    in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower Representative within the meaning of Section 881(c)(3)(B)

of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payment made in connection with any Loan Document is effectively connected with the conduct of a U.S. trade or business by such Foreign Lender (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)    to the extent a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the person treated as its owner for U.S. federal income tax purposes) is not the beneficial owner of such payments, IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, whichever is applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-3 or Exhibit H-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 on behalf of each such direct and indirect partner(s).

(iii)    Any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(iv)    If a payment made to any Lender under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by Requirements of Law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)    Each Lender (A) shall promptly notify the Borrower Representative and the Administrative Agent of any change in circumstance which would modify or render invalid any claimed exemption or reduction, and (B) if any documentation it previously delivered pursuant to this
Section 2.17(e) expires or becomes inaccurate in any respect, shall promptly (x) update such documentation or (y) notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so.

(vi)    Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17(e).

(f)    [Reserved].

(g)    If any Lender or the Administrative Agent, as applicable, determines in good faith that it has received a refund or repayment (including by way of reduction or offset of Taxes due) of an Indemnified Tax or Other Tax (each, a “Refund”) for which it has received a payment from a Loan Party pursuant to this Section 2.17, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses (including Taxes) of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such Refund) as the Lender or Administrative Agent, as the case may be, determines in good faith to be the portion of the Refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses (including Taxes) imposed on the Refund) than it would have been in if the Indemnified Tax or Other Tax giving rise to such Refund had not been imposed in the first instance and no amounts had been paid in respect thereof pursuant to this Section 2.17; provided, that the Loan Party, upon the request of the Lender or the Administrative Agent, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest (solely with respect to the time period after such funds were paid over to any Loan Party pursuant to this Section 2.17(g), except to the extent that the refund was initially claimed at the written request of such Loan Party) or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such Refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower Representative’s request, provide the Borrower Representative with a copy of any notice of assessment or other evidence of the requirement to repay such Refund received from the relevant Governmental Authority (provided, that such Lender or the Administrative Agent may delete any information therein that it deems confidential). No Lender nor the Administrative Agent shall be obliged to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party in connection with this clause (h) or any other provision of this Section 2.17.

(h)    VAT

(i)    All amounts expressed to be payable under a Loan Document by any party to any Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (B) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, that party must pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of that VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that party).

(ii)    If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(A)    (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (ii) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT payable on that supply; and
(B)    (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)    Where a Loan Document requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse and indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)    Any reference in this clause 2.17(h) to any party shall, at any time when such party is treated as a member of a group or fiscal unity for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping or fiscal unity rules, respectively, provided for in article 11 of the Council Directive 2006/112/EC as amended (or as implemented by the relevant member state of the European Union), or any other similar provision in any jurisdiction so that a reference to a party shall be construed as a reference to that party of the relevant group or fiscal unity of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or fiscal unity at that time (as the case may be).

(v)    In relation to any supply made by a Finance Party to any party under a Loan Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

(i)    The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable under any Loan Document.

(j)    For purposes of this Section 2.17, the term “applicable Requirement of Law” includes FATCA.

(k)    For the avoidance of doubt, on and after the Amendment No. 1 Effective Date, the parties shall treat all of the Term B-1 Loans as one fungible tranche for U.S. federal income tax purposes.

Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time (unless otherwise specified herein), on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account located in New York City designated to the Borrowers by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)    Any proceeds of Collateral received by the Administrative Agent (whether as a result of any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied on a pro rata basis among the relevant Lenders under the Class of Loans being prepaid as specified by the Borrower Representative) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent or Collateral Agent so elects or the Required Lenders so direct, shall be applied, subject to the provisions of any applicable Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Collateral Agent (and any agent appointed by it under a Security Document), including all costs and expenses incurred by the Collateral Agent in connection with the collection or sale of the Collateral, second, to pay any fees or expense reimbursements then due to the Lenders (in their capacities as such) from the Borrowers, third, to pay interest (including post-petition interest, whether or not an allowed claim in any claim or proceeding under any Debtor Relief Laws) then due and payable on the Loans ratably, fourth to repay principal on the Loans and any other amounts owing with respect to Secured Cash Management Agreements and Secured Hedge Agreements ratably, fifth, to the payment of any other Obligation due to any Secured Party and sixth to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans of such Class and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Term Loans of such Class and accrued interest thereon; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant and (iii) nothing in this Section 2.18(c) shall be construed to limit the applicability of Section 2.18(b) in the circumstances where Section 2.18(b) is applicable in accordance with its terms. The Borrowers consent to the foregoing and agree, to the extent each may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the applicable Borrower in the amount of such participation.

(d)    Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the time at which any payment is due to the Administrative Agent for the account of the relevant Lenders hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) a Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.

(e)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.06) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by any Borrower, the interest rate applicable to Base Rate Loans. If any Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06 or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(f)    The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 9.05(f) are several and not joint. The failure of any Lender to make any Term Loan, to fund any such participation or to make any payment under Section 9.05(f) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan, to purchase its participation or to make its payment under Section 9.05(f).

(g)    If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

Section 2.19    Mitigation Obligations; Replacement of Lenders.

(a)    If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or mitigate the applicability of Section 2.20 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If (i) any Lender requests compensation under Section 2.15 (in a material amount in excess of that being charged by other Lenders) or gives notice under Section 2.20 or (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to

Section 2.17 (in a material amount in excess of that being charged by other Lenders), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrowers shall have paid to the Administrative Agent the processing and recordation fee (if any) specified in Section 9.04(b)(ii)(C),
(ii) the Borrowers shall have received the prior written consent of the Administrative Agent, to the extent consent would be required under Section 9.04(b) for an assignment of Term Loans or Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld, (iii) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments and (v) such assignment does not conflict with any applicable Requirement of Law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment by the Borrowers, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the Borrowers’ request, compliance with Section 9.04 (but only on the part of the removed Lender) shall not be required to effect such assignment.

(c)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver or consent which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) at their sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(C)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrowers’ request) assign its Term Loans and its Commitments (or, at the Borrowers’ option, the Term Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver or consent) hereunder to one or more assignees reasonably acceptable to the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund); provided, that: (i) all Loan Obligations of the Borrowers owing to such
Non-Consenting Lender being replaced shall be paid in full in same day funds to such Non-Consenting Lender concurrently with such assignment, (ii) the replacement Lender shall purchase the foregoing by paying to such
Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, (iii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent and (iv) such assignment does not conflict with any applicable Requirement of Law. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment by the Borrowers, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Borrowers’ request, compliance with Section 9.04 (but only on the part of the
Non-Consenting Lender) shall not be required to effect such assignment.

Section 2.20    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund any Term SOFR Loans, or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to the Borrowers through the Administrative
Agent, (i) any obligations of such Lender to make or continue Term SOFR Loans or to convert Base Rate Borrowings to Term SOFR Borrowings shall be suspended and (ii) if such notice asserts the illegality of such

Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Borrowings of such Lender or, if applicable, convert all Term SOFR Borrowings of such Lender to Base Rate Borrowings (the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21    Incremental Term Loan Commitments.

(a)    After the Closing Date has occurred, the Borrower Representative may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loans are funded (except as set forth in clause
(C) of the third paragraph under Section 6.01) from one or more Incremental Term Lenders (which may include any existing Lender, but shall be required to be persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term Loans in their sole discretion. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of
$5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective and (iii) whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to (and which shall together with any then outstanding Term B-2 Loans, as applicable, form a single Class of) the Term B-2 Loans or (y) commitments to make term loans with pricing, maturity, amortization, participation in mandatory prepayments and/or other terms different from the Term B-2 Loans (“Other Incremental Term Loans”).

(b)    The applicable Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans; provided, that:

(i)    any commitments to make additional Term B-2 Loans shall have the same terms as the Term B-2 Loans, and shall form part of the same Class of Term B-2 Loans;

(ii)    the Other Incremental Term Loans incurred pursuant to clause (a) of this Section 2.21 shall rank equally and ratably in right of security with the existing Term Loans;

(iii)    the final maturity date of any such Other Incremental Term Loans shall be no earlier than the Latest Maturity Date applicable to the Term Loans in effect at the date of incurrence of such Other Incremental Term Loans and, except as to pricing, amortization, final maturity date and participation in mandatory prepayments (which shall, subject to the other clauses of this proviso, be determined by the applicable Borrower and the applicable Incremental Term Lenders in their sole discretion), shall have (x) the same terms as the Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent; provided that if the Effective Yield of any Incremental Term Loan exceeds the
Effective Yield of the Term B-2 Loans by more than 50 basis points, the Applicable Margin for the Term B-2 Loans shall be increased to the extent necessary so that, after giving effect to such increase, the Effective Yield of the Term B-2 Loans is equal to the Effective Yield of such Incremental Term Loans minus 50 basis points (this proviso, the “MFN Protection”); provided, further, that the MFN Protection shall not be applicable to any Incremental Term Loans that are incurred more than six (6) months after the Amendment No. 3 Effective Date;

(iv)    the Weighted Average Life to Maturity of any such Other Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans with the longest remaining Weighted Average Life to Maturity;

(v)    [reserved];

(vi)    such Other Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B-2 Loans in any mandatory prepayment hereunder;

(vii)    there shall be no borrower (other than a Borrower) or guarantor (other than the Loan Parties) in respect of any Incremental Term Loan Commitments; and

(viii)    Incremental Term Loans shall not be secured by any asset of Parent or its Subsidiaries other than then Collateral.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrower Representative’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)    Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.21 unless (i) no Default or Event of Default shall exist; provided, that in the event that any tranche of Incremental Term Loans is used to finance a Permitted Acquisition, to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (i) shall be tested at the time of the execution of the acquisition agreement related to such Permitted Acquisition (provided, that such Incremental Term Lenders shall not be permitted to waive any Default or Event of Default then existing or existing after giving effect to such tranche of Incremental Term Loans); (ii) the representations and warranties of the applicable Borrower set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representations and warranties shall be true and correct); provided, that in the event that the tranche of Incremental Term Loans is used to finance a Permitted Acquisition and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (ii) shall be limited such that the availability of such Incremental Term Loans shall only be subject to the accuracy of customary “specified representations” and those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Permitted Acquisition that are material to the interests of the Lenders and only to the extent that Parent or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a failure of such representations to be accurate; and (iii) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.

(d)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis. The Borrowers agree that Section 2.16 shall apply to any conversion of Term SOFR Loans to Base Rate Loans reasonably required by the Administrative Agent to effect the foregoing.

Section 2.22    Extensions of Term Loans and Commitments.

(a)    Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.22), pursuant to one or more offers made from time to time by the Borrower Representative to all Lenders of any Class of Term Loans on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class), and on the same terms to each such Lender (“Pro Rata Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Term Loans of such Class and to otherwise modify the terms of such Lender’s Term Loans of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the applicable Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Other Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower Representative proposes that the Extended Term Loan shall be made, which shall be a date not earlier than five (5) Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(b)    The applicable Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans; provided, that
(i) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the applicable Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) [reserved], and (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B-2 Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower Representative’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)    Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan. For purposes of this Agreement and the other Loan Documents, if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Other Term Loan having the terms of such Extended Term Loan.

(d)    Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.22), (i) the aggregate amount of Extended Term Loans will not be included in the calculation of clause (a) of the definition of “Incremental Amount”, (ii) no Extended Term Loan is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan), (iv) there shall be no condition to any Extension of any Term Loan at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan implemented thereby, (v) all Extended Term Loans and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended (and all other Obligations secured by Other First Liens), (vi) [reserved] and (vii) there shall be no borrower (other than the Borrowers) and no guarantors (other than the Guarantors) in respect of any such Extended Term Loans.

(e)    Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the applicable Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

Section 2.23    Refinancing Amendments.

(a)    Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), the Borrower Representative may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), all Net Proceeds of which are used to Refinance in whole or in part any Class of Term Loans pursuant to Section 2.11(b)(i)(2). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower Representative proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided, that:

(i)    before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)    the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans;

(iii)    the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv)    the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v)    the covenants and events of default applicable to such Refinancing Term Loans taken as a whole shall (as determined by Parent in good faith) be not materially more restrictive to Parent and its Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are applied for the benefit of the Term Loans then outstanding);

(vi)    [reserved];

(vii)    there shall be no borrower (other than the Borrowers) and no guarantors (other than the Loan Parties) in respect of such Refinancing Term Loans;

(viii)    Refinancing Term Loans shall not be secured by any asset of Parent or any of its subsidiaries other than the Collateral; and

(ix)    Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.11(b)(i)(2)) hereunder, as specified in the applicable Refinancing Amendment.

(b)    Any Borrower may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to a Borrower.

(c)    [Reserved].

(d)    [Reserved].

(e)    Any Borrower and each Lender providing the applicable Refinancing Term Loans shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans. For purposes of this Agreement and the other Loan Documents, if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Other Term Loan having the terms of such Refinancing Term Loan. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.23), (i) the aggregate amount of Refinancing Term Loans will not be included in the calculation of clause (a) of the definition of “Incremental Amount”, (ii) no Refinancing Term Loan is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan at any time or from time to time other than those set forth in clause (a) above and (iv) all Refinancing Term Loans and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Term B-2 Loans and other Loan Obligations.

ARTICLE III

Representations and Warranties

On the Closing Date and the date of each Credit Event thereafter, as provided in Section 4.02, the Borrowers represent and warrant to the Lenders that:

Section 3.01    Organization; Powers. Parent and each of the Subsidiaries which is a Loan Party or a Material Subsidiary (a) is a partnership, limited liability company, public limited company, private company limited by shares, corporation or other entity duly organized/incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization/incorporation (to the extent that each such concept exists in such jurisdiction), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to Parent and the Borrowers), clause (b) (other than with respect to Parent and the Borrowers), and clause (c), where the failure so to be or have, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder.

Section 3.02    Authorization. The execution, delivery and performance by the Borrowers and each of the Guarantors of each of the Loan Documents to which it is a party and the borrowings and other extensions of credit hereunder (a) have been duly authorized by all corporate, stockholder, shareholder, partnership, limited liability company or other organizational action required to be obtained by the Borrowers and such Guarantors and
(b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrowers or any such
Guarantor (including, with respect to Parent and any other Irish Loan Party, Section 82 or Section 239 of the Companies Act 2014 of Ireland, as amended), (B) the certificate or articles of incorporation or other constitutional documents (including any partnership, limited liability company or operating agreements) or by-laws or articles of association of the Borrowers, or any such Guarantor, (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to the Borrowers or any such Guarantor or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrowers or any such Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrowers or any such Guarantor, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03    Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by the Borrowers and each Guarantor that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against the Borrowers and each such Guarantor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, administration, Irish examinership, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing, and (d) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent.

Section 3.04    Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which the Borrowers or any Guarantor is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office, the United Kingdom Intellectual Property Office, the European Patent Office and the European Union Intellectual Property Office, and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (e) filings or other actions listed on Schedule 3.04, recordation of the Mortgages and any other filings or registrations required to perfect Liens created by the Security Documents (including, in the case of any Security Document entered into by an English Loan Party, any required registrations with the UK Companies House under Section 859A of the UK Companies Act 2006 and/or with the Land Registry or Land Charges Registry in England), and including in the case of any Security Document entered into by Parent or any other Irish Loan Party any required registrations with the Companies Registration Office of Ireland pursuant to Part 7 of the Companies Act 2014 of Ireland and/or with the Revenue Commissioners of Ireland pursuant to Section 1001 of the Taxes Consolidation Act, 1997 of Ireland (as amended) in the case of each Jersey Law Security Document the filing of the financing statements on SIR and/or with the Revenue Commissioners of Ireland pursuant to Section 1001 of the Taxes Consolidation Act, 1997 of Ireland (as amended).

Section 3.05    Financial Statements. Parent has heretofore furnished to the Lenders (a) the audited consolidated balance sheets as of September 30, 2018, September 30, 2017 and September 30, 2016 and the related statements of income, stockholders’ or shareholders’ equity, and cash flow for Parent and its consolidated subsidiaries for the fiscal years ended on September 30, 2018, September 30, 2017 and September 30, 2016 and (b) the unaudited consolidated balance sheet as of December 31, 2018 and related statements of income, stockholders’ or shareholders' equity and cash flow for Parent and its consolidated subsidiaries for the fiscal quarter ended on December 31, 2018, in each case, including the notes thereto (collectively, the “Historical Financial Statements”). The Historical Financial Statements present fairly in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and cash flows for the periods then ended, and, except as set forth on Schedule 3.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for the absence of notes and for normal year-end adjustments and except as otherwise noted therein.

Section 3.06    No Material Adverse Effect. Except as disclosed in filings with the SEC, since December 31, 2018, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07    Title to Properties; Possession Under Leases; Flood Documentation.

(a)    Each of Parent and the Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and has valid title to its personal property and assets, in each case, subject to Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failures to have such title or interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law, subject to the provisions of the immediately preceding sentence.

(b)    As to all improved Material Real Property located in the United States which is subject to a Mortgage, (i) the Collateral Agent has received the Flood Documentation with respect to such Material Real Property on or prior to the granting of such Mortgage thereon, (ii) all flood hazard insurance policies required pursuant to Section 5.02(c) with respect to any such Material Real Property have been obtained and remain in full force and effect to the extent required by such Section, and (iii) except to the extent that the Borrower Representative has previously given written notice thereof to the Collateral Agent, there has been, to the Borrower Representative’s knowledge, no redesignation of any Material Real Property subject to a Mortgage into Special Flood Hazard Area.

(c)    Schedule 1.01(B) hereto sets forth a complete list of Material Real Properties as of the Closing
Date.

Section 3.08    Subsidiaries.

(a)    Schedule 3.08(a) (as may be updated pursuant to Section 9.08(b) of this Agreement) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Parent and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Parent or by any such subsidiary.

(b)    As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of Parent or any of the Subsidiaries, except as set forth on
Schedule 3.08(b) (as may be updated pursuant to Section 9.08(b) of this Agreement).

Section 3.09    Litigation; Compliance with Law.

(a)    There are no actions, suits, proceedings or investigations at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Parent or any Borrower, threatened in writing against Parent, any Borrower or any of the Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document, to the extent that the applicable action, suit, proceeding or investigation is brought by Parent, any Borrower or any of their subsidiaries or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect except for any action, suit or proceeding at law or in equity or by or on behalf of any Governmental Authority or in arbitration which has been disclosed on Form 10-K or Form 10-Q.
(b)    None of Parent, the Borrowers, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or indenture, agreement or instrument affecting any Real Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10    Federal Reserve Regulations. No part of the proceeds of any Term Loans will be used by Parent, the Borrowers and their Subsidiaries in any manner that would result in a violation of Regulation T, Regulation U or Regulation X.

Section 3.11    Investment Company Act. None of the Borrowers and the other Loan Parties is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12    Use of Proceeds.

(a)    The Borrowers will use the proceeds of the Initial Term Loans to finance, in part, the Closing Date Refinancing, to pay Transaction Expenses, and for general corporate purposes.

(b)    The Facilities shall not be utilized for any purpose that would (i) constitute unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006 or (ii) breach Section 82 or Section 239 of the Companies Act 2014 of Ireland.

(c)    The Borrowers will use the proceeds of the Term B-1 Loans, together with cash on hand, to (i) refinance the Existing Term Loans (as defined in Amendment No. 1) on the Amendment No. 1 Effective Date and
(ii) pay fees, expenses and premiums in connection therewith.

(d)    The Borrowers will use the proceeds of the Term B-2 Loans, together with cash on hand, to (i) refinance the Existing Term Loans on the Amendment No. 3 Effective Date and (ii) pay fees, expenses and premiums in connection therewith.

(e)    The Borrowers will use the proceeds of the 2026 Incremental Term B-2 Loans, together with cash on hand, to (i) refinance the 2028 First Lien Notes in full on or promptly after the Amendment No. 6 Effective Date and (ii) pay fees, expenses and premiums in connection therewith.

Section 3.13    Tax. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect,

(a)    Parent and each of the Subsidiaries has filed or caused to be filed all U.S. federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;

(b)    Parent and each of the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments for which Parent or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP and the amount thereof is being contested in good faith by appropriate proceedings; and

(c)    as of the Closing Date, with respect to Parent and each of the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.
Section 3.14    No Material Misstatements.

(a)    All written information (other than the Projections, forward looking information and information of a general economic or industry specific nature) (the “Information”) concerning Parent, the Borrowers, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders (and as of the Closing Date, with respect to Information provided prior thereto) and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b)    The Projections and other forward looking information prepared by or on behalf of Parent, the Borrowers or any of their representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by Parent and the Borrowers to be reasonable as of the date thereof (it being understood that such Projections and other forward looking information are as to future events and are not to be viewed as facts, such Projections and other forward looking information are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections or other forward looking information may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized) and as of the date such Projections and information were furnished to the Lenders.

Section 3.15    Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) no Reportable Event has occurred during the past five years as to which Parent, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (b) no ERISA Event has occurred or is reasonably expected to occur; and (c) none of Parent, the Borrowers, the Subsidiaries or any of their ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA.

Section 3.16    Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no written notice, request for information, order, complaint or penalty has been received by Parent or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to Parent or the Borrowers’ knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to Parent or any of its Subsidiaries, (b) each of Parent and its Subsidiaries has all environmental permits, licenses, concessions, authorizations and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is, and in the prior eighteen (18) month period, has been, in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (c) except as set forth on
Schedule 3.16, no Hazardous Material is located at, on or under any property currently or, to Parent or the Borrowers’ knowledge, formerly owned, operated or leased by Parent or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of Parent or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of Parent or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (d) there are no agreements in which Parent or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, and (e) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of Parent or any of the Subsidiaries of any property currently or, to Parent or the Borrowers’ knowledge, formerly owned, operated or leased by Parent or any of the Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.
Section 3.17    Security Documents.

(a)    Each Security Document is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.

(i)    As of the Closing Date, in the case of the Pledged Collateral and U.S. Pledged Collateral described in the U.S. Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and U.S. Pledged Collateral and required to be delivered under the
U.S. Collateral Agreement are delivered to the Collateral Agent, and in the case of the other Collateral described in the U.S. Collateral Agreement (other than the Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien (subject to all Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements or possession.

(ii)    In the case of the Collateral described in any Security Document to which an English Loan Party is a party, when any required registration with the UK Companies House under Section 859A of the UK Companies Act 2006, the Land Registry or Land Charges Registry in England, the United Kingdom Intellectual Property Office, the European Patent Office, and the European Intellectual Property Office has been validly completed (by or on behalf of the Collateral Agent), the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien (subject to all Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, to the extent perfection can be achieved by such registration.

(iii)    In the case of the Collateral described in the Irish Law Security Documents or any other Security Document to which Parent or any other Irish Loan Party is a party, when any required registration with the Companies Registration Office of Ireland pursuant to Part 7 of the Companies Act 2014 of Ireland and/or with the Revenue Commissioners of Ireland pursuant to Section 1001 of the Taxes Consolidation Act, 1997 of Ireland (as amended) (to the extent that Parent or any other Irish Loan Party has obtained an Irish tax registration number), the Irish Patents Office, European Patent Office and the European Intellectual Property Office has been validly completed, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien (subject to all Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, to the extent perfection can be achieved by such registration.

(iv)    In the case of the Collateral described in the Jersey Law Security Documents, when any required registration of financing statement on the SIR has been validly completed (by or on behalf of the Collateral Agent), the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected security interest pursuant to the Security Interests (Jersey) Law 2012 (the “SIJL”) in such Collateral, to the extent perfection under the SIJL can be achieved by such registration.

(v)    In the case of the Collateral described in the Spanish Law Security Documents and the Polish Security Documents, when any required perfection and/or registration requirements therein have been validly completed (by or on behalf of the Collateral Agent and the Secured Parties), the Collateral Agent and the Secured Parties identified therein shall have a fully perfected Lien (subject to all Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, to the extent perfection can be achieved by completing such requirements or registration.

(b)    When the U.S. Collateral Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the U.S. Loan Parties thereunder in the material United States Intellectual Property included in the Collateral listed in such ancillary document (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on material registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c)    The Mortgages, if any, on the Closing Date Mortgaged Properties, and the Mortgages executed and delivered after the Closing Date pursuant to Section 5.10, shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) or, if so contemplated by the respective Mortgage, the Collateral Agent and the other Secured Parties, legal, valid and enforceable Liens on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are validly filed, registered or recorded in the proper real estate filing, registration or recording offices and any other required registrations have been validly completed by or on behalf of the Collateral Agent (including, in the case of any Mortgage over Mortgaged Property located in England and Wales, any required registration with the Land Registry or Land Charges Registry of England), and all relevant mortgage Taxes and recording and registration charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have valid Liens with record or registered notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof.

(d)    Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary (other than Foreign Subsidiaries organized in a Specified Jurisdiction), or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law (other than any applicable Specified Foreign Law).

Section 3.18    Solvency. Immediately after giving effect to the Transactions on the Closing Date and the making of each Term Loan on the Closing Date and the application of the proceeds of such Term Loans, (i) Parent and any other Irish Loan Party is able to pay its debts within the meaning of Section 570 of the Companies Act 2014 of Ireland ; (ii) the fair value of the assets of Parent and its Subsidiaries on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (iii) the present fair saleable value of the property of Parent and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iv) Parent and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (v) Parent and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital; and, with respect to a Subsidiary of Parent incorporated in England and Wales or Ireland, (vi) it is not unable and does not admit its inability to pay its debts as they fall due, (vii) it is not deemed to, or is not declared to, be unable to pay its debts under applicable law, (viii) it has not suspended or threatened to suspend making payments on any of it debts and (ix) by reason of actual or anticipated financial difficulties, it has not commenced negotiations with one or more of its creditors (excluding any Secured Party in its capacity as such) with a view to rescheduling any of its indebtedness. For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 3.19    Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of Parent and its Subsidiaries, threatened against Parent or any of the Subsidiaries; (b) the hours worked and payments made to employees of Parent and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from Parent or any of the Subsidiaries or for which any claim may be made against Parent or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Parent or any of the Subsidiaries (or any predecessor) is a party or by which Parent or any of the Subsidiaries (or any predecessor) is bound.

Section 3.20    Insurance. Schedule 3.20 (as may be updated pursuant to Section 9.08(b) of this Agreement) sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of Parent or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

Section 3.21    Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.21 (as may be updated pursuant to Section 9.08(b) of this Agreement), (a) Parent and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property that is used or held for use or is otherwise reasonably necessary in the operation of their respective businesses (provided that this representation and warranty shall not be construed as a representation and warranty that the operation of Parent’s, and each of its Subsidiaries’, businesses do not infringe, misappropriate or violate the Intellectual Property of any person, the sole representation and warranty in respect of which is set out in the following clause (b)), (b) to the knowledge of the Borrowers the operation of Parent’s, and each of its Subsidiaries’, businesses is not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any other person, and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by Parent and its Subsidiaries is pending or, to the knowledge of the Borrowers, threatened and (ii) to the knowledge of the Borrowers, no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened.

Section 3.22    USA PATRIOT Act. Except as would not reasonably be expected to have a Material Adverse Effect, Parent and each of its Subsidiaries is in compliance with the USA PATRIOT Act.

Section 3.23    Anti-Corruption Laws and Sanctions. Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by Parent, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions. Neither Parent nor any Subsidiary of Parent or, to the knowledge of Parent, any director, officer, agent, employee or affiliate of Parent or any of its Subsidiaries that, in each such case, is acting or benefitting in any capacity in connection with the Term Loans, (i) is currently the subject of any Sanctions or (ii) is operating, organized/incorporated or residing in any Designated Jurisdiction. Neither Parent nor any Subsidiary of Parent will, directly or, to its knowledge, indirectly, use or lend, contribute, provide or otherwise make available the proceeds of any extension of credit made pursuant to the terms of this Agreement to any Subsidiary, joint venture partner, or other person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (b) to fund any activity or business in, of or with, any Designated Jurisdiction or to fund any activity or business of or with any person operating, organized/incorporated or residing, to the knowledge of Parent, in any Designated Jurisdiction or who, to the knowledge of Parent, is 50% or more owned by one or more persons who are, listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United

Nations Security Council, the European Union or His Majesty’s Treasury, or (c) in a manner that will (to the knowledge of Parent) result in any violation by Parent or any Subsidiary of Parent or such Subsidiary of Sanctions, to the extent such violation in this clause (c) is reasonably expected to have a Material Adverse Effect.

Section 3.24    A Jersey Loan Party.

(a)    All returns, resolutions and documents required by any legislation to be filed by a Jersey Loan Party with the Jersey Registrar of Companies or the Jersey Financial Services Commission have been duly prepared, kept and filed (within all applicable time limits) and are correct.

(b)    Each Jersey Loan Party is not a “financial services company” or a “utility company” (as respectively defined in the Income Tax (Jersey) Law 1961).

(c)    Each Jersey Loan Party is exempt from the duty to hold a business licence under the Control of Housing and Work (Jersey) Law 2012.
(d)    Each Jersey Loan Party does not conduct any unauthorised “financial services business” (as defined in the Financial Services (Jersey) Law 1998).

(e)    Each Jersey Loan Party is and will remain an “international services entity” (within the meaning of the Goods and Services Tax (Jersey) Law 2007).

(f)    The information contained in the SIR Checklist provided by Parent is accurate and complete.

Section 3.25    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

Section 3.26 Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 3.27 Centre of Main Interests. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), the centre of main interest of each Loan Party (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

Section 3.28    UK Pensions. Except for the UK Pension Scheme, no Loan Party or any of its Subsidiaries is or has at any time been: (a) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); or (b)”connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004) of such an employer.

Section 3.29    Irish Pensions. None of the Loan Parties is or has at any time been a participating employer in an occupational pension scheme which is not a defined contribution scheme (as defined in Section 2(1) of the Irish Pensions Act 1990).

Section 3.30    Ranking. Each English Loan Party’s and Irish Loan Party’s payment obligations under the Loan Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

ARTICLE IV

Conditions of Lending

Section 4.01 Closing Date. The obligations of each Lender with an Initial Term Loan Commitment to make Initial Term Loans to the Borrowers are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

(a)    The Administrative Agent shall have received a Borrowing Request as required by Section 2.03;

(b)    The Administrative Agent shall have received (i) the ABL Intercreditor Agreement, duly executed by the ABL Agent, the First Lien Notes Agent and the Administrative Agent and acknowledged by the Loan Parties and (ii) the Equal Priority Intercreditor Agreement, duly executed by the First Lien Notes Agent and the Administrative Agent and acknowledged by the Loan Parties;

(c)    The Administrative Agent shall have received a Note duly executed by a Responsible Officer of each of the Borrowers in favor of each Lender requesting a Note at least three (3) Business Days prior to the Closing Date;

(d)    The representations and warranties set forth in (i) Article III of this Agreement or (ii) any other Loan Document in effect on the Closing Date shall be true and correct in all material respects on and as of the Closing Date (after giving effect to the Transactions); provided, that to the extent such representations and warranties specifically relate to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(e)    No Default or Event of Default shall have occurred or be continuing, or would result from the consummation of the Transactions, on the Closing Date;

(f)    The Administrative Agent shall have received a certificate (or certificates) of the Secretary or Assistant Secretary, statutory director, management board members or similar officer of each Loan Party dated the Closing Date and certifying, to the extent applicable:

(i)    that attached thereto is a true and complete copy of the certificate or articles of incorporation, any certificates of incorporation on change of name, certificates of incorporation on re-registration as a public limited company, certificate of limited partnership, certificate of formation or other equivalent constituent or constitutional and governing documents, including all amendments thereto, of such Loan Party certified as of a recent date by the applicable Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or incorporation or by the Secretary or Assistant Secretary, statutory director, management board members or similar officer of such Loan Party or by a notary public in the case of Mexican Loan Parties or other person duly authorized by the constituent or constitutional documents of such Loan Party. In relation to each Spanish Loan Party, the above shall include a (i) certificate from the Commercial Registry (certificación del Registro Mercantil) dated not earlier than twenty (20) Business Days prior to the Closing Date regarding due incorporation and existence (existencia y vigencia), no causes of winding up or dissolution (ausencia de causas de disolución o liquidación), management body (órgano de administración), no insolvency (no insolvencia) –to the extent provided by the relevant Registrar-, and including up to date and consolidated by-laws (estatutos actualizados y consolidados) or, alternatively, a certificate issued by the Commercial Registry containing all entries in respect of the relevant Spanish Loan Party (certificación literal del Registro Mercantil) dated not earlier than twenty (20) Business Days prior to the Closing Date,
(ii) an online excerpt issued by the Commercial Registry on the Closing Date and (iii) copies of any documents which are pending registration with the relevant Commercial Registry as of the Closing Date. In relation to each Luxembourg Loan Party the above shall include (i) an excerpt issued by the RCS dated no earlier than 1 Business Day prior to the Closing Date and (ii) a certificate issued by the RCS dated no earlier than 1 Business Day prior to the Closing Date stating that no judicial decision pursuant to which it would be subject to one of the judicial proceedings including, but not limited to, bankruptcy (faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée) or composition with creditors (concordat préventif de la faillite), has been registered with the RCS by application of article 13, items 2 to 12 and article 14 of the Luxembourg law of 19 December 2002 on the Register of Commerce and Companies and on the accounting and annual accounts of undertakings, as amended. In relation to each Polish Loan Party the above shall include an electronic information equivalent to a current extract from the National Court Register (Krajowy Rejestr Sądowy) relating to each Polish Loan Party, issued on April 30, 2019, confirming that no order or resolution for any bankruptcy or restructuring proceedings or liquidation has been registered in relation to the Polish Loan Party, nor has any receiver, trustee, administrator or liquidator been appointed in respect of the Polish Loan Party;

(ii)    that in the case of the Lead Borrower and any Guarantor that is a U.S. Subsidiary, attached thereto is a true and complete copy of a certificate as to the good standing (or similar certification) of the Lead Borrower or such Guarantor, as applicable (to the extent that such concept exists in such jurisdiction), as of a recent date from the applicable Secretary of State (or other similar official or Governmental Authority);

(iii)    that attached thereto is a true and complete copy of the by-laws (or articles of association, articles of incorporation, partnership agreement, limited liability company agreement or other equivalent constituent or constitutional and governing documents, if any) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in the following clause (iv), which copy shall be formalized and certified by a notary public in Mexico in the case of the Mexican Loan Parties;

(iv)    that attached thereto is a true and complete copy of resolutions or meeting minutes (or certificates thereof) duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) (duly notarized in the case of a Spanish Loan Party and Mexican Loan Party in case powers of attorney are granted therein) authorizing the execution, delivery and performance of each of the Loan Documents to which such person is a party on the Closing Date and that such resolutions or meeting minutes have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(v)    to the extent not covered in (i), (iii) or (iv) above, that attached thereto is a true and complete copy of any powers-of-attorney granted by such Loan Party to the individuals executing each of the Loan Documents to which such person is a party on the Closing Date and that such powers-of-attorney have not been limited, revoked or amended and are in full force and effect on the Closing Date of such, which copy shall be formalized and certified by a notary public in Mexico in the case of the Mexican Loan Parties;

(vi)    [reserved];

(vii)    that attached thereto is a true and complete copy of resolutions or meeting minutes (or certificates thereof) duly adopted by all the holders of the issued shares in each Loan Party or, as applicable, its general partner or its general partner’s shareholders (if such resolutions are necessary under the relevant local laws), approving the terms of, and the transactions contemplated by, the Loan Documents to which the Loan Party is a party (duly notarized in the case of a Spanish Loan Party in case the resolutions of its directors are also notarized);

(viii)    that (if applicable and not already included in the resolutions referred to in paragraph (iv) above) attached thereto is a true and complete copy of, a copy of any power of attorney authorizing the person(s) specified therein to sign the Loan Documents to which the Loan Party is a party on behalf of each of the Loan Party (duly notarized in relation to a Spanish Loan Party);

(ix)    [reserved];

(x)    as to the incumbency and specimen signature of each officer or authorized signatory executing this Agreement or any other Loan Document delivered in connection herewith on the Closing Date on behalf of such Loan Party;

(xi)    in respect of each company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Administrative Agent (a "Charged Company"), either (i) a certificate of an authorised signatory of each Adient Properties UK Ltd. certifying that (A) Parent and each of its Subsidiaries have complied within the relevant timeframe with any notice they have received pursuant to Part 21A of the Companies Act 2006 from a Charged Company; and (B) no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, is certified by an authorised signatory of each English Loan Party to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or (ii) a certificate of an authorised signatory of Adient Properties UK Ltd. certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006; and

(xii)    confirming that (a) borrowing or guaranteeing or securing, as appropriate, the entry into the Loan Documents and the performance of its obligations thereunder would not cause any borrowing, guarantee, security or similar limit binding on any Loan Party to be exceeded,
(b) each copy document relating to it specified in this Article IV (Conditions of Lending) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and in relation to each Luxembourg Loan Party, confirming that (a) it rents the premises of its registered office located at 35F, avenue John F. Kennedy, L-1855 Luxembourg and
(b) it is not subject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), or similar proceedings; the relevant company has not been subject to conservatory measures such as attachment order (saisie conservatoire) or garnishment (saisie attribution or saisie arrêt) and no application, petition, order or resolution has been made, or taken by the relevant company or to its knowledge by any other person for the appointment of a commissaire, curateur, liquidateur or similar officer for its administration, winding-up or similar proceedings;

(g)    The Administrative Agent shall have received, on behalf of itself and the Lenders, favorable written opinions of (i) Sullivan & Cromwell LLP, as special New York counsel for Parent, the Borrowers and the Guarantors, (ii) A&L Goodbody, as special Irish counsel for Parent, (iii) Ogier, Jersey counsel for each Jersey Loan Party, (iv) Kostopoulos Rodriguez, PLLC, as special Michigan counsel for the Loan Parties (including the Lead Borrower) organized under the laws of Michigan, (v) Waller Lansden Dortch & Davis, LLP, as Alabama counsel for the Loan Parties organized under the laws of Alabama, (vi) Collin Marechal, as Luxembourg counsel for the Loan Parties organized under the laws of Luxembourg, (vii) Baker McKenzie Madrid S.L.P., as Spanish counsel for the Loan Parties organized under the laws of Spain, (viii) Wiewiórski Legal, as Polish counsel for the Loan Parties organized under the laws of Poland, (ix) Baker & McKenzie ~~SCRL~~SRL/~~CVBA~~BV, as Belgian counsel for the Loan Parties organized under the laws of Belgium, (x) CC&N Abogados, S.C., special counsel to the Loan Parties organized under the laws of Mexico, (xi) Arthur Cox, special counsel to the Administrative Agent with respect to certain matters of Irish law, (xii) Appleby, special counsel to the Administrative Agent with respect to certain matters of Jersey law, (xiii) Norton Rose Fulbright LLP, special counsel to the Administrative Agent with respect to certain matters of England and Wales law and Polish Law (xiv) Norton Rose Fulbright Luxembourg SCS, special counsel to the Administrative Agent with respect to certain matters of Luxembourg law, (xv) NautaDutilh ~~BVBA~~BV/~~SPRL~~SRL, special counsel to the Administrative Agent with respect to certain matters of Belgium law,

(xvi) Baker McKenzie Advokatbyrå KB, special counsel to the Administrative Agent with respect to certain matters of Swedish law and (xvii) Cuatrecasas, Gonçalves Pereira, S.L.P., special counsel to the Administrative Agent with respect to certain matters of Spanish law (or, in each case, such other counsel as may be reasonably acceptable to the Administrative Agent), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent covering customary matters relating to the Loan Documents executed as of the Closing Date;

(h)    The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer, relating to Parent and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date;

(i)    To the extent required to be satisfied on the Closing Date, the Collateral and Guarantee Requirement shall be satisfied (or waived in accordance with Section 9.08) on and as of the Closing Date;

(j)    the Administrative Agent and the Lenders (as requested through the Administrative Agent) shall have received at least three (3) Business Days prior to the Closing Date (i) all documentation and other information required with respect to the Borrowers by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and (ii) a Beneficial Ownership Certification in relation to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case, to the extent requested in writing at least ten (10) Business Days prior to the Closing Date;

(k)    The Administrative Agent shall have received a certificate of a Responsible Officer of Parent certifying compliance with the conditions in clauses (d) and (e) above;
(l)    The Administrative Agent shall have received a completed Perfection Certificate, dated on the Closing Date and signed by a Responsible Officer of each Loan Party (to the extent that such concept exists in such jurisdiction), together with all attachments contemplated thereby;

(m)    The Administrative Agent shall have received, as to each U.S. Loan Party (and with respect to Uniform Commercial Code lien searches, each other pledgor under the U.S. Collateral Agreement), the results of customary lien searches including a search of the Uniform Commercial Code, Tax and judgment searches, United States Patent and Trademark Office and United States Copyright Office searches, and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the Closing Date, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made) and, as to each Loan Party incorporated in Mexico, a copy of its commercial file (folio mercantil) issued by the corresponding public registry with a date that is within 90 days prior to the Closing Date;

(n)    The Administrative Agent shall have received, as to Parent, Adient Global Holdings Luxembourg and each Jersey Loan Party, an online search on the SIR against Parent, Adient Global Holdings Luxembourg and each Jersey Loan Party;

(o)    The Administrative Agent shall have received, as to the English Loan Parties, UK Companies House searches and evidence reasonably satisfactory to the Administrative Agent that Liens indicated by such searches are Permitted Liens or have been, or will be, simultaneously or substantially concurrently with the Closing Date released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made);

(p)    The Administrative Agent shall have received, as to Parent and any Irish Loan Party, customary searches (i) at the Companies Registration Office and in the Index of Petitions and Winding Up Notices maintained at the Central Office of the High Court and at the Judgments Office in Dublin and (ii) at the Irish Patents Office, the European Patent Office and the European Intellectual Property Office and evidence reasonably satisfactory to the Administrative Agent that Liens indicated by such searches are Permitted Liens or have been, or will be, simultaneously or substantially concurrently with the Closing Date released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made);

(q)    The Administrative Agent shall be reasonably satisfied that (i) the ABL Loan Documents required to be executed on the Closing Date and (ii) the documentation governing the First Lien Notes required to be executed on the Closing Date, in each case, shall have been duly executed and delivered by each party thereto;

(r)    The Administrative Agent shall be reasonably satisfied that prior to or substantially simultaneously with the Borrowing of the Initial Term Loans on the Closing Date, the Closing Date Refinancing shall have been consummated; and

(t)    The Agents shall have received all fees due and payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least three (3) Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Loan Parties hereunder, under this Agreement on or prior to the Closing Date.

Section 4.02    Subsequent Credit Events. Each Credit Event after the Closing Date and any credit extension pursuant to Sections 2.21, 2.22 or 2.23 is subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions on the date of each Borrowing:

(a)    The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(b)    The applicable representations and warranties of each Loan Party which is a party to any Loan Document on the date of such Credit Event which are contained in (i) Article III of this Agreement or
(ii)    any other Loan Document in effect on the date of such Credit Event shall be true and correct in all material respects on and as of the date of such Credit Event; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided, further, that with respect to Incremental Term Loans used to finance Permitted Acquisitions, the applicable representations and warranties shall be made in accordance with the foregoing but only the accuracy of customary “specified representations” shall be a condition to the availability of such Incremental Term Loans in accordance with Section 2.21(c).

(c)    Except as set forth in Section 2.21(c) with respect to Incremental Term Loans used to finance a Permitted Acquisition, at the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

ARTICLE V

Affirmative Covenants

The Borrowers covenant and agree with each Lender that from and after the Closing Date until the Termination Date, unless the Required Lenders shall otherwise consent in writing, Parent and the Borrowers will, and will cause each of the Subsidiaries to:

Section 5.01    Existence; Business and Properties.

(a)    Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in the case of a Subsidiary of Parent (other than a Borrower), where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) as otherwise permitted under Section 6.05, and (iii) for the liquidation or dissolution of Subsidiaries (other than a Borrower) if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by Parent or a Wholly Owned Subsidiary of Parent in such liquidation or dissolution; provided, that (x) Guarantors may not be liquidated into Subsidiaries that are not Loan Parties, and (y) U.S. Subsidiaries may not be liquidated into Foreign Subsidiaries (except in each case as permitted under Section 6.05).

(b)    Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) except with respect to Intellectual Property, which is addressed in clause (c) below, lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, licenses and rights with respect thereto used in the conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

(c)    Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, take all steps necessary to preserve, prosecute, maintain, renew, extend, protect, enforce and keep in full force and effect the Intellectual Property which is owned by Parent or its Subsidiaries, to the extent used or held for use in the conduct of its business.

Section 5.02    Insurance.

(a)    Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, and within ninety (90) days after the Closing Date (or such later date as the Collateral Agent may agree in writing in its reasonable discretion), cause the Collateral Agent to be listed as a co-insured or co-loss payee, on property and casualty policies with respect to tangible personal property and assets constituting Collateral located in any Specified Jurisdiction and as an additional or co-insured on all general liability policies. Notwithstanding the foregoing, Parent and the Subsidiaries may (i) maintain all such insurance with any combination of primary and excess insurance, (ii) maintain any or all such insurance pursuant to master or so-called “blanket policies” insuring any or all Collateral and/or other Real Property which does not constitute Collateral (and in such event the co-payee endorsement shall be limited or otherwise modified accordingly), and/or (iii) self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b)    Except as the Collateral Agent may agree in its reasonable discretion, within thirty (30) days after the later of the Closing Date and, with respect to any Closing Date Mortgaged Property, the date on which such Mortgaged Property is required to be encumbered by a Mortgage hereunder (or such later date (A) not to exceed an additional fifteen (15) days if reasonably required by the Borrower Representative or (B) as such period may be further extended in the sole discretion of the Collateral Agent), subject to Section 5.02(a)(i), cause all such property and casualty insurance policies with respect to the Mortgaged Property located in the United States of America or England and Wales to be endorsed or otherwise amended to include a “standard” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Collateral Agent, deliver a certificate of insurance with respect to each Mortgaged Property to the Collateral Agent; deliver to the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (b), a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Collateral Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.

(c)    Prior to the delivery of the applicable Mortgage, if any portion of any Mortgaged Property located in the United States is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws (as now or hereafter in effect or successor act thereto), (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.

(d)    In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)    the Administrative Agent, the Collateral Agent, the Lenders and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrowers, on behalf of themselves and behalf of each of Parent and the Subsidiaries, hereby agree, to the extent permitted by law, to waive, and further agree to cause each of Parent and their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders and their agents and employees;

(ii)    the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Parent and the Subsidiaries or the protection of their properties; and

(iii)    the amount and type of insurance that Parent and its Subsidiaries have in effect as of the Closing Date and the certificates and endorsements, if any, listing the Collateral Agent as a co-insured, co-loss payee or additional insured, as the case may be, satisfy for all purposes the requirements of this Section 5.02.

Section 5.03    Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) Parent or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP and the amount thereof is being contested in good faith by appropriate proceedings or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04    Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)    within 90 days after the end of each fiscal year, commencing with the first fiscal year ending after the Closing Date, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Parent and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of Parent or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from, an upcoming maturity date under any Indebtedness incurred under this Agreement or the ABL Credit Agreement occurring within one year from the time such opinion is delivered) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by Parent of annual reports on Form 10-K of Parent and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein and are delivered within the time period specified above);

(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter ending after the Closing Date), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Parent and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of Parent on behalf of Parent as fairly presenting, in all material respects, the financial position and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by Parent of quarterly reports on Form 10-Q of Parent and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein and are delivered within the time period specified above);

(c)    (x) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Parent (i) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 5.04(c) (or since the Closing Date in the case of the first such certificate) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) in the case of any certificate delivered simultaneously with the delivery of the financial statements referred to in clause (a) above commencing with respect to the fiscal year ending September 30, 2021, setting forth in reasonable detail the calculations for Excess Cash Flow for such period and (iii) setting forth the calculation and uses of the Available Amount for the fiscal period then ended if the Available Amount has been used for any purpose during such fiscal period and (y) concurrently with any delivery of financial statements under clause (a) above, if the accounting firm is not restricted from providing such a certificate by its policies office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(d)    promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Parent or any of the Subsidiaries with the SEC, or distributed to its stockholders or shareholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of Parent or the Borrowers or the website of the SEC and written notice of such posting has been delivered to the Administrative Agent;

(e)    within 90 days after the beginning of each fiscal year that commences after the Closing Date, a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of Parent to the effect that the Budget is based on assumptions believed by Parent to be reasonable as of the date of delivery thereof;

(f)    concurrently with the delivery of financial statements under clause (a) above, an updated Perfection Certificate reflecting all changes since the date of the information most recently received pursuant to this clause (f) or Section 5.10(c) (or a certificate of a Responsible Officer certifying as to the absence of any changes to the previously delivered update, if applicable);

(g)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and

(h)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Parent or any of the Subsidiaries, or compliance with the terms of any Loan Document as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender).

The Borrowers acknowledge and agree that all financial statements furnished pursuant to paragraphs (a),
(b) and (d) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower Representative otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 5.05    Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof:

(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)    the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Parent or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(c)    any other development specific to Parent or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d)    the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 5.05 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.06    Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. Parent will implement and maintain in effect and enforce policies and procedures designed to ensure compliance by Parent, its Subsidiaries and their respect directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

Section 5.07    Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Parent or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Parent, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Parent to discuss the affairs, finances and condition of Parent or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as Parent has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.

Section 5.08    Use of Proceeds. Use the proceeds of the Term Loans made in the manner contemplated by Section 3.12.

Section 5.09    Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all applicable Environmental Laws; and obtain and renew all required Environmental Permits, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10    Further Assurances; Additional Guarantors; Additional Security.

(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, the notarization of the Spanish Law Security Documents, the formalization as a Spanish Public Document of the Guarantee Agreement executed by each Spanish Loan Party, putting a certified date on relevant Polish Law Security Documents, the delivery of notifications to counterparties and the registration in any applicable public registry), that may be required by the Security Documents or that the Collateral Agent may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection of the Liens created or intended to be created by the Security Documents.

(b)    If any asset (other than Real Property) is acquired by any Loan Party (including, without limitation, any acquisition pursuant to a Delaware LLC Division) after the Closing Date or owned by an entity at the time it becomes a Guarantor (in each case other than (x) assets constituting Collateral under a Security Document that automatically become subject to the Lien of such Security Document upon acquisition thereof, (y) assets constituting Excluded Property and (z)(i) in the case of a Loan Party organized under the laws of the United States or any state thereof, assets (other than Equity Interests) owned thereby and located outside of the United States, and
(ii) in the case of a Loan Party organized or incorporated under the laws of any Specified Jurisdiction, assets (other than Equity Interests) owned thereby and located outside of such Specified Jurisdiction, such Loan Party will, (A) notify the Collateral Agent of such acquisition or ownership (provided that this clause (A) will be deemed satisfied with respect to any applicable asset so long as such notice is delivered on the first date on which financial statements are required to be delivered pursuant to Section 5.04(a) or (b) which occurs at least 10 business days after the acquisition of such asset, or at any time prior thereto) and (B) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Guarantors to take, such actions as shall be reasonably requested by the Collateral Agent to satisfy the Collateral and Guarantee Requirement to be satisfied with respect to such asset, including actions described in clause (a) of this Section 5.10, all at the expense of the Loan Parties, subject to the penultimate paragraph of this Section 5.10.

(c)    Grant and cause each of the Guarantors to grant to the Collateral Agent (or to all the Secured Parties, if necessary or customary under applicable local law) security interests in, and mortgages on, any Material Real Property of such Loan Parties, as applicable, that are not Mortgaged Property as of the Closing Date, to the extent acquired after the Closing Date or to the extent a new Guarantor owns Material Real Property after the Closing Date, within (i) with respect to each Mortgaged Property located in the United States, ninety (90) days after such acquisition or such Real Property becoming Material Real Property or such new Guarantor becoming a Guarantor, as applicable and (ii) with respect to each Mortgaged Property located in England and Wales, twenty

(20) days after such acquisition or such new Guarantor becoming a Guarantor, as applicable, or in each case, such later date as the Collateral Agent may agree in its reasonable discretion, pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the Borrower Representative (each, an “Additional Mortgage”), which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens and record, register or file, and cause each such Subsidiary to record, register or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording, registration or filing, in each case subject to the penultimate paragraph of this Section 5.10. Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrowers shall cause the requirements set forth in clauses (b)(iii), (i) and (j) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property.

(d)    Subject to the terms of the ABL Intercreditor Agreement, if any additional direct or indirect Subsidiary of Parent (i) is formed (including, without limitation, the formation of any Subsidiary of Parent that is a Delaware Divided LLC), acquired or ceases to constitute an Excluded Subsidiary following the Closing Date and such Subsidiary is (1) a Wholly Owned Subsidiary which is a U.S. Subsidiary or a Foreign Subsidiary organized or incorporated in a Specified Jurisdiction and which is not an Excluded Subsidiary or (2) any other U.S. Subsidiary or Foreign Subsidiary organized or incorporated in a Specified Jurisdiction that may be designated by Parent in its sole discretion, (ii) becomes a borrower or a guarantor of the obligations of any borrower under the ABL Credit Agreement and organized or incorporated under the laws of the United States (or any State thereof or the District of Columbia) or any Specified Jurisdiction or (iii) that is not then a Borrower or a Guarantor guarantees or incurs any other Indebtedness under either the ABL Credit Agreement or the indenture governing the First Lien Notes or guarantees or incurs any capital markets Indebtedness of Parent, the Borrowers or any Subsidiary of Parent with an aggregate principal amount in excess of $400,000,000, in each case, within twenty (20) days after the date such Subsidiary is formed or acquired or meets such criteria (or first becomes subject to such requirement) (or such longer period as the Collateral Agent may agree in its sole discretion), notify the Collateral Agent thereof and, within thirty (30) days after the date such Subsidiary is formed or acquired or meets such criteria (or first becomes subject to such requirement) or such longer period as the Collateral Agent may agree in its sole discretion (or, in the case of clause (iii) above, twenty (20) Business days following the date such Indebtedness is guaranteed or incurred by the applicable Subsidiary), cause such Subsidiary to become a Guarantor and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to the penultimate paragraph of this Section 5.10. Notwithstanding anything to the contrary herein, (i) except with respect to clause (ii) below, in no circumstance shall an Excluded Subsidiary become a Guarantor unless designated as a Guarantor by Parent in its sole discretion and (ii) no Foreign Subsidiary other than a Foreign Subsidiary organized or incorporated in a Specified Jurisdiction shall become a Guarantor unless the Administrative Agent shall have consented in writing (such consent shall be in the sole discretion of the Administrative Agent).

(e)    Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate, registered or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification or registered number (to the extent relevant in the applicable jurisdiction of organization or incorporation) and (D) in any Loan Party’s jurisdiction of organization or incorporation; provided, that the Loan Parties shall not effect or permit any such change unless all filings have been made, or will have been made within 10 days following such change (or such longer period as the Collateral Agent may agree in its sole discretion), under the Uniform Commercial Code (or its equivalent in any applicable jurisdiction) that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

(f)    If any additional Subsidiary of Parent is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Subsidiary of a Loan Party, within thirty (30) days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Collateral Agent may agree in its reasonable discretion), notify the Collateral Agent thereof and, within sixty (60) days after the date such Subsidiary is formed or acquired or such longer period as the Collateral Agent may agree in its reasonable discretion, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Subsidiary owned by or on behalf of any Loan Party, subject to the penultimate paragraph of this Section 5.10.

Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, the Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”):

(i)    any Real Property other than Material Real Property;

(ii)    motor vehicles and other assets subject to certificates of title (other than to the extent that a security interest therein can be perfected automatically or by the filing of a financing statement under the Uniform Commercial Code or applicable filings under Specified Foreign Law or is perfected without any action under Specified Foreign Law);

(iii)    letter of credit rights (other than to the extent that a security interest therein can be perfected automatically or by the filing of a financing statement under the Uniform Commercial Code or applicable filings under Specified Foreign Law or is perfected without any action under Specified Foreign Law);

(iv)    commercial tort claims with a value of less than $10,000,000 (other than to the extent that a security interest therein can be perfected automatically or by the filing of a financing statement under the Uniform Commercial Code or applicable filings under Specified Foreign Law or is perfected without any filing under Specified Foreign Law);

(v)    property subject to a Lien pursuant to Section 6.02(c), (i) or (kk) securing a purchase money security interest, Capitalized Lease Obligation or similar arrangement permitted under this Agreement;

(vi)    leases, licenses, permits and other agreements permitted under this Agreement, in each case, to the extent, and so long as, the pledge thereof as Collateral would violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto (other than the Borrowers or a Guarantor), but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code, Specified Foreign Law, the Bankruptcy Code or other Requirement of Law and other than the proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code, Specified Foreign Law or other applicable law;

(vii)    other assets to the extent the pledge thereof or the security interest therein is prohibited by applicable law, rule or regulation (other than to the extent such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code, Specified Foreign Law of the applicable jurisdiction, Bankruptcy Code or any other Requirement of Law and other than the proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code, Specified Foreign Law or other applicable law) or which require governmental (including regulatory) consent, approval, license or authorization or third party consent binding on any asset on the Closing Date or at the time of their acquisition, as applicable, to be pledged (unless such consent, approval, license or authorization has been received);

(viii)    those assets as to which the Administrative Agent and the Borrowers shall reasonably agree that the costs or other adverse consequences (including, without limitations, Tax consequences) of obtaining such security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby;

(ix)    “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable grantor’s right, title or interest therein or in any trademark issued as a result of such application under applicable law;

(x)    assets securing any Qualified Receivables Facility in compliance with Section 6.02(z);

(xi)    any governmental licenses, permits or state or local franchises, charters and authorizations, to the extent Liens and security interests therein are prohibited or restricted thereby, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or Specified Foreign Law, as applicable (other than the proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or Specified Foreign Law, as applicable); and

(xii)    Excluded Securities;

provided, that Parent may in its sole discretion elect to exclude any property from the definition of “Excluded Property”.

In addition, in no event shall (1) control agreements or control, lockbox or similar agreements or arrangements be required with respect to deposit accounts, securities accounts or commodities accounts (provided that, with respect to accounts for which control agreements or similar arrangements are or are required to be obtained under the ABL Credit Agreement, the Loan Parties shall use commercially reasonable efforts to include the Administrative Agent as a secured party in respect of such control agreements or similar arrangements), (2) landlord, mortgagee and bailee waivers or subordination agreements (other than any subordination agreement expressly contemplated by Sections 6.01(a), (e) or (m) or the proviso to Section 6.04 of this Agreement) be required, (3) notices be required to be sent to account debtors or other contractual third parties unless an Event of Default has occurred and is continuing and (4) foreign-law governed security documents or perfection under foreign law (other than the Specified Foreign Loan Documents and the perfection thereof, in each case, under Specified Foreign Law) be required.

Notwithstanding anything herein to the contrary, (A) the Collateral Agent may grant extensions of time or waiver or modification of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrowers, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents, (B) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and (C) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar Tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the Fair Market Value of such Mortgaged Property as determined in good faith by the Borrower Representative (subject to such lesser amount agreed to by the Collateral Agent).

Section 5.11    Restricted and Unrestricted Subsidiaries. Designate any Subsidiary as an Unrestricted Subsidiary only in accordance with the definition of “Unrestricted Subsidiary” contained herein.

Section 5.12 Post-Closing. Take all necessary actions to satisfy the items described on Schedule 5.12 (as may be updated pursuant to Section 9.08(b) of this Agreement) within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its sole discretion).

Section 5.13    Maintenance of Ratings. Use commercially reasonable efforts to cause the credit facilities provided for herein to be continuously rated by S&P and Moody’s and to maintain a corporate family rating of Parent from each of S&P and Moody’s; provided that, in each case, there shall be no requirement to obtain or maintain any specific rating.

Section 5.14    UK Pensions. Parent shall (a) ensure that the UK Pension Scheme is funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 and that no action or omission is taken by Parent or any of its Subsidiaries in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or Parent or any of its Subsidiaries ceasing to employ any member of such a pension scheme);
(b) except for the UK Pension Scheme, ensure that neither it nor any of its Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004) such an employer; (c) to the extent that it is able to obtain a copy, deliver to the Administrative Agent: (i) at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to Parent or its Subsidiaries); and (ii) at any other time if the Administrative Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with, actuarial reports in relation to the UK Pension Scheme; (d) promptly notify the Administrative Agent of any material change in the rate of contributions to any pension scheme mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise); (e) immediately notify the Administrative Agent on it or any of its Subsidiaries becoming aware of any investigation or proposed investigation by the Pensions Regulator which is likely to lead to the issue of a Financial Support Direction or a Contribution Notice to it or any of its Subsidiaries; and (f) immediately notify the Administrative Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

Section 5.15    Irish Pensions. Parent shall (a) ensure that all pension schemes operated by or maintained for its or its Subsidiaries benefit and/or any of its employees are fully funded based on the statutory funding objective under applicable Irish pensions legislation and regulations and that no action or omission is taken by Parent or any of its Subsidiaries in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or Parent or any of its Subsidiaries ceasing to employ any member of such a pension scheme); (b) ensure that it nor any of its Subsidiaries is not at any time a participating employer in an occupational pension scheme which is not a defined contribution scheme (as defined in the Irish Pensions Act 1990, as amended); (c) deliver to the Administrative Agent: (i) at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to Parent or its Subsidiaries); and (ii) at any other time if the Administrative Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with, actuarial reports in relation to all pension schemes mentioned in (a) above; and (d) promptly notify the Administrative Agent of any material change in the rate of contributions to any pension scheme mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

Section 5.16    Undertaking to Grant Future Spanish Law Receivables Pledges. Each Spanish Loan Party which is not a party to the Spanish Law Receivables Pledges as pledgor undertakes to grant a pledge subject to Spanish law over any Eligible Account that may own at any time on the same terms as in the Spanish Law Receivables Pledges within ten (10) Business Days of the date on which such Spanish Loan Party acquired the relevant Eligible Account. The Spanish Law Irrevocable Powers of Attorney shall expressly empower the Collateral Agent to grant the pledge over such Eligible Account on behalf of the relevant Spanish Loan Party.

Section 5.17    Centre of Main Interests. Each Loan Party that is incorporated in a jurisdiction to which the Regulation applies shall maintain its “centre of main interests” in its jurisdiction of incorporation for the purposes of the Regulation.

Section 5.18    People with Significant Control Regime. Each of Parent and each of its Subsidiaries shall

(a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Collateral Agent, and (b) promptly provide the Collateral Agent with a copy of that notice.

ARTICLE VI

Negative Covenants

The Borrowers covenant and agree with each Lender that from the Closing Date until the Termination Date, unless the Required Lenders shall otherwise consent in writing, Parent and the Borrowers will not, and will not permit any of the Subsidiaries to:

Section 6.01    Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)    Indebtedness outstanding on the Closing Date (provided, that any Indebtedness incurred pursuant to this clause (a) in an aggregate principal amount in excess of $35,000,000 shall be set forth on Schedule 6.01), and any Permitted Refinancing Indebtedness incurred to Refinance Indebtedness incurred pursuant to this clause (a); provided, that any Indebtedness outstanding pursuant to this clause (a) which is owed by a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Loan Obligations under this Agreement on customary terms;

(b)    Indebtedness created hereunder (including pursuant to Section 2.21, Section 2.22 and Section 2.23) and under the other Loan Documents and any Refinancing Notes incurred to Refinance such Indebtedness;

(c)    Indebtedness of Parent or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d)    Indebtedness (including obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of any person providing such Indebtedness) in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty, liability or self-insurance obligations, supply chain financings transactions, trade contracts, bankers’ acceptances, guarantees, performance, tender, bid, stay, surety, statutory, judgment, appeal, advance payment, completion, export or import, indemnities, customs, value added or similar tax or other guarantees and warranties, revenue bonds or similar instruments, in each case in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations;

(e)    Indebtedness of Parent to any Subsidiary and of any Subsidiary to Parent or any other Subsidiary; provided, that (i) Indebtedness of any Subsidiary that is not a Loan Party owing to a Loan Party incurred pursuant to this Section 6.01(e) shall be subject to Section 6.04 and (ii) Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party incurred pursuant to this Section 6.01(e) shall be subordinated in right of payment to the Loan Obligations under this Agreement on customary terms;

(f)    [reserved];

(g)    Indebtedness arising in connection with endorsement of instruments for collection or deposit, from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or other cash management services in the ordinary course of business;

(h)    (i) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged or consolidated with Parent, any Borrower or any Subsidiary after the Closing Date and Indebtedness otherwise assumed by any Loan Party in connection with a Permitted Acquisition; provided, that, Indebtedness incurred pursuant to the preceding sub clause (h)(i) shall be in existence prior to such Permitted Acquisition and shall not have been created in contemplation thereof or in connection therewith;
(ii) Indebtedness incurred to finance any Permitted Acquisition; provided that (A) before and after giving effect to such Permitted Acquisition on a Pro Forma Basis, no Default or Event of Default exists, (B) after giving effect to such acquisition on a Pro Forma Basis, either (x) the Fixed Charge Coverage Ratio shall be equal to or greater than 2.00 to 1.00 or (y) the Fixed Charge Coverage Ratio shall not be less than the Fixed Charge Coverage Ratio in effect immediately prior to such Permitted Acquisition, (C) any such Indebtedness, if secured, shall be subject to an Intercreditor Agreement reasonably satisfactory to the Administrative Agent, (D) such Indebtedness shall not mature prior to the date that is the latest final maturity date of the Term Loans existing at the time of such incurrence (or in the case of any Junior Financing, until the date that is 91 days thereafter), and the Weighted Average Life to Maturity of any such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans with the latest final maturity at the time of such incurrence, (E) the MFN Protection shall apply to any such Indebtedness in the form of a term loan secured by Other First Liens that is incurred prior to the date that is 18 months after the Closing Date and (F) the then outstanding aggregate principal amount of Indebtedness incurred pursuant to this clause (h)(ii), Section 6.01(p) and Section 6.01(q) by Subsidiaries that are not Borrowers or Guarantors shall not exceed the greater of (x) $500,000,000 and (y) 5.00% of Consolidated Total Assets at the time of incurrence, and (iii) any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness incurred pursuant to this clause (h);

(i)    (x) Capitalized Lease Obligations, mortgage financings, purchase money obligations (including Indebtedness as lessee or guarantor) and other Indebtedness (including, for the avoidance of doubt, any Indebtedness in connection with sale leaseback transactions) in each case, incurred for the purpose of financing all or any part of the acquisition, lease or cost of design, construction, repair, replacement, installation or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property), in an aggregate principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i), would not exceed the greater of $500,000,000 and 5.0% of Consolidated Total Assets when incurred, created or assumed, and (y) any Permitted Refinancing Indebtedness in respect thereof;

(j)    the First Lien Notes, the 2028 First Lien Notes and, in each case, any Permitted Refinancing Indebtedness in respect thereof;

(k)    (x) other Indebtedness of Parent or any Subsidiary, in an aggregate principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $750,000,000 and 7.5% of Consolidated Total Assets when incurred, created or assumed and (y) any Permitted Refinancing Indebtedness in respect thereof;
(l)    the Senior Notes and any Permitted Refinancing Indebtedness in respect thereof;

(m)    Guarantees:

(i)    by any Loan Party of any Indebtedness of any Loan Party permitted to be incurred under this Agreement,

(ii)    by any Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Loan Party to the extent such Guarantees are permitted by Section 6.04,

(iii)    by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party, and

(iv)    by any Loan Party of Indebtedness of Subsidiaries that are not Loan Parties incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(q) and to the extent such Guarantees are permitted by Section 6.04; provided, that Guarantees by any Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated in right of payment to other Indebtedness of such person shall be expressly subordinated in right of payment to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated in right of payment;

(n)    Indebtedness arising from agreements of Parent or any Subsidiary providing for Guarantees, indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Acquisition, other Investments or the disposition of any business, assets, Equity Interests or Subsidiary not prohibited by this Agreement;

(o)    Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(p)    (i) other Indebtedness of Parent or any Subsidiary so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, (A) the Fixed Charge Coverage Ratio on a Pro Forma Basis is equal to or greater than 2.00 to 1.00, (B) no Default or Event of Default shall have occurred and be continuing or shall result therefrom, (C) any such Indebtedness, if secured, shall be subject to an Intercreditor Agreement reasonably satisfactory to the Administrative Agent,
(D) such Indebtedness shall not mature prior to the date that is the latest final maturity date of the Term Loans existing at the time of such incurrence (or in the case of any Junior Financing, until the date that is 91 days thereafter), and the Weighted Average Life to Maturity of any such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans with the latest final maturity at the time of such incurrence, (E) the MFN Protection shall apply to any such Indebtedness in the form of a term loan secured by Other First Liens that is incurred prior to the date that is 18 months after the Closing Date and (F) the then outstanding aggregate principal amount of Indebtedness incurred pursuant to this clause (p)(i), Section 6.01(h) and Section 6.01(q) by Subsidiaries that are not Borrowers or Guarantors shall not exceed the greater of (x) $500,000,000 and (y) 5.00% of Consolidated Total Assets at the time of incurrence, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(q)    (x) Indebtedness of Subsidiaries that are not Guarantors in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(q), Section 6.01(h) and Section 6.01(p), would not exceed the greater of
$500,000,000 and 5.0% of Consolidated Total Assets and (y) any Permitted Refinancing Indebtedness in respect thereof;
(r)    Indebtedness incurred in the ordinary course of business in respect of obligations of Parent or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;

(s)    Indebtedness representing deferred compensation to employees, consultants or independent contractors of Parent or any Subsidiary incurred in the ordinary course of business;

(t)    (x) Indebtedness in connection with Qualified Securitization Transactions and Qualified Receivables Facilities in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(t), would not exceed the greater of $500,000,000 and 5.0% of Consolidated Total Assets when incurred, created or assumed and (y) any Permitted Refinancing Indebtedness in respect thereof;

(u)    obligations in respect of Cash Management Agreements;

(v)    (i) Permitted Debt secured by Other First Liens or Junior Liens on the Collateral in an aggregate principal amount outstanding not to exceed at the time of incurrence the Incremental Amount available at such time; provided, that any such Permitted Debt shall count as a usage of the Incremental Amount for purposes of Section 2.21, and (ii) Permitted Refinancing Indebtedness in respect of any Indebtedness theretofore outstanding pursuant to this clause (v);

(w)    Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness by Parent or any Subsidiary of, joint ventures or Unrestricted Subsidiaries subject to compliance with Section 6.04, in an aggregate principal amount that, immediately after giving effect to the incurrence of such Indebtedness, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(w), would not exceed the greater of $500,000,000 and 5.0% of Consolidated Total Assets when incurred;

(x)    Indebtedness issued by Parent or any Subsidiary to current or former officers, directors and employees, their respective permitted transferees, assigns, estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Parent permitted by Section 6.06;

(y)    Indebtedness consisting of obligations of Parent or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Acquisitions or any other Investment permitted hereunder;

(z)    Indebtedness of Parent or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of Parent and the Subsidiaries;

(aa)    Indebtedness under tax-favored or government sponsored financing transactions (including, for the avoidance of doubt, financing transactions sponsored by the European Investment Bank); provided that the Net Proceeds of such Indebtedness incurred after the Closing Date shall be used to (i) prepay Term Loans in accordance with Section 2.11 or (ii) prepay, repay or refinance other Indebtedness incurred under other tax-favored or government sponsored financing transactions;

(bb)    Indebtedness consisting of (i) obligations to pay, or the financing of, insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(cc)    Indebtedness related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; and

(dd)    Indebtedness incurred pursuant to the ABL Credit Agreement and the related credit documents in an aggregate principal amount not to exceed at any one time outstanding the greater of (x)
$1,500,000,000 and (y) the Borrowing Base as of such date and any Permitted Refinancing Indebtedness in respect thereof.

For purposes of determining compliance with this Section 6.01 or Section 6.02, if Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (dd) but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 6.02), (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (dd), the Borrower Representative may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that (1) all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01 and (2) all Indebtedness outstanding under the ABL Credit Agreement and any Permitted Refinancing Indebtedness in respect thereof shall at all times be deemed to have been incurred pursuant to clause (dd) of this Section 6.01 and (C) at the option of the Borrower Representative by written notice to the Administrative Agent, any Indebtedness and/or Lien incurred to finance a Limited Condition Acquisition shall be deemed to have been incurred on the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into (and not at the time such Limited Condition Acquisition is consummated) and the First Lien Secured Net Leverage Ratio and/or the Total Net Leverage Ratio shall be tested (x) in connection with such incurrence, as of the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into, giving pro forma effect to such Limited Condition Acquisition, to any such Indebtedness or Lien, and to all transactions in connection therewith and (y) in connection with any other incurrence after the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into and prior to the earlier of the consummation of such Limited Condition Acquisition or the termination of such definitive agreement prior to the incurrence, both (i) on the basis set forth in clause (x) above and (ii) without giving effect to such Limited Condition Acquisition or the incurrence of any such Indebtedness or Liens or the other transactions in connection therewith. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

For the avoidance of doubt, this Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 6.02    Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of Parent or any Subsidiary now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):
(a)    Liens on property or assets of Parent and the Subsidiaries existing on the Closing Date and, to the extent securing Indebtedness in an aggregate principal amount in excess of $35,000,000, set forth on Schedule 6.02(a), and any modifications, replacements, renewals or extensions of Liens permitted by this clause (a); provided, that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and shall not subsequently apply to any other property or assets of Parent or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(b)    any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements);

(c)    any Lien on any property or asset of Parent or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, as the case may be, and (ii) such Lien does not apply to any other property or assets of Parent or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than accessions thereto and proceeds thereof so acquired or any after-acquired property of such person becoming a Subsidiary (but not of the Borrowers or any other Loan Party, including any Loan Party into which such acquired entity is merged) required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof));

(d)    Liens for Taxes, assessments or other governmental charges, levies or claims not yet delinquent by more than 30 days or that are being contested in good faith in compliance with Section 5.03;

(e)    Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, workmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Parent or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f)    (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any Subsidiary;

(g)    pledges and deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)    zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on the Real Property, railroad trackage rights, sidings and spur tracks, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Parent or any Subsidiary;

(i)    Liens securing Indebtedness permitted by Section 6.01(i); provided, that such Liens do not apply to any property or assets of Parent or any Subsidiary other than the property or assets acquired, leased (including in connection with a sale leaseback transaction), constructed, replaced, repaired, improved with or financed by such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(j)    Liens securing Indebtedness permitted under Section 6.01(dd); provided that such Indebtedness shall be subject to the ABL Intercreditor Agreement;

(k)    Liens arising out of (i) judgments, decrees, orders or awards not constituting an Event of Default under Section 7.01(j) or (ii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required by GAAP;

(l)    any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by Parent or any Subsidiary in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the real property which is subject thereof;

(m)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of Parent or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of Parent or any Subsidiary in the ordinary course of business;

(n)    Liens (i) that are banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;

(o)    Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts, banker’s acceptances or similar obligations permitted under Section 6.01(d), (g) or (o) and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(p)    leases or subleases, and licenses or sublicenses (including with respect to any Real Property, fixtures, furnishings, equipment, vehicles or other personal property, or Intellectual Property) and covenants not to sue of or under Intellectual Property or software or other technology, granted to others in the ordinary course of business or otherwise not interfering in any material respect with the business of Parent and its Subsidiaries, taken as a whole;

(q)    pledges and deposits and other Liens in favor of customs and revenue authorities to secure contested Taxes and payment of customs duties in connection with the importation of goods;

(r)    Liens solely on any cash earnest money deposits made by Parent or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(s)    Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party which obligations are not prohibited under Section 6.01;

(t)    Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions and customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by this Agreement is issued;

(u)    Liens securing Indebtedness permitted under Section 6.01(j); provided that such Indebtedness shall be subject to the Equal Priority Intercreditor Agreement and the ABL Intercreditor Agreement;

(v)    [Reserved];

(w)    Liens arising from precautionary Uniform Commercial Code financing statements (or other similar filings in other applicable jurisdictions) regarding operating leases or other obligations not constituting Indebtedness;

(x)    Liens, encumbrances or restrictions (including, without limitation, put and call agreements) (i) on Equity Interests in joint ventures that are not Subsidiaries (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests in Unrestricted Subsidiaries;

(y)    Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(z)    (i) Liens created in connection with any Qualified Securitization Transaction or Qualified Receivables Facility that, in the good faith determination of Parent, are necessary or advisable to effect such Qualified Securitization Transaction or Qualified Receivables Facility and (ii) Liens on Securitization Assets incurred in connection with a Qualified Securitization Transaction and Liens on Receivables Assets incurred in connection with a Qualified Receivables Facility;

(aa)    Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(bb)    (i) any condemnation or eminent domain proceedings affecting any Real Property and
(ii) in the case of Real Property in which a Loan Party has a leasehold interest or easement rights, any Lien, mortgage, security interest, restriction, encumbrance or any other matter of record to which the fee simple interest (or any superior leasehold interest) is subject;
(cc) Liens securing Indebtedness or other obligation (i) of Parent or a Subsidiary in favor of a Borrower or any Guarantor and (ii) of any Subsidiary that is not a Guarantor in favor of any Subsidiary that is not a Guarantor;

(dd)    Liens securing obligations under Hedging Agreements, including Liens on any margin or collateral posted by Parent or any Subsidiary under a Hedge Agreement as a result of any regulatory requirement, swap clearing organization, or other similar regulations, rule, or requirement;

(ee)    Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of Parent or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of Parent or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(ff)    Subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by Parent or any Subsidiary;

(gg)    Liens on Collateral that are Other First Liens or Junior Liens, so long as such Other First Liens or Junior Liens secure Indebtedness permitted by Section 6.01(b) or 6.01(v) and guarantees thereof permitted by Section 6.01(m);

(hh)    Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods by Parent or any of the Subsidiaries in the ordinary course of business;

(ii)    With respect to any Real Property which is acquired in fee after the Closing Date, Liens which exist immediately prior to the date of acquisition, excluding any Liens securing Indebtedness which is not otherwise permitted hereunder provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of Parent or any of its Subsidiaries;

(jj)    Liens securing Indebtedness permitted by Section 6.01(aa), provided that such Liens do not at any time encumber any Collateral unless approved by the Administrative Agent;

(kk)    other Liens with respect to property or assets of Parent or any Subsidiary securing (x) obligations in an aggregate outstanding principal amount that, together with the aggregate principal amount of other obligations that are secured pursuant to this clause (kk), immediately after giving effect to the incurrence of such Liens, would not exceed the greater of $150,000,000 and 1.5% of Consolidated Total Assets when incurred, created or assumed and (y) Permitted Refinancing Indebtedness incurred to Refinance obligations secured pursuant to the preceding clause (x);

(ll)    Liens to secure any Permitted Refinancing Indebtedness incurred in accordance with the definition thereof;

(mm)    Liens securing Indebtedness permitted under Section 6.01(u);

(nn)    Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets otherwise permitted under this Agreement for so long as such agreements are in effect;

(oo)    Liens that may arise on inventory or equipment in the ordinary course of business as a result of such inventory or equipment being located on premises owned by persons (including, without limitation, any client or supplier) other than Parent or its Subsidiaries;
(pp)    Liens on Equity Interests or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary; and

(qq)    in the case of Liens on any Collateral, Junior Liens.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (qq) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing any obligation (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (qq), the Borrower Representative may, in its sole discretion, classify or divide such Lien securing such obligation (or any portion thereof) in any manner that complies with this Section 6.02 and will be entitled to only include the amount and type of such Lien or such obligation secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such obligation (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that (1) all Liens securing Indebtedness under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.02 and (2) all Liens securing Indebtedness outstanding under the ABL Credit Agreement and any Permitted Refinancing Indebtedness in respect thereof shall at all times be deemed to have been incurred pursuant to clause (j) of this Section 6.02.

Section 6.03    [Reserved].

Section 6.04    Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person, or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:

(a)    Guarantees permitted by Section 6.01;

(b)    (i) Investments by any Loan Party in any Loan Party;

(ii)    Investments by any Subsidiary that is not a Loan Party in any Loan Party or any Subsidiary that is not a Loan Party;

(iii)    other intercompany liabilities amongst Parent and its Subsidiaries (or solely amongst its Subsidiaries) in the ordinary course of business in connection with the cash management operations of Parent and its Subsidiaries; and

(iv)    Investments by any Borrower or any Guarantor in any Subsidiary that is not a Loan Party (together with the aggregate amount of investments made pursuant to clause (vi) of the definition of “Permitted Acquisition”) in an aggregate outstanding amount not to exceed the Non-Loan Party Investment Cap.

(c)    Permitted Investments and Investments that were Permitted Investments when made;

(d)    Investments arising out of the receipt by Parent or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;

(e)    loans and advances to officers, directors, employees or consultants (i) in the ordinary course of business in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding,
(ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of Parent;
(f)    accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g)    Hedging Agreements entered into for non-speculative purposes;

(h)    Investments existing or committed, or anticipated to exist in the future, as of the Closing Date, and, with respect to all such investments in an aggregate amount in excess of $35,000,000, set forth on Schedule 6.04), and any extensions, modifications, renewals, replacements, refundings, refinancings or reinvestments of Investments permitted by this clause (h), so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or as otherwise permitted by this Section 6.04);

(i)    Investments resulting from pledges and deposits under Sections 6.02(f), (g), (n), (q), (r), (dd) and (ii);

(j)    other Investments by Parent or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the sum of (X) the greater of $1,000,000,000 and 10.0% of Consolidated Total Assets when made, plus (Y) so long as, at the time any such Investment is made and immediately after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing and (b) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 4.00 to 1.00, any portion of the Available Amount on the date of such election that the Borrower Representative elects to apply to this Section 6.04(j)(Y) in a written notice of a Responsible Officer thereof, which notice shall set forth calculations in reasonable detail of the Available Amount immediately prior to such election and the amount thereof elected to be so applied, plus (Z) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (excluding any returns in excess of the amount originally invested) pursuant to clause (X); provided, that if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of Parent, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the provisions thereof) and not in reliance on this Section 6.04(j);

(k)    Investments constituting Permitted Acquisitions;

(l)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by Parent or a Subsidiary as a result of a foreclosure by Parent or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m)    Investments of a Subsidiary acquired after the Closing Date or of a person merged into Parent or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger, amalgamation or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger, amalgamation or consolidation, in accordance with Section 6.05 and
(iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(n)    acquisitions by Parent or any Subsidiary of obligations of one or more officers or other employees of Parent or its Subsidiaries in connection with such officer’s or employee’s acquisition of
Equity Interests of Parent, so long as no cash is actually advanced by Parent or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(o)    Guarantees by Parent or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness of the kind described in clauses (b), (e), (f), (g), (h), (i), (j) or (k) of the definition thereof, in each case entered into by Parent or any Subsidiary in the ordinary course of business;

(p)    Investments to the extent that payment for such Investments is made with any contribution to the common equity of Parent or any Subsidiary, or with or out of the proceeds of Qualified Equity Interests of Parent (provided, that such contributions and/or the issuance of such Equity Interests are not included in any determination of the Available Amount);

(q)    Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(r)    loans and advances to future, present or former officers, directors, employees, members of management or consultants or their respective estates, spouses or former spouses in connection with such person’s purchase or redemption of Equity Interests of Parent, to the extent not prohibited by Section 6.06;

(s)    advances in the form of deposits, prepayment of expenses and other credits made in the ordinary course of business;

(t)    Investments by Parent and the Subsidiaries, if Parent or any Subsidiary would otherwise be permitted to make a Restricted Payment under Section 6.06(g) in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under Section 6.06(g) for all purposes of this Agreement);

(u)    (i) Investments by Parent, the Borrower Representative or any of their Subsidiaries in any Qualified Receivables Facility or any Securitization Entity or any Investments by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Transaction or any related Indebtedness or (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction or a Qualified Receivables Facility; provided, however, that such Investment is solely in the form of a Purchase Money Note, equity interests or contribution of additional accounts receivable generated by Parent, the Borrower Representative or any of their Subsidiaries;

(v)    Investments consisting of the licensing, sublicensing or contribution of Intellectual Property pursuant to joint marketing or other similar arrangements with other persons;

(w)    to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;

(x)    Investments by Parent or any Subsidiary in joint ventures, Permitted Businesses and Unrestricted Subsidiaries in an aggregate outstanding amount not to exceed the greater of $500,000,000 and 5.0% of Consolidated Total Assets when made;

(y)    any Investment in fixed income or other assets by any Subsidiary that is a so-called “captive” insurance company (each, an “Insurance Subsidiary”) consistent with customary practices of portfolio management;
(z)    Investments made in connection with the Transactions;

(aa)    additional Investments, so long as, at the time any such Investment is made and immediately after giving effect thereto, (x) no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 4.00 to 1.00;

(bb)    Investments in any Permitted Bond Hedge Transaction;

(cc)    to the extent constituting an Investment, repurchases of the First Lien Notes, the 2028 First Lien Notes, the Senior Notes and other Indebtedness that is not subordinated to the Loan Obligations and otherwise permitted hereunder;

(dd)    guaranties, keepwells and similar arrangements made in the ordinary course of business of obligations owed to landlords, suppliers, customers, franchisees and licensees of Parent or any Subsidiary and performance guarantees with respect to obligations that are permitted by this Agreement;

(ee)    Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement; and

(ff)    contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of Parent;

provided that to the extent any Investment under this Section 6.02 constitutes an intercompany loan or other intercompany Indebtedness owing from a non-Loan Party to a Loan Party and with a value in excess of $15,000,000, such loan or other Indebtedness shall be documented by a promissory note and pledged to the Administrative Agent for the benefit of the Secured Parties in accordance with the applicable Security Documents.

For purposes of determining compliance with this Section 6.04, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof) described in Sections 6.04(a) through (aa) but may be permitted in part under any relevant combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in Sections 6.04(a) through (aa), the Borrower Representative may, in its sole discretion, classify or divide such Investment (or any portion thereof) in any manner that complies with this Section 6.04 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Investments described in Schedule 6.04 shall be deemed outstanding under Section 6.04(b) or Section 6.04(h), as applicable.

Any Investment in any person other than a Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or Permitted Investments shall be the Fair Market Value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

Section 6.05    Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other person, or permit any other person to merge into, amalgamate with or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or substantially all of the assets of any other person or division or line of business of a person (including, in each case, pursuant to a Delaware LLC Division), except that this Section 6.05 shall not prohibit:

(a)    (i) the purchase and Disposition by Parent or any Subsidiary of inventory, products, equipment, services or accounts receivable in the ordinary course of business or consistent with past practice,

(ii) the disposition of a business not comprising the disposition of an entire line of business,

(ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by Parent or any Subsidiary or, with respect to operating leases, otherwise for Fair Market Value on market terms (as determined in good faith by the Borrower Representative),

(iv) the Disposition by Parent or any Subsidiary of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business or consistent with past practice, or

(v) the Disposition of Permitted Investments in the ordinary course of business;

(b)    if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom,

(i)    the merger, amalgamation or consolidation of any Subsidiary with or into Parent or any Borrower in a transaction in which Parent or such Borrower is the survivor,

(ii)    the merger, amalgamation or consolidation of any Subsidiary with or into any Guarantor in a transaction in which the surviving or resulting entity is or becomes a Guarantor,

and, in the case of each of clauses (i) and (ii), no person other than a Borrower or a Guarantor receives any consideration (unless otherwise permitted by Section 6.04),

(iii)    the merger, amalgamation or consolidation of any Subsidiary that is not a Guarantor with or into any other Subsidiary that is not a Guarantor,

(iv)    the liquidation or dissolution or change in form of entity of any Subsidiary (other than any Borrower) if (x) the Borrower Representative or Parent determines in good faith that such liquidation, dissolution or change in form is in the best interests of Parent and its Subsidiaries and is not materially disadvantageous to the Lenders and (y) the same meets the requirements contained in the proviso to Section 5.01(a),

(v)    the merger, amalgamation or consolidation of any Subsidiary with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.04 (other than Section 6.04(m)(ii))), which shall be a Loan Party if the merging, amalgamating or consolidating Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.10, or

(vi)    any Subsidiary may merge, amalgamate or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;
(c)    Dispositions to Parent, a Borrower or a Subsidiary; provided, that any Dispositions by a Loan Party to a Subsidiary that is not a Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.04 (other than Section 6.04(aa));

(d)    licenses, sublicenses, or covenants not to sue by Parent or any Subsidiary of or under Intellectual Property or software or other technology;

(e)    Investments permitted by Section 6.04 (other than Section 6.04(m)(ii)), Permitted Liens, and Restricted Payments permitted by Section 6.06;

(f)    the discount, forgiveness or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(g)    other Dispositions of assets (including in connection with sale leaseback transactions); provided, that (i) the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b) to the extent required thereby and (ii) any such Dispositions shall comply with the final sentence of this Section 6.05;

(h)    Permitted Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Acquisition); provided, that following any such merger, consolidation or amalgamation involving any Borrower, such Borrower is the surviving entity or the requirements of Section 6.05(n) are otherwise complied with;

(i)    leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business;

(j)    Dispositions of inventory or Dispositions or abandonment of Intellectual Property of Parent and its Subsidiaries determined in good faith by the management of the Borrower Representative to be no longer economically practicable or commercially reasonable to maintain or useful or necessary in the operation of the business of Parent or any of the Subsidiaries;

(k)    Dispositions pursuant to any individual transaction or series of related transactions involving assets with a Fair Market Value of less than $25,000,000;

(l)    the purchase and Disposition (including by capital contribution) of Securitization Assets and Permitted Receivables Facility Assets, or participations therein, including pursuant to Qualified Securitization Transactions Qualified Receivables Facilities;

(m)    any exchange or swap of assets (other than cash and Permitted Investments) for other assets (other than cash and Permitted Investments) of comparable or greater value or usefulness to the business of Parent and the Subsidiaries as a whole, determined in good faith by the management of the Borrower Representative;

(n)    if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary or any other person may be merged, amalgamated or consolidated with or into any Borrower, provided that (A) such Borrower shall be the surviving entity or (B) if the surviving entity is not the applicable Borrower (such other person, the

“Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto and, in the case of any Security Document, by executing and/or delivering any additional required documents, in each case in a form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee Agreement, as applicable, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its guarantee as reaffirmed pursuant to clause (3), (6) the Successor Borrower shall have delivered to the Administrative Agent (x) a certificate of a Responsible Officer stating that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document and (y) if requested by the Administrative Agent, an opinion of counsel covering such other matters as are contemplated by the Collateral and Guarantee Requirement to be covered in opinions of counsel and (7) to the extent requested by the Administrative Agent or a Lender (as requested through the Administrative Agent), the Administrative Agent and any such Lender shall have received at least three (3) Business Days prior to the consummation of such merger, amalgamation or consolidation all documentation and other information required with respect to the Successor Borrower by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the applicable Borrower under this Agreement);

(o)    any conversion of a Loan Party from a corporation to a limited liability company, or from a limited liability company to a corporation, or other change in corporate formation;

(p)    any surrender, termination or waiver of contract rights or settlement, release, waiver of, recovery on or surrender of contract, tort or other claims of any kind;

(q)    any solvent liquidation or dissolution of a Subsidiary of Parent, provided that such Subsidiary’s direct parent is also either Parent or a Subsidiary and immediately becomes the owner of such Subsidiary’s assets;

(r)    any financing transaction with respect to property built, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by Parent or any of its Subsidiaries after the Closing Date, including, sale leaseback transactions and Securitization Transactions permitted by this Agreement;

(s)    any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(t)    the sale, transfer, termination or other disposition in connection with Hedging Agreements incurred in compliance with this Agreement or the partial or total unwinding of obligations in respect of any Cash Management Agreements or Hedging Agreements in compliance with this Agreement;

(u)    sales of assets received by Parent or any Subsidiary upon the foreclosure on a Lien;

(v)    dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, and dispositions of property subject to casualty events (including, without limitation, resulting from any involuntary loss or damage to or destruction of any property or assets of Parent or any Subsidiary;

(w)    the termination of leases and subleases in the ordinary course of business;

(x)    to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;
(y)    dispositions of assets or Investments (including Equity Interests) in connection with the establishment or operation of joint ventures to the extent required by, or made pursuant to (including customary buy/sell arrangements or rights of first refusal between the joint venture parties set forth in) joint venture arrangements and similar binding arrangements;

(z)    any exchange of assets for other assets used in the business of Parent or any Subsidiary (including a combination of such assets and a de minimis amount of cash or Permitted Investments) of comparable or greater market value than the assets exchanged, as determined in good faith by Parent, which exchange occurs within 90 days of the transfer of such assets;

(aa)    any sale leaseback transaction of any property acquired or built after the Closing Date; provided that such sale is for at least Fair Market Value;

(bb)    the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of Parent or any of Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(cc)    dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition or
(ii) the proceeds of such disposition are applied within 90 days of such disposition to the purchase price of such replacement property (which replacement property is purchased within 90 days of such disposition; and

(dd)    dispositions disclosed to the Amendment No. 1 Arrangers prior to the Amendment No. 1 Effective Date; provided that the Net Proceeds of such dispositions shall be applied in accordance with Section 2.11(b) to the extent required thereby; provided further that no such application shall be required to the extent and for so long as the Lead Borrower has applied, or has determined in good faith that it intends to apply, such Net Proceeds to the prepayment or repayment of Indebtedness of the Borrowers; provided further that the Borrowers shall be deemed to have applied such Net Proceeds to prepay or repay existing Indebtedness to the extent that the Borrowers shall have prepaid or repaid existing Indebtedness with internally generated cash prior to the date of the consummation of such disposition but following the Amendment No. 1 Effective Date.

Notwithstanding anything to the contrary contained in Section 6.05 above, no Disposition of assets under Section 6.05(g) shall in each case be permitted unless (i) such Disposition is for Fair Market Value, and (ii) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash or Permitted Investments; provided, further, that for purposes of this clause (ii), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on Parent’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by Parent or such Subsidiary from the transferee that are converted by Parent or such Subsidiary into cash or Permitted Investments within 180 days after receipt thereof (to the extent of the cash or Permitted Investments received) and (c) any Designated
Non-Cash Consideration received by Parent or any of its Subsidiaries in such Disposition or any series of related Dispositions, having an aggregate Fair Market Value not to exceed, in the aggregate, the greater of

$300,000,000 and 3.0% of Consolidated Total Assets when received (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Section 6.06    Restricted Payments. (i) Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of Qualified Equity Interests of the person declaring, paying or making such dividends or distributions, provided, that such proceeds are not included in any determination of the Available Amount), (ii) directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of Parent’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of Qualified Equity Interests) or (iii) make any Junior Debt Restricted Payment, (all of the foregoing, “Restricted Payments”); provided, however, that:

(a)    Restricted Payments may be made by any Subsidiary (provided, that Restricted Payments made by a non-Wholly Owned Subsidiary must be made on a pro rata basis (or more favorable basis from the perspective of Parent or the Subsidiary which is the parent of such Subsidiary) based on its ownership interests in such non-Wholly Owned Subsidiary);

(b)    Restricted Payments may be made to purchase, retire or redeem the Equity Interests of Parent or any Subsidiary (including related stock appreciation rights or similar securities) held by any future, present or former directors, consultants, officers or employees of Parent or any of the Subsidiaries (or such person’s estates or heirs) or by any Plan, management equity plan, stock option plan or any shareholders’ agreement or other management or employee benefit plan or similar agreement or arrangement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan, agreement or arrangement or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (b) shall not exceed in any calendar year $60,000,000 (with unused amounts in any period permitted to be carried over to succeeding periods until used in full; provided, that the total amount of such purchases or redemptions under this clause (b) in any calendar year shall not exceed
$120,000,000) (plus (x) the amount of net proceeds contributed to Parent that were received by Parent from sales of Qualified Equity Interests of Parent to directors, consultants, officers or employees of Parent or any Subsidiary that occur after the Closing Date; provided, that such proceeds are not included in any determination of the Available Amount and (y) the amount of proceeds of any key-man life insurance policies received after the Closing Date, (provided, that Parent may elect to apply all or any portion of the aggregate increase contemplated by clauses (x) and (y) in any calendar year); and provided, further, that cancellation of Indebtedness owing to Parent or any Subsidiary from any future, present or former employee, director or consultant of Parent or any Subsidiary in connection with a repurchase of Equity Interests of Parent or any Subsidiary will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(c)    any person may (i) make non-cash repurchases of Equity Interests deemed to occur upon exercise or settlement of stock options or other Equity Interests if such Equity Interests represent a portion of the exercise price of or withholding obligation with respect to such options or other Equity Interests or
(ii) withhold a portion of Equity Interests issued upon any such exercise to cover any withholding tax obligations in respect of such issuance;

(d)    so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto (x) no Default or Event of Default shall have occurred and is continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 4.00 to 1.00, Restricted Payments may be made in an aggregate amount equal to a portion of the Available Amount on the date of such election that Parent elects to apply to this Section 6.06(d), which such election shall be set forth in a written notice of a Responsible Officer of the Borrower Representative, which notice shall set forth calculations in reasonable detail of the Available Amount immediately prior to such election and the amount thereof elected to be so applied;

(e)    Restricted Payments made in connection with the Transactions;

(f)    Restricted Payments may be made to make payments, in cash, in lieu of the issuance of fractional shares, or upon the purchase, redemption or acquisition of fractional shares, including in connection with (i) the exercise of options or warrants, (ii) the conversion or exchange of Equity Interests or Indebtedness convertible into, or exchangeable for, Equity Interests or (iii) stock dividends, splits or combinations or business combinations;
(g)    other Restricted Payments may be made in an aggregate amount not to exceed the greater of $100,000,000 and 1.0% of Consolidated Total Assets when made;

(h)    additional Restricted Payments may be made, so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto, (x) no Default or Event of Default shall have occurred and is continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than
3.50 to 1.00;

(i)    Junior Debt Restricted Payments may be made, so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto, (x) no Default or Event of Default shall have occurred and is continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than
3.50 to 1.00;

(j)    Parent may pay dividends on, or repurchase or redeem, its Equity Interests in an aggregate amount not to exceed $100,000,000 in any calendar year;

(k)    Parent, the Lead Borrower or any Subsidiary thereof may (i) pay any premium or other amount in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction and (ii) make any Restricted Payments and/or payments or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction (including making payments and/or deliveries due upon exercise and settlement or termination thereof);

(l)    Parent and any Subsidiary may declare and pay regularly scheduled or accrued dividends to holders of a class or series of Disqualified Stock of Parent or any of its Subsidiaries issued not in violation of Section 6.01; and

(m)    any person may make (i) purchases of receivables pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction and distributions or payments of Securitization Fees and (ii) purchases of Receivables Assets in connection with a Qualified Receivables Facility and distributions or payments of other payments associated therewith.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, retirement defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 6.06 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

Section 6.07    Transactions with Affiliates.

(a)    Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than Parent, and the Subsidiaries or any person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of $35,000,000 unless the terms of such transaction are substantially no less favorable to Parent or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined, in the case of any transaction (or series of related transactions) involving aggregate consideration in excess of $75,000,000, by the Board of Directors of Parent or such Subsidiary in good faith.

(b)    The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Parent or any Subsidiary, as appropriate,

(ii)    transactions with a person (other than an Unrestricted Subsidiary) that is an Affiliate of Parent solely because Parent owns, directly or through a Subsidiary, an Equity Interest in, or controls, such person,

(iii)    transactions among Parent or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which Parent or a Subsidiary is the surviving entity),

(iv)    the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Parent and the Subsidiaries in the ordinary course of business,

(v)    (A) the Transactions (including the payment of all fees, expenses, bonuses and awards relating thereto) and (B) permitted transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.07, and, in each case, any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not more disadvantageous to the Lenders when taken as a whole in any material respect than the original agreement as in effect on the Closing Date (as determined by the Borrower Representative in good faith),

(vi)    (A) any employment agreement, consulting agreement, severance agreement, compensation arrangement, officer or director indemnification agreement or any similar arrangement entered into by Parent or any of the Subsidiaries in the ordinary course of business and any payments pursuant thereto, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii)    Restricted Payments permitted under Section 6.06 and Investments permitted under Section 6.04,

(viii)    transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business or consistent with past practice,

(ix)    any transaction in respect of which the Borrower Representative delivers to the Administrative Agent a letter addressed to the Board of Directors of Parent from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of Parent qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to Parent or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to Parent or such Subsidiary, as applicable, from a financial point of view,

(x)    payments to or the receipts of payments from, and entry into and the consummation of transactions with joint ventures entered into in the ordinary course of business,

(xi)    (A) transactions pursuant to any Qualified Receivables Facility, and (B) customary transactions with a Securitization Entity effected as part of a Qualified Securitization Transaction, including in respect of Standard Securitization Undertakings, any disposition of Securitization Assets or related assets in connection with any Qualified Securitization Transaction and any repurchase of Securitization Assets pursuant to a Securitization Repurchase Obligation,

(xii)    transactions between Parent or any of the Subsidiaries and any person, a director of which is also a director of Parent; provided, however, that (A) such director abstains from voting as a director of
Parent on any matter involving such other person and (B) such person is not an Affiliate of Parent for any reason other than such director’s acting in such capacity,

(xiii)    transactions permitted by, and complying with, the provisions of Section 6.05 (other than Section 6.05(m)),

(xiv)    intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower Representative) for the purpose of improving the consolidated Tax efficiency of Parent and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein; provided, that any such transaction does not materially decrease the value of any interest of any Secured Party in the Guarantees or Collateral,

(xv)    payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) made in the ordinary course of business or approved by a majority of the Disinterested Directors of Parent in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,

(xvi)    transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business that are fair to Parent or the Subsidiaries,

(xvii)    any issuance of Qualified Equity Interests of Parent to Affiliates of Parent,

(xviii)    sales of Equity Interests of Parent to Affiliates of Parent or any Subsidiary not otherwise prohibited by this Agreement and the granting of registration and other customary rights in connection therewith,

(xix)    transactions with an Affiliate where the only consideration paid is Qualified Equity Interests of Parent,

(xx)    any contributions to the common equity capital of Parent or any Subsidiary,

(xxi)    pledges of Equity Interests of Unrestricted Subsidiaries, and

(xxii)    any purchases by Parent’s Affiliates of Indebtedness or Disqualified Stock of Parent or any Subsidiary the majority of which Indebtedness or Disqualified Stock is purchased by persons who are not Parent’s Affiliates; provided that such purchases by Parent’s Affiliates are on the same terms as such purchases by such persons who are not Parent’s Affiliates.

Section 6.08    Business of Parent and the Subsidiaries; Etc. Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business, and in the case of a Receivables Entity, Qualified Receivables Facilities and related activities.

Section 6.09    Restrictions on Subsidiary Distributions and Negative Pledge Clauses. Permit Parent or any Subsidiary to enter into any agreement or instrument that by its terms restricts (A) the payment of dividends or other distributions or the making of cash advances to Parent or any Subsidiary that is a direct or indirect parent of such Subsidiary or (B) the granting of Liens by any Borrower or any Guarantor pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(a)    restrictions imposed by applicable law rule, regulation, order or other requirement;

(b)    contractual encumbrances or restrictions (i) in effect on the Closing Date under Indebtedness existing on the Closing Date, (ii) contained in the indentures governing the Senior Notes, (iii) contained in the indentures and related documentation governing the First Lien Notes and the 2028 First
Lien Notes, (iv) contained in the ABL Credit Agreement and the related documentation or (v) contained in any Indebtedness outstanding pursuant to Section 6.01(z), or, in each case, any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower Representative) (provided that, in each case, such documentation shall permit the Liens on Collateral granted pursuant to the Loan Documents);

(c)    any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(d)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(e)    any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness;

(f)    any restrictions imposed by any agreement relating to Indebtedness permitted to be incurred under Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions either (i) are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement, or, in the case of Permitted Refinancing Indebtedness, the Indebtedness being refinanced, or (ii) are not materially more disadvantageous to the Lenders than is customary in comparable financings (in each case, as determined in good faith by the Borrower Representative, and in the case of clause (ii), either (x) the Borrower Representative determines in good faith that such encumbrance or restriction will not affect the Borrower’s ability to make principal or interest payments on the Loan Obligations or (y) such encumbrances or restrictions apply only during the continuance of a default in respect of payment or a financial maintenance covenant relating to such Indebtedness);

(g)    customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business;

(h)    customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(i)    customary provisions restricting assignment, mortgaging or hypothecation of any agreement entered into in the ordinary course of business;

(j)    customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(k)    Permitted Liens and customary restrictions and conditions contained in the document relating thereto, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(l)    customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Borrower Representative has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of Parent and its Subsidiaries to meet their ongoing obligations;

(m)    any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;
(n)    restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary that is not a Guarantor that apply only to such Subsidiary and its Subsidiaries that are not Guarantors;

(o)    customary restrictions contained in contracts, leases, subleases, licenses, sublicenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(p)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(q)    restrictions created in connection with any Qualified Securitization Transaction or restrictions contained in any Permitted Receivables Facility Documents with respect to any Receivables Entity;

(r)    [reserved];

(s)    any encumbrances or restrictions of the type referred to in clause 6.09(A) above imposed by any other instrument or agreement entered into after the Closing Date that contains encumbrances and restrictions that, as determined by the Borrower Representative in good faith, will not materially adversely affect the Borrowers’ ability to make payments on the Term Loans;

(t)    customary restrictions imposed in connection with purchase money obligations, mortgage financings and Capitalized Lease Obligations on the property purchased or leased relating to the sale, lease or transfer of such property;

(u)    provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with an Investment permitted hereunder), which limitation is applicable only to the assets that are the subject of such agreements;

(v)    restrictions imposed in connection with any Investment permitted under Section 6.04;

(w)    in the case of the redesignation of an Unrestricted Subsidiary as a Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into Parent or a Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Parent or a Subsidiary, restrictions imposed under any agreement or other instrument of such Unrestricted Subsidiary (but, in any such case, not created in contemplation of such redesignation, merger, amalgamation, consolidation or transfer); and

(x)    any encumbrances or restrictions of the type referred to in clause 6.09(A) or (B) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (w) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower Representative, no more restrictive as a whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Section 6.10    [Reserved].

Section 6.11    Fiscal Quarter and/or Fiscal Year. In the case of Parent, permit any change to its fiscal quarter and/or fiscal year; provided, that Parent and its Subsidiaries may change their fiscal quarter and/or fiscal year end one or more times, subject to such adjustments to this Agreement as Parent and Administrative Agent shall reasonably agree are necessary or appropriate in connection with such change (and the parties hereto hereby authorize Parent and the Administrative Agent to make any such amendments to this Agreement as they jointly deem necessary to give effect to the foregoing).

ARTICLE VII

Events of Default

Section 7.01    Events of Default. In case of the happening of (each, an “Event of Default”) on and after the Closing Date, any of the following events:

(a)    any representation or warranty made or deemed made by any Borrower or any Guarantor herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b)    default shall be made in the payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)    default shall be made in the payment of any interest on any Term Loan or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)    default shall be made in the due observance or performance by any Borrower of any covenant, condition or agreement contained in, Section 5.01(a) (solely with respect to Parent and the Borrowers), 5.05(a) or 5.08 or in Article VI;

(e)    default shall be made in the due observance or performance by any of the Borrowers or any of the Guarantors of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower Representative;

(f)    (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in each case without such Material Indebtedness having been discharged, or any such event of or condition having been cured promptly; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if (x) such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) repayments are made as required by the terms of the respective Indebtedness; provided, further that this clause (f) shall not apply to, in the case of any Permitted Convertible Indebtedness, any event or condition that would permit the holder or beneficiary of such Permitted Convertible Indebtedness to convert such Permitted Convertible Indebtedness into cash, Equity Interests (other than Disqualified Stock) of Parent or a combination thereof (in each case to the extent permitted hereunder); provided, further that an “Event of Default” (or comparable term) under the ABL Credit Agreement shall not constitute an Event of Default unless and until the date on which the lenders under the ABL Credit Agreement have actually declared all such obligations under the ABL Credit Agreement to be immediately due and payable in accordance with the terms of the ABL Credit Agreement and such declaration has not been rescinded by the lenders under the ABL Credit Agreement on or before such date;

(g)    there shall have occurred a Change of Control;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent, any Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of Parent, any Borrower or any Material Subsidiary, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership, administration, Irish examinership or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator, administrator or similar official for or to Parent, any Borrower or any of the Material Subsidiaries for or to a substantial part of the property or assets of Parent, any Borrower or any of the Material Subsidiaries or (iii) the winding-up, liquidation, reorganization, dissolution, compromise, arrangement, administration, examinership or other relief of Parent, any Borrower or any Material Subsidiary (except in a transaction permitted hereunder) (including for the avoidance of doubt, in relation to any company incorporated and organized under the laws of Spain,
(1) any filing for a concurso necesario or (2) if it is subject to any mandatory obligation to be wound-up (causa obligatoria de disolución) as established in article 363 of the Spanish Companies Law, unless the relevant Spanish company evidences that it is in a position to implement any of the mechanisms applicable in accordance with the relevant regulation in order to cure that situation within the period legally established for that purpose); and (A) in the case of any Borrower or any Material Subsidiary (other than a Material Subsidiary incorporated in England and Wales or Ireland) such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; and (B) except, only in the case of a winding-up petition in respect of Parent or a Material Subsidiary incorporated in England and Wales or Ireland such petition is frivolous or vexatious and is not discharged, stayed or dismissed within 14 days of commencement; or (iv), in the case of Parent or a Material Subsidiary incorporated in England and Wales or Ireland, a moratorium is declared in respect of any indebtedness of Parent or that Material Subsidiary. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium;

(i)    Parent, any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, concurso mercantil, receivership, administration, Irish examinership or any other Debtor Relief Law (including for the avoidance of doubt, in relation to any company incorporated and organized under the laws of Spain, any filing under article 585 of the Spanish Recast Insolvency Law or a filing of a concurso voluntario), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator, administrator or similar official for Parent, any Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of Parent, any Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or fail generally to pay its debts as they become due;

(j)    the failure by Parent, any Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $75,000,000, which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon assets or properties of Parent, any Borrower or any Material Subsidiary to enforce any such judgment;

(k)    (i) an ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) Parent, any Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA; and in the case of each of clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l)    (i) any Loan Document shall for any reason cease to be (or be asserted in writing by any Borrower or any Guarantor to not be) a legal, valid and binding obligation of any Loan Party party thereto,
(ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by any
Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof other than Specified Foreign Laws, or from failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the U.S. Collateral Agreement or to file Uniform Commercial Code continuation statements or the registration of a financing statement on the SIR, or from the failure of the Collateral Agent to make necessary filings under the UK Companies House under Section 859A of the UK Companies Act 2006 and/or with the Land Registry or Land Charges Registry in England and/or required registrations with the Companies Registration Office of Ireland pursuant to Part 7 of the Companies Act 2014 of Ireland and/or with the Revenue Commissioners of Ireland pursuant to Section 1001 of the Taxes Consolidation Act, 1997 of Ireland (as amended) (provided that Parent has obtained an Irish tax registration number), or to make any other similar filings (provided the Loan Parties have provided any cooperation, documentation or other assistance reasonably requested on reasonable notice by the Collateral Agent and/or Administrative Agent to enable the Collateral Agent to make any such filings by the applicable deadline), and in any case so long as such failure does not result from the breach or non-compliance with the Loan Documents by any Loan Party, or (iii) a material portion of the Guarantees pursuant to the Loan Documents by the Guarantors guaranteeing the Obligations, shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Borrower or any Guarantor not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement; and

(m)    The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to Parent or any of its Subsidiaries unless the aggregate liability of the Loan Parties under all Financial Support Directions and Contributions Notices is less than £20,000,000.

then, and in every such event (other than an event with respect to Parent or any Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to Parent, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Term Loans then outstanding to be forthwith due and payable in whole or in part (in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Parent and the Borrowers described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Term Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

In addition to any other rights and remedies granted to the Administrative Agent and the Secured Parties in the Loan Documents, following the occurrence and continuation of an Event of Default, the Collateral Agent on behalf of the Secured Parties may exercise all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, following the occurrence and continuation of an Event of Default, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Guarantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, subject to applicable laws and conditions provided by the relevant Security Documents, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Guarantor of any cash collateral arising in respect of the Collateral on such terms as the Collateral Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Guarantor, which right or equity is hereby waived and released. The Administrative Agent or Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Administrative Agent account for the surplus, if any, to any Guarantor. To the extent permitted by applicable law, each Guarantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder, except abuse of right and fraud. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

In relation to the Polish Loan Parties the provisions of this Section 7.01 shall apply subject to the relevant provisions of the Polish Act of February 28, 2003 Bankruptcy Law (in particular subject to Art. 83 and subsequent thereof), and subject to relevant provisions of the Polish Act of May 15, 2015 Restructuring Law (in particular subject to Art. 225, 247, 273, 297 thereof).

ARTICLE VIII

The Agents

Section 8.01    Appointment and Authority.

(a)    Each of the Lenders (each in its capacities as a Lender and on behalf of itself and to the extent applicable, its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and each other Secured Party (by virtue of their acceptance of the benefits of the Loan Documents) hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and, for purposes of Mexican law only, to act as their comisionista, authorizes the Administrative Agent (i) to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, expressly including appearing before Spanish notaries to grant or execute any Spanish Public Document or private document related to this mandate and, specifically, those deemed necessary or appropriate according to the mandate received (including, but not limited to, amendments or ratifications of the Loan Documents, all the above with express faculties of self-contracting (autocontratación), sub-empowering (subdelegación) or multiple representation (multirepresentación) and (ii) to consent and acknowledge any pledge agreement or other security document governed by the laws of Spain executed pursuant to the ABL Credit Agreement or the First Lien Notes and the pledges and liens granted thereunder, in each case, to the extent necessary or desirable under the applicable laws. The provisions of this Article VIII (other than Section 8.10) are solely for the benefit of the Agents and the Lenders, and neither the Borrowers nor any Loan Party shall have rights as a third party beneficiary of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to either Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. At the request of the Administrative Agent, a Lender that cannot authorize or empower, or has not authorized or empowered, the Administrative Agent to act on its behalf, irrevocably undertakes before the
Administrative Agent and the other Lenders, to appear and execute with the Administrative Agent to enable the Administrative Agent to exercise any right, power, authority or discretion vested in it as Administrative Agent pursuant to this Agreement and to execute any document or instrument including any Spanish Public Document.

(b)    Bank of America shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders (each in its capacities as a Lender and on behalf of itself and to the extent applicable, its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and each other Secured Party (by virtue of their acceptance of the benefits of the Loan Documents) hereby irrevocably appoints and authorizes Bank of America to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto and, for Mexican law purposes only, to act as their comisionista and, for the purposes of Belgian law only, to act as its agent or security agent under and in connection with the Belgian Law Security Documents, as its representative in application of Article 5 of the Financial Collateral ~~Law~~Act and Article 3 of the Security Interests Act. In respect of the authorisations and powers granted to the Bank of America as the “Collateral Agent” under the Loan Documents, each of the Secured Parties confirms that the the Collateral Agent may act as counterparty, or as an attorney or representative of a counterparty, of such Secured Party, and that it may act in case of a conflict of interest within the meaning of Article 1.8 §6 of the Belgian Civil Code, to the extent applicable. In this connection, Bank of America, as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.05(f), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c)    In relation to any Spanish Law Security Document, the following additional provisions shall apply:

(i)    each of the Secured Parties (other than the Collateral Agent) hereby:

(A)    appoints the Collateral Agent to be its mandatario (empowered representative) for the purpose of executing any Security Document which is expressed to be governed by Spanish law in the name and on behalf of the Secured Parties, with the power to determine and agree any term and condition of such Security Document, execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, enforcement and release of the security created there under in the name and on behalf of the Secured Parties; and

(B)    undertakes to ratify and approve any such action taken in the name and on behalf of the Secured Parties by the Collateral Agent acting in such capacity;

(ii)    for the above purposes, each of the Secured Parties shall, if so requested by the Collateral Agent:

(A)    grant a power of attorney in favor of the Collateral Agent entitling it to grant, perfect, register, novate, enforce and/or cancel the relevant Security Document which is expressed to be governed by Spanish law; and

(B)    notarize this power of attorney before a notary public in their jurisdiction of incorporation (if the process of notarization exists within that relevant jurisdiction, if not, to carry out the proper legalization process in order for such power of attorney to be valid in Spain);
(iii)    notwithstanding the above, if the Collateral Agent deems it necessary or convenient, the Security Documents which are expressed to be governed by Spanish law will be granted in favor of all relevant Secured Parties as secured parties, and not only to the Collateral Agent acting in the name and on behalf of each of them;

(iv)    each of the Secured Parties hereby authorizes the Collateral Agent (whether or not by or through employees or agents):

(A)    to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Collateral Agent by the Security Documents which are expressed to be governed by Spanish law together with such powers and discretions as are reasonably incidental thereto; and

(B)    to take such action on its behalf as may from time to time be authorized under or in accordance with the Security Documents which are expressed to be governed by Spanish law;

(v)    to the extent any Secured Party is unable to grant such powers referred to above or in any other provision of this Agreement to the Collateral Agent, each such Secured Party irrevocably undertakes before the Collateral Agent and the other Secured Parties to appear and execute with the Collateral Agent to enable the Collateral Agent to exercise any right, power, authority or discretion vested in it as Collateral Agent pursuant to this Agreement and to execute any document or instrument including any Spanish Public Document.

(d)    In relation to any Polish Law Security Documents, the following additional provisions shall apply:

(i)    pursuant to Article 4 section 1 of the Polish Act of December 6, 1996 on the Registered Pledge and the Register of Pledges (Uniform text of 2018, item 2017, as amended), in order to secure the payment of the Obligations, the Secured Parties appoint the Collateral Agent as the pledge administrator (administrator zastawu) of each registered pledge established under the Polish Law Pledge Agreements;

(ii)    the Collateral Agent hereby accepts its appointment as the administrator of each registered pledge established under the Polish Law Pledge Agreements;

(iii)    the Collateral Agent is hereby irrevocably authorized to:

(A)    enter into each Polish Law Pledge Agreement, in its own name, but on the account of the Secured Parties; and

(B)    exercise the other rights and take the other decisions, at its own discretion, as granted to it under each Polish Law Pledge Agreement;

(iv)    subject to applicable Polish laws, the Collateral Agent will have the right to enforce each registered pledge in accordance with the relevant Polish Law Pledge Agreement provided that any of the Obligations of the Secured Parties become due and payable in full or in part; and

(v)    the Secured Parties shall not have any independent power to enforce, or have recourse to the assets encumbered with any registered pledge or to exercise any right, power, authority or discretion arising under the relevant Polish Law Pledge Agreement except through the Collateral Agent.

Section 8.02    Rights as a Lender. The person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Administrative Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03    Exculpatory Provisions. The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and each of their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Administrative Agent and/or the Collateral Agent are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that each of the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the person serving as the Administrative Agent and/or the Collateral Agent or any of their respective Affiliates in any capacity.

(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and/or the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and the Collateral Agent by either Borrower or a Lender.

(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith,
(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent.

(f)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information, to any Disqualified Institution.

(g)    Each Lender will be responsible for carrying out any Spanish formalities required under Spanish law pursuant to the terms of this Agreement or the Spanish Law Security Documents.
Section 8.04    Reliance by the Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05    Delegation of Duties Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent and/or the Collateral Agent. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and as Collateral Agent, as applicable. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06    Resignation of an Agent.

(a)    Each of the Administrative Agent or the Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent or Collateral Agent be a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    With effect from the Resignation Effective Date (1) the retiring Administrative Agent or retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such Collateral security until such time as a successor of such Collateral Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent or retiring Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent or retiring Collateral Agent, as applicable, as of the Resignation Effective Date, including under Section 2.17(c)), and the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by any Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent, as applicable, and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 8.07    Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners or Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.

Section 8.09    Administrative Agent May File Proofs of Claim; Credit Bidding.

(a)    In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.12 and 9.05) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, administrator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Agents under Sections 2.12 and 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (vii) of Section 9.08(b) of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 8.10    Collateral and Guarantee Matters.

The Lenders and the other Secured Parties (by virtue of their acceptance of the benefits of the Loan Documents) authorize the Collateral Agent to release any Collateral or Guarantors in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08. The Lenders and the other Secured Parties (by virtue of their acceptance of the benefits of the Loan Documents) hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify the ABL Intercreditor Agreement, any Permitted Junior Intercreditor Agreement, any Permitted First Lien Intercreditor Agreement and any other intercreditor or subordination agreement (in form satisfactory to the Collateral Agent and deemed appropriate by it) with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting a portion of the Collateral under (1) any of Sections 6.02(c), (i), (j), (u), (z), (gg), (ll) (solely as it relates to clause (c), (i), (j), (u), (z), (gg) or (qq) of Section 6.02) and/or (qq) (and in accordance with the relevant requirements thereof) and (2) any other provision of Section 6.02 (it being acknowledged and agreed that the Collateral Agent shall be under no obligation to execute any Intercreditor Agreement pursuant to this clause (2), and may elect to do so, or not do so, in its sole and absolute discretion) (any of the foregoing, an “Intercreditor Agreement”). The Lenders and the other Secured Parties (by virtue of their acceptance of the benefits of the Loan Documents) irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower Representative as to whether any such other Liens are permitted hereunder and as to the respective assets constituting Collateral that secure (and are permitted to secure) such Indebtedness hereunder and (y) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and each other Secured Party hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement. Furthermore, the Lenders and the other Secured Parties (by virtue of their acceptance of the benefits of the Loan Documents) hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (c), (i) or (z) of Section 6.02 in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Administrative Agent and the Collateral Agent shall do so upon request of the Borrower Representative; provided, that prior to any such request, the Borrower Representative shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative certifying (x) that such Lien is permitted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09. The Administrative Agent and the Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s and the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 8.11    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE
91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the
Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.12    Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.12.

Section 8.13    Appointment of Collateral Agent As Security Trustee. For the purposes of any Liens created under an English Law Security Document, the following additional provisions shall apply, in addition to the provisions set out in this Article VIII or otherwise hereunder.
(a)    In this Section 8.13, the following expressions have the following meanings: “Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Loan Party or its assets.

“Charged Property” means the assets of a Loan Party subject to a security interest under an English Law Security Document.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Collateral Agent (in its capacity as security trustee).

(b)    The Secured Parties appoint the Collateral Agent to hold the security interests constituted by the English Law Security Documents on trust for the Secured Parties on the terms of the Loan Documents and the Collateral Agent accepts that appointment.

(c)    The Collateral Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.

(d)    Nothing in this Agreement constitutes the Collateral Agent as a trustee or fiduciary of, nor shall the Collateral Agent have any duty or responsibility to, any Loan Party.

(e)    The Collateral Agent shall have no duties or obligations to any other person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.

(f)    The Collateral Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the English Law Security Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.
(g)    The Collateral Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Collateral Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Collateral Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Collateral Agent by the English Law Security Documents as may be conferred by the instrument of appointment of that person.

(h)    The Collateral Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).

(i)    The Collateral Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Collateral Agent.

(j)    Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Collateral Agent (in its capacity as security trustee) under the English Law Security Documents, and each reference to the Collateral Agent (where the context requires that such reference is to the Collateral Agent in its capacity as security trustee) in the provisions of the English Law Security Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(k)    Each Secured Party confirms its approval of the English Law Security Documents and authorizes and instructs the Collateral Agent: (i) to execute and deliver the English Law Security Documents; (ii) to exercise the rights, powers and discretions given to the Collateral Agent (in its capacity as security trustee) under or in connection with the English Law Security Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Collateral Agent (in its capacity as security trustee) on behalf of the Secured Parties under the English Law Security Documents.

(l)    The Collateral Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(m)    Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by an English Law Security Document and accordingly authorizes: (a) the Collateral Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (b) the Land Registry (or other relevant registry) to register the Collateral Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(n)    Except to the extent that an English Law Security Document otherwise requires, any moneys which the Collateral Agent receives under or pursuant to an English Law Security Document may be: (a) invested in any investments which the Collateral Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Collateral Agent) on terms that the Collateral Agent thinks fit, in each case in the name or under the control of the Collateral Agent, and the Collateral Agent shall hold those moneys, together with any accrued income (net of any applicable Taxes) to the order of the Lenders, and shall pay them to the Lenders on demand.

(o)    On a disposal of any of the Charged Property which is permitted under the Loan Documents, the Collateral Agent shall (at the cost of the Loan Parties) execute any release of the English Law Security Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Collateral Agent considers desirable.

(p)    The Collateral Agent shall not be liable for:

(i)    any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by an English Law Security Document;
(ii)    any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by an English Law Security Document;

(iii)    the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or

(iv)    any shortfall which arises on enforcing an English Law Security Document.

(q)    The Collateral Agent shall not be obligated to:

(i)    obtain any authorization or environmental permit in respect of any of the Charged Property or an English Law Security Document;

(ii)    hold in its own possession an English Law Security Document, title deed or other document relating to the Charged Property or an English Law Security Document;

(iii)    perfect, protect, register, make any filing or give any notice in respect of an English Law Security Document (or the order of ranking of an English Law Security Document), unless that failure arises directly from its own gross negligence or willful misconduct; or

(iv)    require any further assurances in relation to an English Law Security Document.

(r)    In respect of any English Law Security Document, the Collateral Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(s)    In respect of any English Law Security Documents, the Collateral Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Collateral Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Collateral Agent has failed to do so within fourteen (14) days after receipt of that request.

(t)    Every appointment of a successor Collateral Agent under an English Law Security Documents shall be by deed.

(u)    Section 1 of the Trustee Act 2000 shall not apply to the duty of the Collateral Agent in relation to the trusts constituted by this Agreement.

(v)    In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 or the Trustee Act 2000, the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

(w)    The perpetuity period under the rule against perpetuities if applicable to this Agreement and any English Law Security Document shall be 80 years from the date of this Agreement.

Section 8.14    Parallel Debt (Covenant to pay the Collateral Agent).

(a)    Each of the Loan Parties hereby irrevocably and unconditionally agrees and undertakes with the Collateral Agent (by way of an abstract acknowledgement of debt) and each Secured Party acknowledges that each of the Loan Parties shall pay to the Collateral Agent sums equal to, and in the currency of, any sums owing by it to a Secured Party (other than to the Collateral Agent solely by operation of this provision) under any Loan Documents together with the Obligations.

(b)    The Collateral Agent, the Loan Parties and each of the other Secured Parties further agree that the Collateral Agent shall be the joint and several creditor (together with the relevant other Secured Party) of each and every obligation of the Loan Parties towards that other Secured Party under the Loan Documents (together with the Obligations) and that accordingly the Collateral Agent will have its own and independent right to demand performance by the Loan Parties of those obligations in full.

Section 8.15 Appointment of Collateral Agent As Security Trustee (Ireland). For the purposes of any Liens created under an Irish Law Security Document, the following additional provisions shall apply, in addition to the provisions set out in this Article VIII or otherwise hereunder.
(a)    In this Section 8.15, the following expressions have the following meanings: “Appointee” means any receiver, administrator, examiner or other insolvency officer appointed in respect of any Loan Party or its assets.

“Charged Property” means the assets of a Loan Party subject to a security interest under an Irish Law Security Document.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Collateral Agent (in its capacity as security trustee).

(b)    The Secured Parties appoint the Collateral Agent to hold the security interests constituted by the Irish Law Security Documents on trust for the Secured Parties on the terms of the Loan Documents and the Collateral Agent accepts that appointment.

(c)    The Collateral Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.

(d)    Nothing in this Agreement constitutes the Collateral Agent as a trustee or fiduciary of, nor shall the Collateral Agent have any duty or responsibility to, any Loan Party.

(e)    The Collateral Agent shall have no duties or obligations to any other Person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.

(f)    The Collateral Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the Irish Law Security Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.

(g)    The Collateral Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Collateral Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Collateral Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Collateral Agent by the Irish Law Security Documents as may be conferred by the instrument of appointment of that person.

(h)    The Collateral Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).
(i)    The Collateral Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Collateral Agent.

(j)    Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Collateral Agent (in its capacity as security trustee) under the Irish Law Security Documents, and each reference to the Collateral Agent (where the context requires that such reference is to the Collateral Agent in its capacity as security trustee) in the provisions of the Irish Law

Security Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(k)    Each Secured Party confirms its approval of the Irish Law Security Documents and authorizes and instructs the Collateral Agent: (i) to execute and deliver the Irish Law Security Documents; (ii) to exercise the rights, powers and discretions given to the Collateral Agent (in its capacity as security trustee) under or in connection with the Irish Law Security Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Collateral Agent (in its capacity as security trustee) on behalf of the Secured Parties under the Irish Law Security Documents.

(l)    The Collateral Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(m)    Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by an Irish Law Security Document and accordingly authorizes: (a) the Collateral Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (b) the Irish Property Registry Authority (or other relevant registry) to register the Collateral Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(n)    Except to the extent that an Irish Law Security Document otherwise requires, any moneys which the Collateral Agent receives under or pursuant to an Irish Law Security Document may be: (a) invested in any investments which the Collateral Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Collateral Agent) on terms that the Collateral Agent thinks fit, in each case in the name or under the control of the Collateral Agent, and the Collateral Agent shall hold those moneys, together with any accrued income (net of any applicable Taxes) to the order of the Lenders, and shall pay them to the Lenders on demand.

(o)    On a disposal of any of the Charged Property which is permitted under the Loan Documents, the Collateral Agent shall (at the cost of the Loan Parties) execute any release of the Irish Law Security Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Collateral Agent considers desirable.

(p)    The Collateral Agent shall not be liable for:

(i)    any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by an Irish Law Security Document;

(ii)    any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by an Irish Law Security Document;

(iii)    the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or

(iv)    any shortfall which arises on enforcing an Irish Law Security Document.
(q)    The Collateral Agent shall not be obligated to:

(i)    obtain any authorization or environmental permit in respect of any of the Charged Property or an Irish Law Security Document;

(ii)    hold in its own possession an Irish Law Security Document, title deed or other document relating to the Charged Property or an Irish Law Security Document;

(iii)    perfect, protect, register, make any filing or give any notice in respect of an Irish Law Security Document (or the order of ranking of an Irish Law Security Document), unless that failure arises directly from its own gross negligence or willful misconduct; or

(iv)    require any further assurances in relation to an Irish Law Security Document.

(r)    In respect of any Irish Law Security Document, the Collateral Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(s)    In respect of any Irish Law Security Documents, the Collateral Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or
(ii) the failure of the Collateral Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Collateral Agent has failed to do so within fourteen (14) days after receipt of that request.

(t)    Every appointment of a successor Collateral Agent under an Irish Law Security Documents shall be by deed.

(u)    Where there are any inconsistencies between the Trustee Acts 1888 to 1989 of Ireland and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail.

(v)    The rights, powers, authorities and discretions given to the Collateral Agent under or in connection with this Agreement and the Irish Law Security Documents shall be supplemental to the Trustee Acts 1888 to 1989 and in addition to any which may be vested in the Collateral Agent by law or regulation or otherwise.

ARTICLE IX

Miscellaneous

Section 9.01    Notices; Communications.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to any Loan Party, the Administrative Agent as of the Closing Date, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided, that approval of such procedures may be limited to particular notices or communications.

(c)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause
(i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)    Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such
Section 9.01(b).

(e)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)    Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent’s website on the Internet at the website address listed on
Schedule 9.01, or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrowers shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(g)    The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the related parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the making by the Lenders of the Term Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, the provisions of Sections 2.15, 2.16, 2.17 and 9.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans, the occurrence of the Termination Date or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.03    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.

Section 9.04    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than as permitted by Section 6.05, the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this
Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)    (i) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Term Loans at the time owing to it) with the prior written consent of:

(A)    the Borrower Representative (such consent not to be unreasonably withheld, delayed or conditioned), which consent will be deemed to have been given if the Borrower Representative has not responded within ten (10) Business Days after the delivery of any request for such consent; provided, that no consent of the Borrower Representative shall be required (x) for an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or (y) if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, for an assignment to any person; and
(B)    the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, or an Approved Fund.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Term Loans under any Facility, the amount of the applicable Commitments or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, unless each of the Borrowers and the Administrative Agent otherwise consent; provided, that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing; provided, further, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds being treated as one assignment), if any;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Term Loans;

(C)    the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance and any form required to be delivered pursuant to Section 2.17 via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(D)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E)    the Assignee shall not be (i) any Borrower or any of the Borrowers’ Affiliates or Subsidiaries except in accordance with Section 9.04(g), (ii) any Disqualified Institution (but solely to the extent the DQ List has been made available to the assigning Lender pursuant to Section 9.04(i) or (iii) a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons).

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Any assigning Lender shall, in connection with any potential assignment, provide to the Borrowers a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing.

(iii)    Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16,

2.17 and 9.05 (subject to the limitations and requirements of those Sections, including, without limitation, the requirements of Section 2.17(e))). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04 (except to the extent such participation is not permitted by such clause (c) of this Section 9.04 (other than any provision in such clause (c) relating to Disqualified Institutions), in which case such assignment or transfer shall be null and void).

(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(ii)(C) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(b), 2.18(d) or 8.07, the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).

(c)    (i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations in Term Loans and Commitments to one or more banks or other entities other than any person that, at the time of such participation, is (I) the Borrowers or any of their Subsidiaries or any of their respective Affiliates or
(II) a Disqualified Institution (but solely to the extent the DQ List has been posted to the Platform pursuant to Section 9.04(i)) (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and the Term Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to the first proviso to Section 9.08(b) and (2) directly affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (c)(iii) of this Section 9.04, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19, including, without limitation, the requirements of Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest amounts of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of this Section 9.04(c), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Term Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Term Loan or other Loan Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii)    A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent (i) such greater entitlement results from a Change in Law after the date on which such participation is acquired or (ii) the sale of the participation to such Participant is made with the Borrowers’ prior written consent (not to be unreasonably withheld or delayed), which consent shall state that it is being given pursuant to this Section 9.04(c)(iii); provided, that each potential Participant shall provide such information as is reasonably requested by the Borrowers in order for the Borrowers to determine whether to provide their consent.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank (or other central bank) and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)    The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (d) above.

(f)    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Term Loans it may have funded hereunder to its designating Lender without the consent of any Borrower or the Administrative Agent. Each of the Borrowers, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency, administration, examinership or liquidation proceeding under any insolvency or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g)    Notwithstanding anything to the contrary contained in this Section 9.04 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of the Term Loans owing to it to Parent or its Subsidiaries on a non-pro rata basis subject to the following limitations:

(i)    Parent or its Subsidiaries may conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans, provided that, (A) notice of the Auction shall be made to all Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 9.04(g) and the Auction Procedures set forth on Exhibit M and are otherwise reasonably acceptable to the Borrowers, the Auction Manager, and the Administrative Agent;

(ii)    With respect to all repurchases made by Parent and its Subsidiaries pursuant to this Section 9.04(g), (A) the Borrower Representative shall deliver to the Auction Manager a certificate of a Responsible Officer stating that (1) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (2) as of the launch date of the related Auction and the effective date of any Auction Assignment and Acceptance, it is not in possession of any non-public information regarding Parent, its Subsidiaries or its Affiliates, or their assets, each Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Auction Assignment and Acceptance or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, Administrative Agent and the Lenders or, if it is unable to make such representation, inform the assignor Lender of such inability and the assignor Lender will deliver written assurance that it is a sophisticated investor and is willing to proceed with the Assignment notwithstanding the absence of such representation and (B) the assigning Lender and Parent or its Subsidiary, as applicable, shall execute and deliver to the Auction Manager and the Administrative Agent an Auction Assignment and Acceptance;

(iii)    Following any repurchase by Parent or its Subsidiaries pursuant to this Section 9.04(g), the Term Loans so repurchased shall, without further action by any person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrowers), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Term Loans repurchased and cancelled pursuant to this Section 9.04(g), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation; and

(iv)    no such purchase shall be funded with any drawings under the ABL Credit Agreement.

(h)    [Reserved].

(i)    (i) No assignment shall be made to any person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such person (unless the Borrower Representative has consented to such assignment as otherwise contemplated by this Section 9.04, in which case such person will not be considered a Disqualified Institution for the purpose of such assignment). Any assignment in violation of this clause (i)(i) shall not be void, but the other provisions of this clause (i) shall apply.

(ii)    If any assignment is made to any Disqualified Institution without the Borrower Representative’s prior consent in violation of clause (i) above, or if any person becomes a Disqualified Institution after the applicable Trade Date, the Borrower Representative may, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this

Section 9.04), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) such assignment does not conflict with applicable law and (ii) in the case of clause (A), the Borrower Representative shall not use the proceeds from any Term Loans to prepay Term Loans held by Disqualified Institutions. The processing and recordation fee (if any) specified in Section 9.04(b) shall be waived with respect to any assignment pursuant to this Section 9.04(i)(ii).

(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)    The Administrative Agent shall post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (the “DQ List”) on the Platform to “public siders” and/or “private siders” and/or provide the DQ List to each Lender requesting the same.

(j)    Spanish Law Particularities:

(i)    At the reasonable request of the Administrative Agent, each of the Assignee and the existing Lender (each at its own cost) shall promptly formalize the duly completed transfer certificate and/or assignment agreement as a Spanish Public Document.

(ii)    The Parties agree that a transfer or assignment under this Section 9.04 shall constitute a transfer of any Spanish Law Security Document to the Assignee in the manner set out in Article 1,203 et seq. of the Spanish Civil Code, and with the effects set out in Article 1,528 of the Spanish Civil Code.

(iii)    Each Spanish Loan Party hereby expressly waives any right it may have in the future under article 1,535 of the Spanish Civil Code to any extent it may be applicable.

(iv)    Each Spanish Loan Party (and each other Loan Party having executed a Spanish Law Share Pledge) accepts all transfers and assignments made by the Lenders under and in accordance with the terms of this Agreement without requiring any additional formalities, and undertakes, if necessary, to cooperate in the granting of any Spanish Public Document required for such purposes (at the cost of the Assignee or the existing Lender).

Section 9.05    Expenses; Indemnity.

(a)    The Borrowers shall reimburse (a) all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Collateral Agent and each Arranger (including due diligence expenses, syndication expenses, travel expenses and reasonable fees, charges and disbursements of one firm of counsel for the
Administrative Agent, the Collateral Agent and the Arrangers (and one local counsel in any relevant jurisdiction (including, without limitation, each Specified Jurisdiction)), notarial fees relating to any Spanish Public Document and registration fees, if any, notarial fees relating to any Polish Law Security Documents and registration fees, and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and one additional local counsel in any relevant jurisdiction)) incurred in connection with the preparation of this Agreement and the other Loan Documents or the administration, amendment, modification or waiver thereof and (b) if an Event of Default occurs, all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and each Lender, including the fees and disbursements of one firm of counsel (and one local counsel in any relevant jurisdiction) and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction) in connection with such Event of Default and collection, bankruptcy, insolvency, administration, Irish examinership and other enforcement proceedings resulting therefrom (including notarial fees relating to any Spanish Public Document, court clerk fees (procurador) (even if their intervention is not mandatory), court costs and any sworn translation costs and together with any applicable VAT).

(b)    The Borrowers shall indemnify and hold harmless each Lender, the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Arranger and each of their respective affiliates and their respective officers, directors, employees, advisors, and agents (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (including environmental liabilities) and related expenses (including the fees, charges and disbursements of any counsel for any Indemnified Person) to which any such Indemnified Person may become subject arising out of or in connection with the execution or delivery of this Agreement, any other Loan Documents, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its related parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.17), the use of the proceeds of Term Loans thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto and regardless of whether brought by a third party or by Parent or any of its affiliates (any of the foregoing, a “Proceeding”), and to reimburse each Indemnified Person upon demand for any reasonable and documented legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that (i) the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses (A) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person or any of its Related Persons, (B) to the extent resulting from any Proceeding that does not involve an act or omission of Parent or any of its Affiliates and that is brought by an Indemnified Person solely against another Indemnified Person, other than claims against the Administrative Agent, any Arranger or any other agent in its capacity in fulfilling its role as an agent or Arranger under the Loan Documents or (C) to the extent resulting from a material breach by such Indemnified Person or any Related Person thereof of its obligations under the Loan Documents as found by a final, non-appealable judgment of a court of competent jurisdiction. No Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnified Person or any Related Person thereof as found by a final, non-appealable judgment of a court of competent jurisdiction), it being understood that the use of electronic telecommunications or other information transmission systems will not itself constitute bad faith, gross negligence or willful misconduct. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the occurrence of the Termination Date, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested. A “Related Person” of an Indemnified

Person shall mean (a) any controlling person, controlled affiliate or subsidiary of such Indemnified Person, (b) the respective directors, officers or employees of such Indemnified Person or any of its subsidiaries, controlled affiliates or controlling persons and (c) the respective agents and advisors of such Indemnified Person or any of its subsidiaries, controlled affiliates or controlling persons.
(c)    This Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim).

(d)    The Loan Parties shall not be liable to the Arrangers or any Indemnified Person for any special, indirect, consequential or punitive damages in connection with the Loan Documents; provided that this sentence shall not limit the Borrowers’ indemnification obligations as set forth in this Section 9.05. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including the internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnified Person or any Related Person thereof as found by a final, non-appealable judgment of a court of competent jurisdiction), it being understood that the use of electronic telecommunications or other information transmission systems will not itself constitute bad faith, gross negligence or willful misconduct

(e)    The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations, the occurrence of the Termination Date and the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(f)    To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 9.05 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the outstanding Term Loans at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ share of the outstanding Term Loans at such time (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

Section 9.06    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Borrower or any Subsidiary against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that any recovery by any Lender or any Affiliate pursuant to its setoff rights under this Section 9.06 is subject to the provisions of Section 2.18(c).

Section 9.07    Applicable Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 9.08    Waivers; Amendment.

(a)    No failure or delay of the Administrative Agent, the Collateral Agent, any Arranger or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Arranger and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Term Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Arranger or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, 2.22 or 2.23, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, the Administrative Agent and the Required Lenders and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i)    decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Term Loan, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that (x) any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i) even if the effect of such amendment would be to reduce the rate of interest on any Term Loan or to reduce any fee payable hereunder and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrowers to pay interest or fees at the applicable default rate set forth in Section 2.13(c);

(ii)    increase or extend the Commitment of any Lender, or decrease any fees of any Lender without the prior written consent of such Lender directly adversely affected thereby (which, notwithstanding the foregoing, with respect to any such extension or decrease, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii);

(iii)    extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date, or extend any date on which payment of interest (other than interest payable at the applicable default rate of interest set forth in Section 2.13(c)) on any Term Loan or any fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification);

(iv)    amend the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby or the definition of “Pro Rata Share”, without the prior written consent of each Lender adversely affected thereby;

(v)    amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loans and Commitments are included on the Closing Date);

(vi)    except as provided in Section 9.18, release all or substantially all of the Collateral, any Borrower or all or substantially all of the value of the Guarantees provided by the Guarantors taken as a whole without the prior written consent of each Lender;

(vii)    effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, further, that (a) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent affected thereby, as applicable, and (b) Schedules 3.04, 3.05, 3.16, 6.01, 6.02(a), 6.04,
6.07 and 9.01 may be updated as expressly provided for in this Agreement. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

(c)    Without the consent of any Lender, the Loan Parties and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to:

(i)    effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties,

(ii)    include holders of Other First Liens or (to the extent necessary or advisable under applicable local law) Junior Liens in the benefit of the Security Documents in connection with the incurrence of any Other First Lien Debt or Indebtedness permitted to be secured by Junior Liens and to give effect to any Intercreditor Agreement associated therewith, or

(iii)    as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(d)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees and other obligations in respect thereof and (ii) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders, and for purposes of the relevant provisions of Section 2.18(b).

(e)    Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrowers and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Other Term Loan Commitments and Other Term Loans in a manner consistent with Sections 2.21, 2.22 and 2.23 as may be necessary to establish such Other Term Loan Commitments and Other Term Loans as a separate Class or tranche from the existing Term Facility Commitments or
Term Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately, (B) to integrate any Other First Lien Debt or (C) to cure any ambiguity, omission, error, typographical error, defect or inconsistency.

(f)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

Section 9.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.10    Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto (and the Indemnified Persons) rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 9.14    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15    Jurisdiction; Consent to Service of Process.

(a)    Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the courts of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York, sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably waives the right to any other jurisdiction to which it may be entitled by reason of domicile, place of residence or any other reason and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the other parties or any Affiliate thereof in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than such courts, except as provided otherwise in any Specified Foreign Loan Document. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party (except Mexican Loan Parties) or its properties in the courts of any competent jurisdiction.

(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (a) of this Section 9.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

(d)    Each Loan Party party hereto irrevocably and unconditionally appoints the Lead Borrower, with an office on the date hereof at 49200 HALYARD DRIVE, PLYMOUTH, MI 48170, and its successors hereunder (in each case, the “Process Agent”), as its agent to receive on behalf of each such Loan Party and its property all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York and, in the case of Mexican Loan Parties, agree to grant before a notary public in Mexico an irrevocable power-of-attorney for lawsuits and collections (poder irrevocable para pleitos y cobranzas) in favor of the Process Agent in form and substance reasonably acceptable to the Administrative Agent or its counsel and to maintain such power-of-attorney in effect for at least 6 months after all amounts hereunder and under the other Loan Documents shall have been paid in full; provided that to the extent the Process Agent is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia, the Process Agent agrees to maintain an office in the United States (which may be effected through a sub-agent) for service of process. Such service may be made by mailing or delivering a copy of such process to the respective Loan Party in care of the Process Agent at the address specified above for the Process Agent, and such Loan Party irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the respective Loan Party, or failure of the respective Loan Party, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or any such Loan Party, or of any judgment based thereon. Each Loan Party party hereto covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 9.16    Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to Parent, any Borrower and any Subsidiary or their respective businesses furnished to it by or on behalf of Parent, any Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to any Borrower or any other Loan Party) and shall not reveal the same other than to its Related Parties and any numbering, administration or settlement service providers or to any person that approves or administers the Term Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with applicable laws or any legal process or the requirements of any Governmental Authority purporting to have jurisdiction over such person or its Related Parties, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates and their Related Parties including auditors, accountants, legal counsel and other advisors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty (or its Related Parties) in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (G) on a confidential basis to (i) any rating agency in connection with rating Parent, any Borrower or their Subsidiaries or the facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (H) with the prior written consent of any Borrower, (I) to the extent routinely provided by the Agents, the Lenders and arrangers to data service providers, including league table providers, that serve the lending industry and (J) to any other party to this Agreement.

Section 9.17    Platform; Borrower Materials. The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be
“public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their respective Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrowers hereby agree that they will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as solely containing information that is either
(A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to Parent or the Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and
(iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES OR ANY ARRANGER IN CONNECTION
WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, its Related Parties or the Arrangers have any liability to Parent, the Borrowers, any Lender or any other person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

Section 9.18    Release of Liens and Guarantees.

(a)    The Lenders and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall (1) be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below; (ii) upon the Disposition (other than any lease or license) of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction permitted by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased or licensed to a Loan Party, upon termination or expiration of such lease or license (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor (other than Parent or a Borrower), upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Guarantee Agreement or clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, (vii) upon such Collateral becoming Excluded Property, and (viii) in the case of Permitted Receivables Facility Assets or Securitization Assets, upon the Disposition thereof by any Loan Party to a Receivables Entity or Securitization Entity, as applicable, of such Permitted Receivables Facility Assets or Securitization Assets, pursuant to a Qualified Receivables Facility or in connection with a Qualified Securitization Transaction, in each case to the extent permitted hereunder, and (2) be released in the circumstances, and subject to the terms and conditions, provided in Section 8.10 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without any further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

(b)    In addition, the Lenders and the other Secured Parties hereby irrevocably agree that any Guarantor (other than Parent) shall be released from its respective Guarantee (i) automatically upon consummation of any transaction permitted hereunder (x) resulting in such Subsidiary ceasing to constitute a Subsidiary or (y) in the case of any Guarantor (other than Parent and the Borrowers) which would not be required to be a Guarantor because it is or has become an Excluded Subsidiary, in each case following a written request by the Borrowers to the Administrative Agent requesting that such person no longer constitute a Guarantor and certifying its entitlement to the requested release (and the Collateral Agent may rely conclusively on a certificate to the foregoing effect without further inquiry); provided, that any such release pursuant to the preceding clause (y) shall only be effective if (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) such Subsidiary owns no assets which were previously transferred to it by another Loan Party which constituted Collateral or proceeds of Collateral (or any such transfer of any such assets would be permitted hereunder immediately following such release), (C) at the time of such release (and after giving effect thereto), all outstanding Indebtedness of, and Investments previously made in, such Subsidiary would then be permitted to be made in accordance with the relevant provisions of Sections 6.01 and 6.04 (for this purpose, with the Borrowers being required to reclassify any such items made in reliance upon the respective Subsidiary being a Guarantor on another basis as would be permitted by such applicable Section), and any previous Dispositions thereto pursuant to Section 6.05 shall be re-characterized and would then be permitted as if same were made to a Subsidiary that was not a Guarantor (and all items described above in this clause (C) shall thereafter be deemed recharacterized as provided above in this clause (C)) and (D) such Subsidiary shall not be (or shall be simultaneously be released as) a guarantor with respect to any Refinancing Notes, Permitted Debt or any Permitted Refinancing Indebtedness with respect to the foregoing or (ii) if the release of such Guarantor is approved, authorized or ratified by the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 9.08).

(c)    The Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18, all without the further consent or joinder of any Lender or any other Secured Party. Upon the effectiveness of any such release, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrowers and at the Borrowers’ expense in connection with the release of any Liens created by any Loan Document in respect of such Loan Party, property or asset; provided, that (i) the Administrative Agent shall have received a certificate of a Responsible Officer of Parent containing such certifications as the Administrative Agent shall reasonably request, (ii) the Administrative Agent or the Collateral

Agent shall not be required to execute any such document on terms which, in the applicable Agent’s reasonable opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (iii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery of documents pursuant to this Section 9.18(c) shall be without recourse to or warranty by the Administrative Agent or Collateral Agent.

(d)    Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, upon request of the Borrower Representative, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, including, without limitation, original executed releases of the Mortgages in recordable or registerable form and any reasonable assistance as may be required to make any applicable recording, filing or registration of such releases, whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) any contingent indemnification obligations or expense reimbursement claims not then due; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Representative containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded, avoided or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation, administration or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrower Representative agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interests in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).

(e)    Obligations of Parent or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements or any Secured Cash Management Agreements.

Section 9.19    USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.20    Agency of Parent for the Loan Parties. Each of the other Loan Parties hereby appoints the Borrower Representative as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 9.21    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation

Assignment and Acceptances, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.22    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.

Section 9.23    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from either of them to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from either Borrower in the Agreement Currency, the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers.

Section 9.24    Distributable Reserves. Nothing in this Agreement or any other Loan Document will prevent any of Parent, the Borrowers or any of the Subsidiaries from reducing its company capital in any way permitted by applicable law and the Lenders hereby consent to any such reduction of company capital and, without limiting the foregoing, consent to and agree not to object to any such reduction of company capital by way of court or other procedure required to implement any such reduction of company capital. Notwithstanding the foregoing, nothing in this Section 9.24 shall diminish the applicability of the covenants contained in Article VI hereof.

Section 9.25    Restricted Lenders. With respect to each Lender that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) (each a “Restricted Lender”), Section 3.23 and, solely as it relates to compliance with Section 3.23, Article IV shall only apply to the extent that such provision would not result in (a) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (b) a violation or conflict with section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) or a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of Section 3.23 and, solely as it relates to compliance with Section 3.23, Article IV of which a Restricted Lender does not have the benefit, to the extent that on or prior to the date of such amendment, waiver, determination or direction (and until such time as Lender shall advise the Administrative Agent and the Borrower Representative in writing otherwise), such Lender has advised the Administrative Agent and the Borrower Representative in writing that it does not have such benefit, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Required Lenders has been obtained or whether the determination or direction by the Required Lenders has been made.

Section 9.26    No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledge and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders, the Documentation Agents and the Arrangers are arm’s-length commercial transactions between the Borrowers, Parent and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Documentation Agents and the Arrangers, on the other hand, (B) each of the Borrowers and Parent have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and Parent are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender, each Documentation Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, Parent or any of their respective Affiliates, or any other person and (B) neither the Administrative Agent, nor any Lender, Documentation Agent or Arranger has any obligation to the Borrower, Parent or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender, each Documentation Agent and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, Parent and their respective Affiliates, and neither the Administrative Agent nor any Arranger, Lender or documentation agent has any obligation to disclose any of such interests to the Borrowers, Parent or any of their respective Affiliates. Each of the Borrowers agrees that it will not take any position or bring any claim against any of the Administrative Agent, Lenders, Documentation Agents or Arrangers that is contrary to the preceding sentence.

Section 9.27    Spanish Provisions Relating to Executive Proceedings.

(a)    Spanish Public Documents:

(i)    At the reasonable request of the Administrative Agent or the Collateral Agent, this Agreement and any other Loan Document (as well as any amendments hereto or thereto and any accession deeds) shall be formalized as a Spanish Public Document, so that it may have the status of a notarial document of loan for all purposes contemplated in Article 517, numbers 4º or 5º (as applicable) of the Spanish Civil Procedural Law. Any costs and expenses relating to such formalization shall be paid and satisfied by the Spanish Loan Parties in accordance with this Agreement.

(ii)    Each Spanish Loan Party also undertakes to grant any public or private document reasonably required by the Administrative Agent for the purposes of or in relation to such Spanish Public Document.

(iii)    The costs of issuance of first copies (with and without enforcement title) of such Spanish Public Document shall be borne by the relevant Spanish Loan Party, and the cost regarding the issuance of additional copies will be borne by the Party requesting such additional copies.

(iv)    Each Spanish Loan Party undertakes that the Spanish Public Document shall:

(1)    expressly state that any Secured Party is entitled to claim (subject to any of the applicable guarantee limitations established and subject to compliance with the terms of this Agreement) amounts outstanding under the Loan Documents following any non-payment of principal or interest under this Agreement, in accordance with the terms of this Agreement. This does not prejudice the exercise of any other right and remedy of the Agent or any Finance Party; and
(2)    state any conditions that the Administrative Agent reasonably considers necessary or convenient in respect of the enforceability of the Loan Documents referred to in article 517 et seq. of the Spanish Civil Procedural Law

(b)    Enforcement proceedings:

(i)    Upon enforcement, the sum payable by any Spanish Loan Party shall be the total aggregate amount of the balance of the accounts maintained by the Administrative Agent (or the relevant Lender, as the case may be) pursuant to Section 8.09 (Administrative Agent May File Proofs of Claim: Credit Binding). For the purposes of Articles 571 et seq. of the Spanish Civil Procedural Law, the Parties expressly agree that such balances shall be considered as due, liquid and payable and may be claimed pursuant to the same provisions of such law.

(ii)    For the purpose of the provisions of Art. 571 et seq. of the Spanish Civil Procedural Law, it is expressly agreed by the Parties that the determination of the debt to be claimed through the executive proceedings shall be effected by the Administrative Agent (or the relevant Lender, as the case may be) by means of the appropriate certificate evidencing the balances shown in the relevant account(s) referred to in paragraph (i) above. By virtue of the foregoing, to exercise executive action by the Administrative Agent or any of the Lenders it will be sufficient to present (i) an original notarial first or authentic copy of this Agreement (or accession deed to the same), (ii) a notarial certificate, if necessary, for the purposes described in paragraph (d) below, (iii) the notarial document (acta notarial) which incorporates the certificate issued by the Administrative Agent (or the relevant Lender, as the case may be) of the amount due by the Spanish Loan Party including an excerpt of the credits and debits, including the interest applied, which appear in the relevant account(s) referred to in paragraph (b) above, evidencing that the determination of the amounts due and payable by the Spanish Loan Party have been calculated as agreed in this Agreement and that such amounts coincide with the balance of such accounts, and (iv) a notarial document (acta notarial) evidencing that the Spanish Loan Party has been served notice of the amount that is due and payable.

(iii)    Paragraph (ii) above is also applicable to any Lender with regard to its Commitment. Such Lender may issue an appropriate certification of the balances of the relevant account(s) referred to in paragraph (i) above and certification of the balances of such accounts shall be legalized by a notary.

(iv)    The amount of the balances so established shall be notified to the Spanish Loan Party in an attestable manner at least three (3) Business Days in advance of exercising the executive action set out in paragraph (ii) above.

(v)    The Spanish Loan Parties hereby expressly authorize the Administrative Agent (and each Lender, as appropriate) to request and obtain certificates and documents issued by the notary who has formalized this Agreement (or any accession deed or amendment thereto) in order to evidence its compliance with the entries of his registry-book and the relevant entry date for the purpose of numbers 4º or 5º (as applicable) of Article 517 of the Spanish Civil Procedural Law. The cost of such certificate and documents will be for the account of the Spanish Loan Parties in the manner provided under this Agreement.

(vi)    For the purposes of article 540.2 of the Spanish Civil Procedural Law, the Loan Parties acknowledge and accept that, provided that the relevant assignment, transfer or change of Lenders has been made in accordance with the terms of this Agreement, any assignment, transfer or change of Lenders may be duly and sufficiently evidenced to any Spanish court by means of a certificate issued by the Administrative Agent confirming who the Lenders are in each moment, and therefore, those who are certified as Lenders by the Administrative Agent shall be able to initiate enforcement in Spain through procedimiento ejecutivo without further evidence being required.
Section 9.28    Luxembourg Law Provisions.

It is hereby expressly accepted and confirmed that, for the purposes of articles 1278 and article 1281 of the Luxembourg civil code, notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with, the provisions of this Agreement, any security provided pursuant to a Loan Document to which a Luxembourg Loan Party is a party shall be preserved, for the purposes of Luxembourg law, for the benefit of any new Lender.

It is further expressly accepted and confirmed that, notwithstanding the foregoing or anything to the contrary in the Loan Documents, each of the Luxembourg Loan Parties shall not grant any guarantee or security other than in respect of the liabilities owed by any holding company, subsidiary, or fellow subsidiary, or any other company which belong to their group of companies.

Section 9.29    UK “Know Your Customer” Checks.

(a)    If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an English Loan Party after the date of this Agreement; (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or (iv) any law, regulation, applicable market guidance or internal policy in relation to the period review and/or updating of customer information obliges the Administrative Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each English Loan Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents; and

(b)    Each Lender shall promptly upon the request of the supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

Section 9.30    Ireland “Know Your Customer” Checks. (a) If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii) any change in the status of an Irish Loan Party after the date of this Agreement; (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or (iv) any law, regulation, applicable market guidance or internal policy in relation to the period review and/or updating of customer information obliges the Administrative Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Irish Loan Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents; and

(b)    Each Lender shall promptly upon the request of the supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the
Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

Section 9.31    Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 9.31, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.32    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender (the “Credit Party”), whether or not in respect of an Obligation due and owing by a Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

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